As filed with the U.S. Securities and Exchange Commission on April 29, 2010

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Pre Effective Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW ENERGY TECHNOLOGIES, INC.

(Name of Small Business Issuer in Its Charter)

NEVADA	3674	59-3509694
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

New Energy Technologies, Inc. 3905 National Drive Suite 110 Burtonsville, Maryland 20866 Telephone: (800) 213-0689	Meetesh V. Patel Chief Executive Officer and President New Energy Technologies, Inc. 3905 National Drive Suite 110 Burtonsville, Maryland 20866 Telephone: (800) 213-0689
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Copies of all communications and notices to:

Joseph Sierchio, Esq.

Sierchio & Company, LLP

430 Park Avenue

7th Floor

New York, New York 10022

Telephone: (212) 246-3030

Facsimile: (212) 246-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

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 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, check here:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration Fee (3)
Common Stock, $0.001 par value (4)	9,700,000	$1.12	$10,864,000	$606
Common Stock, $0.001 par value (5)	350,000	$1.66	$581,000	$41
Total	10,050,000	-	$11,445,000	$647

(1)  In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)   Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the closing price as reported on the Over the Counter Bulletin Board on September 17, 2009 which was $1.12 per share.

(3)  Previously paid.

(4)   Represents shares of our common stock were previously acquired by and issued to the Selling Stockholders in private transactions directly with us or with one of our affiliates. All of these shares are offered by the Selling Stockholders.

 (5)  Represents shares of our common stock, par value $0.001 per share, which may be issued upon exercise of outstanding options at prices ranging from $0.44 to $1.66 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 29, 2010

The information in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until this registration statement is declared effective by the United States Securities and Exchange Commission. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

NEW ENERGY TECHNOLOGIES, INC.

 10,050,000 SHARES OF COMMON STOCK

            This Prospectus (the “Prospectus”) relates to the resale by certain of our stockholders named in the section of this Prospectus titled “Selling Stockholders” (the “Selling Stockholders”) of up to 10,050,000 shares of our common stock (the “Shares”). The Shares being offered under this Prospectus are comprised of 9,700,000 Shares that were purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act of 1933 as amended (the “Securities Act”) and 350,000 Shares of common stock which may be issued upon exercise of outstanding options at prices ranging from $0.44 to $1.66 per Share.

            Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholders.

            The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the shares or interests therein may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. The Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act.

            Our common stock is presently quoted for trading under the symbol “NENE” on the over the counter bulletin board (the “OTCBB”). On April 23, 2010 the closing price of the common stock, as reported on the OTCBB was $0.56 per share. The Selling Stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTCBB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this Prospectus titled “PLAN OF DISTRIBUTION.”

            The purchase of the shares offered through this Prospectus involves a high degree of risk.

Please refer to “RISK FACTORS” beginning on page 7.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _______, 2010

     You should rely only on the information contained in this Prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate as of the date on the front of this Prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

     Information contained on our web site does not constitute part of this Prospectus.

PROSPECTUS SUMMARY

            This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "RISK FACTORS" beginning on page 7, and the consolidated financial statements, before making an investment decision.

            Unless the context otherwise requires, the terms “we,” “our,” “us,” “Company” and “New Energy” refer to   New Energy Technologies, Inc.,    a Nevada corporation, and its consolidated subsidiaries.

About Us and Our Business

            We were incorporated in the State of Nevada on May 5, 1998 under the name “Octillion Corp.” with an authorized capital stock of 100,000,000 shares of common stock, $0.001 par value, and 1,000,000 shares of preferred stock, $0.10 par value. As of February 28, 2010, there were 58,600,600 shares of common stock issued and outstanding; there are no preferred shares issued and outstanding.

            We are a development stage company; we have not generated any revenue since inception and we do not expect to generate any revenue for the foreseeable future. We have incurred losses since inception. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.   Please refer to   “RISK FACTORS.”

            Since inception, we have been a technology incubator focused on the identification, acquisition, development and eventual commercialization of emerging technologies initially in the biotech and subsequently in the alternative energy sectors; however, commencing in August 2007 with the spinoff of our then wholly-owned subsidiary, MicroChannel Technologies Corporation, we elected to focus all of our resources on alternative energy technologies. Accordingly, effective December 2, 2008 we changed our name to “New Energy Technologies, Inc.” so as to more accurately reflect our focus on alternative energy technologies.

            Our strategy is to develop new technologies and, where warranted, acquire rights to obtain licenses to technologies and products that are being developed by third parties, primarily universities and government agencies, through sponsored research and development agreements.

            Among our current research and development activities is the development of a technology, through a research agreement  (the “USF Sponsored Research Agreement”)   with the University of South Florida Board of Trustees (“ USF ”) relating to the development of a prototype flexible semi-transparent   organic power foil (1ft by 1ft dimension) for an energy-generating window glass in building-integrated photovoltaic products (the “SolarWindow™ Technology”); the SolarWindow™ Technology would adapt existing home and office glass windows into ones capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure. The SolarWindow™ Technology is subject to a patent application filed by USF (the “USF Patent Application”).   Please refer to “DESCRIPTION OF OUR BUSINESS AND PROPERTY.”

            We are also developing a technology (the “MotionPower™ Technology”) for capturing the kinetic energy of moving vehicles in order to use this captured energy to generate clean electricity.   The

Motion Power™ Technology is subject to nine patent applications filed by us (collectively, the “Motion Power™ Patents”).   Please refer to “DESCRIPTION OF OUR BUSINESS AND PROPERTY.”

             Our corporate headquarters is located at 3905 National Drive, Suite 110, Burtonsville, Maryland 20866. Our telephone number is (800) 213-0689.

Risk Factors

            Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section entitled “RISK FACTORS” beginning on page 7 of this Prospectus.

The Offering

Selling Stockholders

            The shares being offered under this Prospectus are comprised of 9,700,000 shares of our common stock that were purchased by the Selling Stockholders in transactions with us or with our affiliate pursuant to exemptions from the registration requirements of the Securities Act and 350,000 Shares issuable upon exercise of outstanding stock options.   Please refer to “SELLING STOCKHOLDERS.”

Securities Being Offered

            The Selling Stockholders named in this Prospectus are offering for resale up to 10,050,000 shares of our common stock to the public by means of this Prospectus. The shares being offered under this Prospectus are comprised of 9,700,000 Shares that were purchased by the Selling Stockholders in private transactions from us or one of our affiliates pursuant to an exemption from the registration requirements of the Securities Act; and up to 350,000 Shares which may be issued to certain of the Selling Stockholders upon the exercise of outstanding stock options.

            Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholders.

            All of the shares of our common stock, owned by the Selling Stockholders, will be registered by the registration statement of which this Prospectus is a part. The Selling Stockholders may sell some or all of their shares immediately after they are registered.   Please refer to “PLAN OF DISTRIBUTION.”

Offering Price

            The Selling Stockholders may sell their shares pursuant to this Prospectus, at open market, on the OTCBB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this Prospectus titled “PLAN OF DISTRIBUTION.”

Number of Shares Outstanding

            There were 58,600,600 shares of our common stock issued and outstanding at February 28, 2010.

Duration of Offering

            We have agreed to use our commercially reasonable efforts to keep the registration statement of which this Prospectus is part, continuously effective under the Securities Act for the lesser of two years from the date it is declared effective or until all of the securities covered by such registration statement have been sold, or may be sold without volume restrictions pursuant to Rule 144 or any successor rule, as determined by our counsel pursuant to a written opinion letter to such effect, addressed and acceptable to our transfer agent and the affected holders of such securities.

Selected Financial Data

            The following tables set forth a summary of certain selected financial data. You should read this information together with the financial statements and the notes to the consolidated financial statements appearing elsewhere in this Prospectus.

Statements of Operations Data:	For the Three Months Ended February 28, 2010	For the Three Months Ended February 28, 2009
Revenue	$0	$0
Loss from operations	$ (698,005)	$(236,258)
Net loss	$ (133,983)	$ (175,533)
Basic and diluted net loss per share	$ 0.00	$ 0.00
Weighted average shares outstanding used in basic and diluted net loss per share calculation	58,600,600	57,754,600

Statements of Operations Data:	For the Six Months Ended February 28, 2010	For the Six Months Ended February 28, 2009
Revenue	$0	$0
Income (loss) from operations	$ (1,600,301)	$3,043,156
Net income (loss)	$ (45,009)	$ 3,057,418
Basic and diluted net income (loss) per share	$ 0.00	$ 0.05
Weighted average shares outstanding used in basic and diluted net income ( loss) per share calculation	58,600,600	57,754,600

Statements of Operations Data:	For the Year Ended August 31, 2009	For the Year Ended August 31, 2008
Revenue	$0	$0
Income (loss) from operations	$1,950,594	$(5,748,009)
Net income (loss)	$1,961,175	$(5,721,545)
Basic and diluted net income (loss) per share	$0.03	$(0.10)
Weighted average shares outstanding used in basic and diluted net income (loss) per share calculation	57,837,460	55,971,786

Balance Sheet Data:	February 28, 2010	August 31, 2009	August 31, 2008
Cash and cash equivalents	$1,510,880	$2,736,221	$2,992,010
Working capital	$765,438	$2,528,790	$2,941,589
Total assets	$1,615,968	$2,783,366	$3,133,029
Total liabilities	$850,530	$254,576	$191,440
Total stockholders’ equity	$765,438	$2,528,790	$2,941,589

Use of Proceeds

            We will incur all costs associated with this registration statement and Prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Stockholders. We will however receive proceeds from the exercise of any options; any such proceeds will be used for working capital purposes.

Description of Our Common Stock

            Our authorized capital stock consists of stock of 100,000,000 shares of common stock, each with a par value of $0.001, and 1,000,000 shares of preferred stock, each with a par value of $0.10. As of February 28, 2010, there were 58,600,600 shares of common stock were issued and outstanding. No preferred shares were issued and outstanding. This total does not include any shares of common stock issuable upon the exercise of any of our issued and outstanding stock options or stock purchase warrants, including, but not limited to, the Non-redeemable Series E and Series F Warrants.  Please refer to “DESCRIPTION OF OUR SECURITIES.”

RISK FACTORS

            You should carefully consider the risks described below before purchasing any shares. Our most significant risks and uncertainties are described below; if any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire the shares only if you can afford to lose your entire investment. Our filings with the Securities and Exchange Commission also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we have described below. Please refer to “Note Regarding Forward-Looking Statements” on page 20 of this Prospectus

RISKS RELATED TO OUR FINANCIAL CONDITION AND OPERATIONS

            We have experienced significant losses and expect losses to continue for the foreseeable future.

     We are a development stage company; we have not generated any revenue since inception and we do not expect to generate any revenue for the foreseeable future. We had a net loss of $45,009 and net income of $3,057,418  for the six months ended February 28, 2010 and 2009, respectively, and we have incurred a cumulative deficit of $6,540,049 from inception (May 5, 1998) through February 28, 2010. Net loss for the six months ended February 28, 2010, includes a non-cash decrease in fair value of warrant liability of $1,555,998.   Net income for the six months ended February 28, 2009 includes the reversal of stock compensation expense due to the forfeiture of stock options of $3,587,040.  Excluding the decrease in the warrant liability and the reversal of stock compensation expense, we would have recorded a net loss of $1,601,007 and $529,622 for the six months ended February 28, 2010 and 2009.  We anticipate incurring losses at least through February 28, 2011.

             Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

             Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our financial statements as of August 31, 2009. Because we have not yet generated revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. Although we have completed several equity financings, the fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

            The sale by our shareholders of restricted shares, either pursuant to a resale prospectus or Rule 144, may adversely affect our ability to raise the funds we will require to effectuate our business plan.

            We have registered for resale by certain of our shareholders 9,700,000 shares of our common stock previously acquired by them as well as 350,000 Shares which may be issued upon exercise of outstanding options. In addition, of the 58,600,600 shares of our common stock issued and outstanding at December 31, 2009, 36,749,600 shares are deemed "restricted securities," within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

            In general, subject to the satisfaction of certain conditions, Rule 144 permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations described above.

     Under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

            If these shares are sold by our shareholders, either pursuant to a resale prospectus or Rule 144, may adversely affect our ability to raise the funds we will be required to effectuate our business plan.

            Even if financing were available to us, because we cannot currently estimate the amount of funds or time required to commercialize our technologies we may secure less funding than will actually be required for us to effectuate our business plan.

            We cannot currently estimate with any accuracy the amount of either the additional funds (beyond our current contractual requirements) or time required to successfully commercialize either the SolarWindow™ Technology or the MotionPower™ Technology because the actual cost and time may vary significantly depending on results of current basic research and development and product testing, cost of acquiring an exclusive license, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory approval process, manufacturing, marketing and other costs associated with commercialization of products following receipt of regulatory approvals and other factors. Because of this, even if financing were available to us, because we cannot currently estimate the amount of funds or time required to commercialize our technologies we may secure less funding than will actually be required for us to effectuate our business plan; in which event, we would need to cease or curtail our operations.

             Evaluating our business and future prospects may be difficult due to the rapidly changing technological and market landscape.

             There is limited historical information available about our company upon which you can base your evaluation of our business and prospects. The markets we are addressing are rapidly evolving and are experiencing technological advances and new market entrants. Our future success may require us to outsource not only our research efforts, but ultimately, our manufacturing and distribution, and there is no guarantee we can do this at a price that is competitive with our competitors, or that we can gain access to new, more cost effective technologies that may be developed by our competitors. Moreover, the SolarWindow™ Technology and the MotionPower™ Technology are only in the early stages of development and we have limited experience upon which to predict whether it can be successfully commercialized.   Please refer to “RISKS RELATED TO OUR TECHNOLOGIES AND THE INDUSTRIES IN WHICH WE OPERATE” below.

            We may require additional financing to expand, accelerate or sustain our current level of operations beyond February 28, 2011.

            As of February 28, 2010 the Company had working capital of $765,438. Based upon the Company’s current level of operations and expenditures it believes that absent any modification or expansion of its existing research, development and testing activities, the cash on hand should be sufficient to enable the Company to continue operations at least through February 28, 2011.  However, any significant expansion in scope or acceleration in time of the Company’s current research and development activities, or commencement of any marketing activities, will require additional funds.

            Our cash requirements may vary materially from those now planned. We cannot currently estimate with any accuracy the amount of additional capital we may require because the amount needed may vary significantly depending on results of current basic research and development and product testing, cost of acquiring an exclusive (versus non-exclusive) license of the technologies, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory approval process, if any, that must be addressed, manufacturing, marketing and, finally, other costs associated with commercialization of products following receipt of regulatory approvals and other factors.

             If adequate funds are not available or prohibitively expensive when required, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects. We may be required to delay, reduce the scope of or terminate one or more or all of our research programs; to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to SolarWindow™ Technology, or other technologies or products based upon such technologies that we would otherwise seek to develop or commercialize ourselves; or to license the rights to such technologies or products on terms that are less favorable to us than might otherwise be available. If we raise additional funds by issuing equity or debt securities, further dilution to stockholders may result and new investors could have rights superior to existing stockholders.

             Depending on our method of raising funds, now and in the future, your shares may be diluted.

            If we raise additional funds by selling additional shares of our common stock, or securities convertible into or exercisable for shares of our common stock, the ownership interest of our stockholders may be diluted.

            We have not generated revenues and because we currently do not have, and may never develop, any commercialized product, we do not anticipate generating revenues for the foreseeable future.

            As noted above, we have not generated any revenues from our operations. We currently do not have any commercialized products or any source of revenue. We have invested substantially all of our time and resources over the last three years in the identification, acquisition of rights to, and the research and development of technologies. Even if we were to acquire a license for the SolarWindow™ Technology from USF, we will require additional research, development, significant marketing efforts, and in some cases regulatory approval before any of the technologies will generate any revenues. This will necessitate additional investment of time and capital by us.

            We cannot currently estimate with any accuracy the amount of either the additional funds or time required to successfully commercialize either technology, because the actual cost and time may vary significantly depending on results of current basic research and development and product testing, cost of acquiring an exclusive license, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory approval process, manufacturing, marketing and other costs associated with commercialization of products following receipt of regulatory approvals and other factors.

            The success of our research and development activities is uncertain. If the research efforts are not successful, we will be unable to generate revenues from our operations and we will have to cease doing business.

            We are at an early stage of development. Potential commercialization of the SolarWindow™ Technology and the MotionPower™ Technology require significant further research, development, testing, as well as additional capital investment before we can determine whether we will elect to acquire a license to the SolarWindow™ technology; accordingly, we cannot now project whether the ultimate results of these projects will prove successful or form the basis for a commercially viable technology or product.

            If results of the continuing research project do not warrant continued development of either of the SolarWindow™ Technology or the MotionPower™ Technology, we may need to abandon our business model, in which case our shares may have no value and you may lose your investment.

            We anticipate we will remain engaged in research and development for a considerable period of time, at least through our 2010 fiscal year end. Research and development activities, by their nature, preclude definitive statements as to the time required and costs involved in reaching certain objectives. Actual costs may exceed the amounts we have budgeted and actual time may exceed our expectations. As we have indicated, we cannot currently estimate with any accuracy the amount of additional funds we will ultimately require to commercialize one or both of our sponsored technologies. We may be unable to generate adequate revenue from operations or be able to financially support the level of research required to develop a commercially viable technology or product.

            We lack sales and marketing experience and will likely rely on third party marketers.

            We expect to market and sell or otherwise commercialize the SolarWindow™ Technology or the MotionPower™ Technology (or any products derived from the technology) through distribution, co-marketing, co-promotion or licensing arrangements with third parties. Our management has limited experience in sales, marketing or distribution of photovoltaic and energy capture products. To the extent that we enter into distribution, co-marketing, co-promotion or licensing arrangements for the marketing or sale of the SolarWindow™ Technology or the MotionPower™ Technology (or any products derived from the technology) any revenues received by us will be dependent on the efforts of third parties. If any such parties were to breach or terminate its agreement with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of the SolarWindow™ Technology or the MotionPower™ Technology (or any products derived from the technology) would be delayed or terminated and would adversely affect our ability to generate revenues and our profitability.

RISKS RELATED TO OUR TECHNOLOGIES

AND THE INDUSTRIES IN WHICH WE OPERATE

            The development of the SolarWindow™ technology or the MotionPower™ technology is subject to the risks of failure inherent in the development of any novel technology.

            Ultimately, the development and commercialization of the SolarWindow™ Technology or the MotionPower™ Technology are subject to a number of risks that are particular to the development and commercialization of any novel technology. These risks include the following:

•         our failure to acquire or maintain license rights to the SolarWindow™ Technology, or products developed from the SolarWindow™ Technology;

•         the SolarWindow™ Technology or the MotionPower™ Technology (or any products derived from the technology) may prove to be ineffective, unsafe or otherwise fail to receive necessary regulatory approvals;

•         the SolarWindow™ Technology or the MotionPower™ Technology (or any products derived from the technology), even if safe and effective, may be difficult to manufacture on a large scale or uneconomical to market;

•         our marketing license or proprietary rights to products derived from the SolarWindow™ Technology or the MotionPower™ Technology technologies may not be sufficient to protect our products from competitors;

•         the proprietary rights of third parties may preclude us or our collaborators from making, using or marketing the products utilizing the SolarWindow™ Technology or the MotionPower™ Technology; or,

•         third parties may market superior, more effective, or less expensive technologies or products having comparable results to the SolarWindow™ or the MotionPower™ technologies (or any products derived from these technologies).

            If we ultimately do not obtain the necessary regulatory approvals for the commercialization of the SolarWindow™ Technology or the MotionPower™ Technology , we will not achieve profitable operations and your investment may be lost.

            Our ability to achieve profitability is dependent on ultimately commercializing the SolarWindow™ Technology or the MotionPower™ Technology and entering into agreements for commercialization of such products. At this time we have not submitted any products for regulatory approval nor do we have any agreements with any third parties regarding the commercialization of any products. The failure to obtain any such necessary regulatory approvals or to enter into any such necessary agreements could delay or prevent us from achieving profitability. This would result in the loss of your investment. Moreover, even if the SolarWindow™ Technology or the MotionPower™ Technology, or any products based on such technology is commercialized, we may still not achieve profitable operations, in which event we may need to curtail or cease our operations and as a result the value of your investment may be diminished or entirely eradicated.

             We may not receive an exclusive license for the SolarWindow™ Technology, or obtain such licenses on terms and conditions acceptable to us.

            Our success is dependent in part on our obtaining, if warranted, an exclusive license from USF to market the SolarWindow™ Technology. The receipt of any such license is contingent on successful early stage research, which we are funding.

            The receipt of exclusive license to market the SolarWindow™ Technology is also contingent on fulfilling the terms and conditions set forth in the USF Sponsored Research Agreement. We will need to reach agreement with respect to, among other things, licensing fees, reimbursement of patents costs, royalty rates, sub-licensing fees, and agreement to USF’s out-of-pocket expenses. We may not be successful in negotiating an exclusive license with USF. Failure to obtain an exclusive license, if warranted, will materially adversely affect our operations.

             If we are successful in negotiating an exclusive license agreement, we may not be able to make required cash payments, if any, when due or achieve other requirements. If we do not, we will risk the loss of our license and our right to develop and market products, if any, derived from the SolarWindow™ Technology, the loss of which will have a material adverse effect on the business and may require us to substantially curtail our operations.

             If we fail to obtain additional licenses in the future required to maintain our rights to market products, if any, developed from the SolarWindow™ Technology, we may need to curtail or cease operations.

            We may not retain all rights to developments, inventions, patents and other proprietary information resulting from any collaborative arrangements, whether in effect as of the date hereof or which may be entered into at some future time with third parties. As a result, we may be required to license such developments, inventions, patents or other proprietary information from such third parties, possibly at significant cost to us. Our failure to obtain any such licenses could have a material adverse effect on the business, financial condition and results of our operations. In particular, the failure to obtain a license could prevent us from using or commercializing our technology.

            Our rights under the USF Sponsored Research Agreement may not provide meaningful commercial protection for our interests in the SolarWindow™ Technology because we have not yet obtained an exclusive license.

            Our ability to compete effectively depends in part, on our ability to maintain the proprietary nature of our technologies, which includes the ability to license patented technology or obtain, protect and enforce new patents on our technology and to protect our trade secrets. Since we have not yet obtained a license to the SolarWindow™ Technology, it is not clear what rights, if any, we may have under the USF Patent Application.

            If we cannot directly pursue others from infringing on the USF Patent Application, we will need to rely on USF, as the case may be, to do so. USF, as the case may be, may not devote the resources that may be required in any such effort to preclude others from infringing on their respective patents or other proprietary rights which may be related to the SolarWindow™ Technology. Even if we do obtain a license to the SolarWindow™ Technology, we cannot rely on the USF Patent Application to provide us with any significant competitive advantage. Others may challenge the USF Patent Application and, as a result, the USF Patent Application could be narrowed, invalidated or rendered unenforceable. Competitors may develop competitive products that may be outside the scope of protection, if any, afforded by the USF Patent Application.

            In addition, any future patent applications may not result in the issuance of patents in the United States or foreign countries. Further, it may take years to obtain the approval (or rejection) of patent applications. The validity or enforceability of a patent after its issuance by the Patent and Trademark Office can be challenged in litigation. The patents protecting our products may be infringed or successfully avoided through design innovation. The cost of patent litigation may be substantial. If the outcome of the litigation is adverse to the owner of the patent, third parties may then be able to use the invention covered by the patent without payment or permission of the patent owner.

             Compliance with environmental regulations, or dealing with harmful or hazardous materials involved in our research and development, may require us to divert our limited capital resources.

            Our research and development programs do not generally involve the handling of harmful or hazardous materials, but they may occasionally do so. Accordingly, we may become subject to federal, state and local laws and regulations governing the use, handling, storage and disposal of hazardous and biological materials. If violations of environmental, health and safety laws occur, we could be held liable for damages, penalties and costs of remedial actions. These expenses or this liability could have a significant negative impact on our business, financial condition and results of operations. We may violate environmental, health and safety laws in the future as a result of human error, equipment failure or other causes. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations. We may be subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes to or restrictions on permitting requirements or processes, hazardous or biological material storage or handling might require an unplanned capital investment or relocation. Failure to comply with new or existing laws or regulations could harm our business, financial condition and results of operations. We do not have any insurance coverage with respect to damages or liabilities we may incur as a result of these activities.

            We operate in highly competitive markets; in attempting to acquire or commercialize technologies, we face competition from other companies, products and technologies.

            Our commercial success will depend on our ability and the ability of our sublicensees, if any, to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, patient or customer compliance, price, marketing and distribution. Our competitors may succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive. The alternative energy industry is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter is expected to come from companies, research institutions and universities who are researching and developing technologies and products similar to or competitive with any we may develop.

            These companies enjoy numerous competitive advantages, including:

•         significantly greater name recognition;

•         established relations with customers and third-party payors;

•         established distribution networks;

•         more advanced technologies and product development;

•         additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•         greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and

•         greater financial and human resources for product development, sales and marketing, and

•         patent litigation.

            As a result, we may not be able to compete effectively against these companies or their products. Please refer to “DESCRIPTION OF OUR BUSINESS AND PROPERTY. ”

            To the extent we are able to develop products based upon or derived from the SolarWindow™ Technology and MotionPower™, if such products do not gain market acceptance, we may not achieve sales and market share.

            The development of a successful market for our products may be adversely affected by a number of factors, some of which are beyond our control, including:

•         our failure to produce products that compete favorably against other alternative energy and solar-photovoltaic power products on the basis of cost, quality and performance;

•         our failure to produce products that compete favorably against conventional energy sources and alternative distributed-generation technologies, such as wind, biomass and solar thermal, on the basis of cost, quality and performance;

•         our failure to qualify for and secure government reimbursements, tax incentives and any other financial subsidies which may be available to consumers for the implementation of alternative energy technologies such as solar systems at such time as our products become available for commercial sale, and which potential customers for our products may reasonably expect;

•         whether customers will accept our new designs under development; and

•         our failure to develop and maintain successful relationships with manufacturers, distributors, and other resellers, as well as strategic partners.

 If our products fail to gain market acceptance, we will be unable to achieve sales and market share.

             If solar-photovoltaic or kinetic energy harvesting technologies are not suitable for widespread adoption or sufficient demand for such products does not develop or takes longer to develop than we anticipate, we may not be able to profitably exploit the SolarWindow™ Technology or MotionPower™ Technology.

            The market for solar-energy related products is emerging and rapidly evolving, and the market for energy harvesting products is generally unproven and not yet established; the success of products for these markets is uncertain.

            If our solar power or energy harvesting technologies prove unsuitable for widespread commercial deployment or if demand for such power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for such products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of our solar and energy capture products, including:

•         cost-effectiveness of our technologies as compared with conventional and competitive alternative energy technologies;

•         performance and reliability of our products as compared with conventional and alternative energy products;

•         success of alternative distributed generation technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and solar thermal technologies;

•         public concern regarding energy security, the potential risks associated with global warming, the environmental and social impacts of fossil fuel extraction and use;

•         fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

•         increases or decreases in the prices of oil, coal and natural gas;

•         capital expenditures by customers, which tend to decrease when the domestic or foreign economies slow;

•         continued deregulation of the electric power industry and broader energy industry; and

•         availability of government subsidies and incentives.

            Technological changes could render our products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

            Our failure to refine our technologies and to develop and introduce new products could cause our products to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. The alternative energy industry is rapidly evolving and highly competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the industry and to compete in the future and we may be unable to secure such financing. We believe that a variety of competing solar and alternative energy technologies may be under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of products.

             Any products developed from our SolarWindow™ Technology will face competition from other companies producing solar power products. If we fail to compete effectively, we may be unable to increase our market share and sales.

            The solar power market is intensely competitive and rapidly evolving. Our competitors are better capitalized, have established market positions more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve adequate sales and market share. There are a number of major multi-national corporations that produce solar power products, which may be competitive with those which we are seeking to develop, including BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power technologies that may have costs similar to, or lower than, our projected costs.

            Most of our competitors are substantially larger than we are, have longer operating histories, and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater sizes in some cases provides them with competitive advantages with respect to manufacturing costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. Many also have far greater name recognition, an established distribution network and an installed base of customers. In addition, many of our competitors have well-established relationships with current and potential resellers, which have extensive knowledge of our target markets. As a result, our competitors will be able to devote greater resources to research, development, promotion and sale of their products and may be able to respond more quickly to evolving industry standards and changing customer requirements than we can.

            Our success will be dependent upon our ability to develop products that are superior to existing products and products introduced in the future, and which are cost effective. In addition, we may be required to continually enhance any products that are developed as well as introduce new products that keep pace with technological change and address the increasingly sophisticated needs of the marketplace. There can be no assurance that we will be able to keep pace with the technological demands of the marketplace or successfully develop products that will succeed in the marketplace.

RISKS PARTICULAR TO THE MARKET FOR OUR COMMON STOCK

            The value and transferability of your shares may be adversely impacted by the limited trading market for our stock on the OTCBB, which is a quotation system, not an issuer listing service, market or exchange. Because buying and selling stock on the OTCBB is not as efficient as buying and selling stock through an exchange, it may be difficult for you to sell your shares or you may not be able to sell your shares for an optimum trading price.

            The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

            When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry.

             Orders for OTCBB securities may not be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not able to sell shares of common stock at the optimum trading prices.

            The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately. Further, purchasers of securities on the OTCBB may not have a bid price for securities bought and sold through the OTCBB. Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

            We may compete for the time and efforts of our officers and directors.

     Certain of our officers and directors are also officers, directors, and employees of other companies, and we may have to compete with the other companies for their time, attention and efforts; except for Mr. Meetesh V. Patel who devotes substantially all of his time and attention to our affairs, none of our officers and directors anticipate devoting more than approximately five (5%) percent of their time to our matters. Although we have an employment agreement with Mr. Patel, it may be terminated by either party upon notice to the other.

            Our proposed businesses raise potential conflicts of interests between certain of our officers and directors and us.

            Certain of our directors are or may become directors and employees of other technology companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation by us and such other companies. In addition, directors may present potential prospects to such other companies rather than presenting the opportunities to us or be affiliated with companies developing technologies which may compete with our technologies. We have not established any mechanisms regarding the resolution of any such conflict if it were to arise; accordingly, there is no assurance that any such conflict will be resolved in a manner that would not be adverse to our interest.

            The trading price of our common stock historically has been volatile and may not reflect its value.

            The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic conditions, market demand for our common stock, and various other events or factors both in and out of our control. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

            Because of the concentration of ownership of our issued and outstanding stock, a few of our shareholders are able to substantially influence all matters requiring approval by our stockholders, including the election of directors.

            As of February 28, 2010, an aggregate of 34,749,600 shares, constituting approximately 59% of our outstanding common stock was owned by 5 stockholders. Accordingly, those stockholders may be able to substantially influence virtually all matters requiring approval by our stockholders, including the election of directors. Our Articles of Incorporation do not provide for cumulative voting in the election of directors and, therefore, although they are able to vote, our other stockholders should not expect to be able to elect any directors to our board of directors.

            1420525 Alberta Ltd., a private corporation solely owned by Mr. Harmel Rayat, our former chief financial officer, director and controlling shareholder, owns approximately 43% of our issued and outstanding stock. This ownership interest may preclude you from influencing significant corporate decisions.

            As of February 28, 2010, 1420525 Alberta Ltd., a private corporation, of which Harmel S. Rayat, our former chief financial officer, director and controlling shareholder is the sole shareholder, owns in the aggregate, 25,099,600 shares or approximately 43% of our outstanding common stock. As a result, Mr. Rayat may be able to exercise a controlling influence over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies through his ownership in 1420525 Alberta Ltd. Mr. Rayat’s interests may at times be different from yours. For example, he may support proposals and actions with which you may disagree or which are not in your interests. The concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, Mr. Rayat could use his voting influence to maintain our existing management and directors in office, delay or prevent changes of control of our company, or support or reject other management and board proposals that are subject to shareholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

            We have a large number of restricted shares outstanding, a portion of which may be sold under Rule 144 which may reduce the market price of our shares.

            Of the 58,600,600 shares of our common stock issued and outstanding at February 28, 2010, 36,749,600 shares are deemed "restricted securities," within the meaning of Rule 144.

            Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

             In general, subject to the satisfaction of certain conditions, Rule 144 permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without regard to any of the volume limitations described above.

            Under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

            There are options and warrants to purchase shares of our common stock currently outstanding.

            We have granted options and warrants to purchase shares of our common stock to various persons and entities, of which an aggregate of 5,838,500 are outstanding at February 28, 2010. The exercise prices on these options and warrants are as follows:

3,188,500	Series F Warrants at $1.25 per share
100,000	Series E Warrants at $0.60 per share
2,000,000	Stock options at $0.52 per share
100,000	Stock options at $0.85 per share
50,000	Stock options at $1.66 per share
400,000	Stock options at $0.44 per share

Subsequent to February 28, 2010, we granted a stock option to purchase up to 150,000 shares of our common stock at an exercise price of $0.58 per share and a stock option to purchase up to 250,000 shares of our common stock at an exercise price of $0.54 per share.

            If issued, the shares underlying these options and warrants would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing shareholders.

            We have the ability to issue additional shares of our common stock without asking for shareholder approval, which could cause your investment to be diluted.

             Our articles of incorporation authorize the Board of Directors to issue up to 100,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any time the Board of Directors determines that it is in the best interests of the corporation to issue shares of its common stock, your investment will be diluted.

            We may issue preferred stock which may have greater rights than our common stock.

            We are permitted in our charter to issue up to 1,000,000 shares of preferred stock. Currently no preferred shares are issued and outstanding; however, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing them to be converted into shares of common stock, which could dilute the value of common stock to current stockholders and could adversely affect the market price, if any, of our common stock.

            Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

            Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on either NASDAQ or a registered exchange, NASDAQ and stock exchange rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. This could have an adverse impact on our ongoing operations.

            Our common stock is a "penny stock," and because "penny stock” rules will apply, you may find it difficult to sell the shares of our common stock you acquired in this offering.

            Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a "penny stock" is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the U.S. Securities & Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stocks and you are likely to have difficulty selling your shares.

            Because we do not intend to pay dividends for the foreseeable future you should not acquire our shares if you are seeking dividend income.

            We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase the shares offered by us pursuant to this Prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This Prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

            Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities (d) anticipated trends in the technology industry, (e) our future financing plans and (f) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and “DESCRIPTION OF OUR BUSINESS AND PROPERTY,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “RISK FACTORS” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

            Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.   We will have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

            This Prospectus relates to the resale of certain shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. This Prospectus also relates to shares of our common stock to be issued to persons who exercise stock options. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise of any stock options and we will use any such proceeds for working capital purposes.

DETERMINATION OF OFFERING PRICE

            The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.   Please refer to “PLAN OF DISTRIBUTION.”

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

            Our common stock is quoted on the OTCBB under the symbol “NENE.” As of February 28, 2010, there were 58,600,600 shares of our common stock outstanding and held by 46 stockholders of record. As of February 28, 2010, we had 3,288,500  shares of common stock reserved for issuance upon exercise of outstanding warrants and 2,550,000 reserved for issuance upon exercise of outstanding options. We have no shares of preferred stock issued and outstanding.

            The following table sets forth the range of high and low sales prices for our common stock for each quarter during the past three fiscal years as reported by the OTCBB:

	High	Low

Fiscal Year Ended August 31, 2010
First Quarter 2010 (September 1 - November 30, 2009)	$1.21	$0.52
Second Quarter 2009 (December 1 - February 28, 2010)	$0.84	$0.31

Fiscal Year Ended August 31, 2009
First Quarter 2009 (September 1 - November 30, 2008)	$0.95	$0.07
Second Quarter 2009 (December 1 - February 28, 2009)	$0.28	$0.07
Third Quarter 2009 (March 1 - May 31, 2009)	$0.59	$0.15
Fourth Quarter 2009 (June 1 - August 31, 2009)	$1.83	$0.42

Fiscal Year Ended August 31, 2008
First Quarter 2008 (September 1 - November 30, 2007)	$5.29	$1.71
Second Quarter 2008 (December 1 - February 29, 2008)	$2.85	$1.19
Third Quarter 2008 (March 1 - May 31, 2008)	$2.18	$0.85
Fourth Quarter 2008 (June 1 - August 31, 2008)	$1.45	$0.82

On April 23, 2010 the closing price of our common stock was $0.56 per share.

Dividends

            We have not paid any dividends on our common stock and our board of directors presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the board of directors in light of conditions then existing, including earnings, financial condition, capital requirements and other factors. The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

•         We would not be able to pay our debts as they become due in the usual course of business; or

•         Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

            Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

Transfer Agent

            The transfer agent of our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251.

Penny Stock

            The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our stock is currently a “penny stock.” Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

            These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules.

Rule 144

            Of the 58,600,600 shares of our common stock issued and outstanding at February 28, 2010, 36,749,600 shares are deemed "restricted securities," within the meaning of Rule 144; of these restricted shares, 25,099,600 are owned by 1420525 Alberta Ltd., a private corporation the sole shareholder of which is Harmel S. Rayat, our former chief financial officer, director and controlling shareholder. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

             In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. This provision currently applies to the shares owned by Mr. Rayat.

            Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least six months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

            The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. Please refer to “RISK FACTORS.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following information should be read in conjunction with our interim unaudited consolidated financial statements and notes thereto for the three and six month periods ended February 28, 2010 and 2009 and our audited consolidated financial statements and related notes thereto for the years ended August 31, 2009 and 2008 included elsewhere in this Prospectus. We also urge you to review and consider our disclosures describing various risks that may affect our business, which are set forth under the heading “RISK FACTORS.”

Overview

            We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. The consolidated financial statements in this Prospectus include our accounts and those of our wholly-owned subsidiaries, Sungen Energy, Inc. (“Sungen”), Kinetic Energy Corporation (“KEC”), Octillion Technologies Limited (“Octillion Technologies”) and New Energy Solar Corporation (“New Energy Solar”).

             Sungen was incorporated on July 11, 2006 in the State of Nevada and has no assets and no liabilities.

             KEC was incorporated on June 19, 2008 in the State of Nevada and has no assets and no liabilities.

            Octillion Technologies was incorporated on April 11, 2007 in the Province of British Columbia,

Canada for providing administrative services to the Canadian office. We ceased to conduct business in Canada on August 31, 2008 and closed this office. As a result, we dissolved Octillion Technologies and eliminated all intercompany balances, effective December 1, 2008.

            New Energy Solar was incorporated on February 9, 2009 in the State of Florida and has no assets and no liabilities.

            Our research and development activities include the development of a technology to adapt home and office glass windows, skylights, and building facades into products capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure, and technologies to harness the kinetic energy of vehicles to generate electricity.

            Ultimately, we plan to market MotionPower™ Technology and/or SolarWindow™ Technology products, if any, subject to receiving any requisite regulatory approvals, through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. The decision as to which method or methods of commercialization we will pursue will depend on various factors including, but not limited to, our financial resources at the time, manufacturing costs, market acceptance of the product(s), and competing technologies or products at the time.

            We believe that this approach could provide immediate access to pre-existing distribution channels, therefore potentially increasing market penetration and commercial acceptance of our products and enabling us to avoid expending significant funds for development of a large sales and marketing organization. Currently no such products or arrangements exist, nor can we currently project with any degree of accuracy when, if ever, such products or arrangements may exist.  Please refer to “RISK FACTORS.” If we do not ultimately commercialize products derived from our MotionPower™ Technology and/or SolarWindow™ Technology we will not generate revenues from our operations as currently conducted.

            Our success will be dependent upon our ability to develop products that are superior to existing products and products introduced in the future, and which are cost effective. In addition, we may be required to continually enhance any products that are developed as well as introduce new products that keep pace with technological change and address the increasingly sophisticated needs of the marketplace. There can be no assurance that we will be able to keep pace with the technological demands of the marketplace or successfully develop products that will succeed in the marketplace.

            We cannot currently estimate with any accuracy the amount of either the additional funds or time required to successfully commercialize either technology, because the actual cost and time may vary significantly depending on results of current basic research and development and product testing, cost of acquiring an exclusive license, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory approval process, manufacturing, marketing and other costs associated with commercialization of products following receipt of regulatory approvals and other factors.

            As of February 28, 2010, the Company had working capital of $765,438. Based upon our current level of operations and expenditures we believe that absent any modification or expansion of our existing activities research, development and testing, the cash on hand should be sufficient to enable us to continue operations at least through February 28, 2011.  However, any significant expansion in scope or acceleration in time of our current research and development activities, or commencement of any marketing activities, will require additional funds.

SolarWindow™ Technology

Current Research Agreements

USF Sponsored Research Agreement and Option Agreement

            On May 20, 2009, our wholly-owned subsidiary, New Energy Solar, entered into the USF Sponsored Research Agreement with USF, for support to the project entitled “Semitransparent Flexible Power Foil (SFPF)” relating to the development of a prototype flexible semi-transparent organic power foil (1ft by 1ft dimension) for use as an energy-generating window glass in building-integrated photovoltaic products which we refer to in this Prospectus as the “SolarWindow™ Technology.”  Pursuant to Rule 24b-2 we submitted a request to the SEC for confidential treatment of certain portions of the USF Sponsored Research Agreement, relating to the payment terms and scope of work under the USF Sponsored Research Agreement; our request was granted by the SEC on June 11, 2009. Accordingly, the terms of the USF Sponsored Research Agreement have not been disclosed.

            On May 20, 2009, our wholly-owned subsidiary, New Energy Solar, also entered into an Option Agreement (the “USF Option Agreement”) with the University of South Florida Research Foundation, Inc., a corporation not for profit under Chapter 617 Florida Statutes, and a direct support organization of USF, pursuant to which New Energy Solar has the right to an exclusive option to obtain an exclusive worldwide commercial license under certain patents relating to the SolarWindow™ Technology. Pursuant to Rule 24b-2 we submitted a request to the SEC for confidential treatment of certain portions of the USF Option Agreement, relating to the payment terms and scope of work under the USF Option Agreement; our request was granted by the SEC on June 11, 2009. Accordingly, these terms of the USF Option Agreement have not been disclosed.

Terminated Research Agreements

UIUC Sponsored Research Agreement

            On August 25, 2006, through our wholly owned subsidiary, Sungen, we entered into a Sponsored Research Agreement (“ UIUC Sponsored Research Agreement”) with the University of Illinois at Urbana-Champaign (“UIUC”) for the development of a new patent-pending technology to integrate films of silicon nanoparticle material on glass substrates, acting as photovoltaic solar cells that have the potential to convert normal home and office glass windows into ones capable of converting solar energy into electricity, with limited loss of transparency and minimal changes in manufacturing infrastructure (the “UIUC Silicon Nanoparticle Energy Technology”). On July 23, 2007, Sungen, amended its Sponsored Research Agreement with UIUC. Pursuant to this amended Sponsored Research Agreement, we agreed to provide an additional $203,617 to the previously awarded amount of $219,201 for a total of $422,818, to the University of Illinois in order to accelerate the development of films of silicon nanoparticle material composed of nanosilicon photovoltaic solar cells that have the potential to convert solar radiation to electrical energy.

            The UIUC Sponsored Research Agreement expired on August 22, 2008. As of this date, we had advanced a total of $266,709 to the University of Illinois pursuant to the terms of the UIUC Sponsored Research Agreement. Pursuant to the terms of the UIUC Sponsored Research Agreement, we were to advance an additional $156,109 to the University of Illinois, which is included in other accrued liabilities at February 28, 2010 and August 31, 2009. However, we have not made the advance pending determination as to whether funds previously paid to UIUC under the terms of the UIUC Sponsored Research Agreement have been fully expended. We are of the opinion that to the extent these funds were not expended they are refundable to us.

            During the three and six months ended February 28, 2010 and 2009, we did not record any research and development expense pursuant to the UIUC Sponsored Research Agreement. During the period from inception (May 5, 1998) to February 28, 2010, we recorded $422,818 as research and development expense pursuant to the UIUC Sponsored Research Agreement.

Oakland Sponsored Research Agreement

            On August 18, 2008, we entered into a two-year Sponsored Research Agreement (“Oakland Sponsored Research Agreement”) with scientists at Oakland University to further the development of our photovoltaic technology for generating electricity on transparent glass windows.

            Pursuant to the terms of the Oakland Sponsored Research Agreement we agreed to advance a total of $348,066 to fund the research and development activities of which $140,519 was payable on or before September 1, 2008, $127,547 was payable on or before October 1, 2009 and $80,000 was payable on demand during the contract period for reimbursement of materials provided by Oakland University. In August 2008, the Company advanced $140,519 to Oakland University pursuant to the Oakland Sponsored Research Agreement.  In February 2009, in order to preserve our working capital, we decided that it was in our best interest not to proceed with the Oakland Sponsored Research Agreement and exercised our termination right, by providing written notice to Oakland University of our election to terminate the Oakland Sponsored Research Agreement. As of the termination date of the Oakland Sponsored Research Agreement, $20,220 of the $140,519 initially advanced to Oakland University had been expended all during the quarter ended February 28, 2009 , and is included in research and development expense for the three and six months ended February 28, 2009.   The remaining $120,299 was refunded to us in April 2009.

MotionPower™ Technology

Veryst Agreement

            On November 4, 2008, our wholly-owned subsidiary, KEC, entered into an agreement (the “Veryst Agreement”) with Veryst Engineering LLC (“Veryst”) relating to the development of   a car and truck energy harvester. The Veryst Agreement continues until terminated by either Veryst Engineering LLC or KEC. Pursuant to Rule 24b-2 we submitted a request for confidential treatment of certain portions of the Veryst Agreement, relating to the payment terms, scope of work and the milestone terms of the license agreement under the Veryst Agreement. Our request was granted on November 25, 2008.

                On September 9, 2009, we entered into another agreement with Veryst whereby Veryst is performing ongoing testing of our vehicle energy harvester and advancing prototyping.

            Additionally, on September 9, 2009, we entered into an agreement with Veryst, whereby Veryst is developing a commercial scale truck energy harvester.

            During the three and six months ended February 28, 2010, we recorded $109,650 and $233,290 as research and development expense pursuant to the agreements with Veryst entered into on September 9, 2009.  During the period from inception (May 5, 1998) to February 28, 2010, we recorded $237,466 as research and development expense pursuant to these same agreements.  As of February 28, 2010, work performed pursuant to the agreements entered into with Veryst on September 9, 2009 was complete.

We continue to utilize Veryst, on a consulting basis, to further test and calibrate our MotionPower™ Technology.

Sigma Design Agreement

            On May 1, 2009, KEC entered into a consulting agreement (the “Initial Sigma Consulting Agreement”) with Sigma Design Company (“Sigma Design”) whereby Sigma Design provides ongoing engineering and product development services relating to the development of the MotionPower™ Technology.  On August 25, 2009, KEC entered into an additional consulting agreement with Sigma Design whereby Sigma Design continues to provide engineering services relating to the development of the MotionPower™ Technology (the “Additional Sigma Consulting Agreement” and, together with the Initial Sigma Consulting Agreement, collectively the “Sigma Design Agreements”). Each of the Sigma Design Agreements may be terminated by either Sigma Design or us upon 30 days written notice to the other party.

                During the three and six months ended February 28, 2010, we recorded $12,747 and $121,025 as research and development expense pursuant to the Sigma Design Agreements and services provided for the durability field tests.  During the three and six months ended February 28, 2009, we did not record any research and development expense pursuant to the Sigma Design Agreements.  During the period from inception (May 5, 1998) to February 28, 2010, we recorded $202,694 as research and development expense pursuant to the Sigma Design Agreements and services provided for the durability field tests.

Nerve Regeneration Technology

            On August 22, 2007, we spun off our wholly-owned biotechnology subsidiary, MicroChannel Technologies Corporation (“MicroChannel”) to our shareholders. The net assets and results of operations of MicroChannel of the prior period have been reclassified as discontinued operations. We no longer have any equity interest in MicroChannel.

 Results of Operations

 Operating Expenses

Three and Six Month Periods Ended February 28, 2010 and 2009

Results of Operations

Operating Expenses

A summary of our operating income (expense) for the three and six months ended February 28, 2010 and 2009 was as follows:

	Three Months Ended
		February 28,		Increase /	Percentage
	2010		2009	(Decrease)	Change

Operating (income) expense
Investor relations	$37,367		$5,700	$31,667	556%
Marketing	3,172		-	3,172	*
Wages and benefits	247,426		40,629	206,797	509
Management fees - related party	-		(2,081)	2,081	*
Professional fees	134,793		100,852	33,941	34
Research and development	167,814		58,720	109,094	186
Travel and entertainment	23,935		11,991	11,944	100
Other operating expenses	83,498		20,447	63,051	308
Total operating (income) expense	$698,005		$236,258	$461,747	195%

* Not meaningful

	Six Months Ended
		February 28,		Increase /	Percentage
	2010		2009	(Decrease)	Change

Operating (income) expense
Investor relations	$68,097		$16,500	$51,597	313%
Marketing	214,035		-	214,035	*
Wages and benefits	472,787		(3,377,931)	3,850,718	*
Management fees - related party	-		4,472	(4,472)	*
Professional fees	227,362		163,033	64,329	39
Research and development	442,128		80,970	361,158	446
Travel and entertainment	30,641		34,369	(3,728)	(11)
Other operating expenses	145,251		35,431	109,820	310
Total operating (income) expense	$1,600,301		$(3,043,156)	$4,643,457	*	%

* Not meaningful

            Investor Relations

            Investor relations costs represent fees paid to publicize the Company’s technology within the industry and investor community with the purpose of increasing company recognition.

           The increase in investor relations expense during the three and six months ended February 28, 2010 compared to the same time periods in 2009 is primarily due to us entering into a Shareholder Communications Agreement and a Public Relations Agreement (the “PR Agreement”) as described below.

            Effective October 1, 2008, we entered into a one-year Market Access Services Agreement (the “Market Agreement”) to publicize our technology within the industry and increase company recognition and branding.  In accordance with the terms of the Market Agreement, we pay $1,900 per month for investor and public relations, corporate branding and corporate image services.  The Market Agreement automatically renewed on October 1, 2009 for another one-year term.

            Effective April 15, 2009, we entered into a one-year Shareholder Communication Services Agreement (the “ Shareholder Communications Agreement ”) with a third party consultant to provide shareholder communication and related administrative services.  In accordance with the terms of the Shareholder Communications Agreement, we pay the third party consultant $1,250 per month. As a result of an increase in services provided to us, effective September 15, 2009, we and the third party consultant amended the Shareholder Communications Agreement whereby we pay the third party consultant $1,500 per month. The Shareholder Communications Agreement was subsequently amended again, effective February 1, 2010, increasing the amount paid the consultant to $1,667 per month.

            Effective July 29, 2009, we entered into a one-year PR Agreement with a third party consultant to implement a public relations program.  In accordance with the terms of the PR Agreement, we pay the third party consultant $6,500 per month.  After the initial one-year term, either party may cancel the PR Agreement upon 60-days written notice.

            Marketing

Marketing costs represent fees paid to advertise our technology, targeting potential customers.

In June, 2009, we undertook an advertising program designed to establish our “brand” name recognition early on in our corporate development.  We intend to continue to develop and market our brand name pending commercialization of our MotionPower™ Technology and SolarWindow™ Technology products, if ever successfully developed. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of its MotionPower™ Technology and SolarWindow™ Technology products, if and when safety approvals are received. Our marketing efforts to date have generated more than 70 news media stories, including online, radio, television, and print media coverage in leading mainstream media in the United States.

            Wages and benefits

            During the three months ended February 28, 2010 and 2009, we incurred $43,492 and $40,629 in wages and benefits expense for services rendered by Mr. Meetesh Patel, our President, Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”), and Director.  Additionally, during the three months ended February 28, 2010, we recorded stock compensation expense of $183,563, $101,063 of which is the amortization of the fair value of the stock option granted to Mr. Patel on June 24, 2009 and $82,500 of which is the fair value of the stock option granted to Mr. Patel on December 15, 2009, permitting him to purchase up to 250,000 shares of our common stock at an exercise price of $0.44 per share.  The stock option granted to Mr. Patel on December 15, 2009 is fully vested and exercisable upon grant and expires five years from the date of grant, on December 15, 2014.

            During the three months ended February 28, 2010, we also incurred $20,372 in wages expense for services rendered by Mr. James B. Wilkinson.  On February 1, 2010 we entered into an “at will” employment agreement with Mr. Wilkinson pursuant to which Mr. Wilkinson was to serve as the Vice President Corporate Development and Chief Operating Officer of the Company, in consideration for which Mr. Wilkinson was to receive an annual salary of $150,000 (the “Wilkinson Agreement”). On February 15, 2010, we received Mr. Wilkinson’s resignation, effective as of February 15, 2010, and his concurrence to the mutual termination of the Wilkinson Agreement.  The termination was not based upon any disagreement between us and Mr. Wilkinson.  As of February 28, 2010, Mr. Wilkinson had resigned from all positions with us.

            During the six months ended February 28, 2010, we incurred $451,849 in wages, benefits, and stock compensation expense for services rendered by Mr. Patel.  We also incurred $566 in wages and benefits expense for services rendered by Mr. Nicholas Cucinelli, our former President and CEO and $20,372 in wages expense for services rendered by Mr. Wilkinson.

            During the six months ended February 28, 2009, we incurred $67,990 in wages and benefits expense for services rendered by Mr. Patel.  We also incurred $77,154 in wages and benefits expense for services rendered by Mr. Cucinelli, which includes $50,000 severance pursuant to an Employment Termination Agreement, dated October 15, 2008 between us and Mr. Cucinelli.

            On October 15, 2008, Mr. Cucinelli resigned as President and Chief Executive Officer.  As a result, the stock option granted him on February 15, 2008 to purchase 1,250,000 shares of common stock was forfeited pursuant to the terms of an Employment Termination Agreement between us and Mr. Cucinelli.  As a result of Mr. Cucinelli’s resignation, stock option compensation expense of $3,573,778 previously recorded for Mr. Cucinelli’s stock option was reversed during the quarter ended November 30, 2008 and is included in wages and benefits for the six months ended February 28, 2009.

            Wages and benefits for the six months ended February 28, 2009 also includes $50,703 for severance paid to employees in our former administrative office in Vancouver, British Columbia, which was closed effective August 31, 2008.

            Management fees – related party

                During the three months ended February 28, 2009, we recognized income of $2,081, reflecting the reversal of stock compensation of $4,053, for services rendered by Mr. Frank Fabio, our former consultant CFO.  Mr. Fabio resigned as CFO, effective January 9, 2009.

            During the six months ended February 28, 2009, we incurred $6,553, including stock compensation of $4,053, for services rendered by Mr. Fabio.

On September 12, 2008, we granted a stock option to Mr. Fabio to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.78 per share. The fair value of the 50,000 stock options was $35,500 on the date of grant.  Under the terms of the stock option agreement, the stock option granted to Mr. Fabio to purchase 50,000 shares of common stock was all forfeited upon his resignation.  Accordingly, stock option compensation expense of $4,053 recorded during the quarter ended November 30, 2008 for Mr. Fabio’s stock option was reversed during the quarter ended February 28, 2009.

            Professional fees

Professional fees primarily consist of accounting, audit, and tax fees, legal fees, non-employee Board fees, and SEC related filing fees.

            Professional fees increased $33,941 during the three months ended February 28, 2010 compared to the same period in 2009 primarily as a result of increases in Board fees of approximately $19,000, legal fees of $7,100, and SEC filing fees of $11,000, offset by a decrease in accounting related fees of approximately $3,100.  The increase in Board fees is entirely due to stock compensation related to stock options that were granted to non-employee board members on December 15, 2009.  The increases in both legal and SEC filing fees are directly related to the preparation and filing of our Form S-1, and amendments thereto.

Professional fees increased $64,329 during the six months ended February 28, 2010 compared to the same period in 2009 primarily as a result of increases in Board fees of approximately $23,600, legal fees of  $25,100, and SEC filing fees of $16,000.  The increase in Board fees is entirely due to stock compensation related to stock options that were granted to non-employee board members on December 15, 2009.  The increases in both legal and SEC filing fees are directly related to the preparation and filing of our Form S-1, and amendments thereto.

            Research and development

            Research and development costs represent costs incurred to develop our technology and are incurred pursuant our sponsored research agreements with USF, development agreements with Veryst consulting agreements with Sigma Design, and agreements with other third party providers. These agreements include salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, contract services and other costs. Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

           Please refer to the appropriate sections above for disclosure of the specific terms and amounts incurred for each research and development agreement.

            Travel and entertainment

           Travel and entertainment increased $11,944 during the three months ended February 28, 2010 compared to the same period of the prior year primarily due to executive and Board member travel required as part of the ongoing research and  development efforts as well as in connection with the preparation and filing of our Form S-1 and amendments thereto.

            Overall, travel and entertainment decreased $3,728 during the six months February 28, 2010 compared to the same period of the prior year primarily as a result of us closing our administrative office in Vancouver, British Columbia, Canada, effective August 31, 2008. Subsequent to closing the Vancouver, Canada office, employees needed to transition their administrative responsibilities, which required travel and other related expenses during the quarter ended November 30, 2008.  The decrease in travel and entertainment between first quarter 2010 compared to 2009 more than offset the increase between second quarter 2010 and 2009, as described in the preceding paragraph.

            Other operating expenses

            Other operating expenses includes rent, patent filing costs, utilities, office supplies, information technology related fees, printing costs, and other administrative costs.

            Other operating expenses increased $63,051 during the three months ended February 28, 2010 as compared to the same period of the prior year partially as a result of an increase in patent expense of approximately $36,700.  During the three months ended February 28, 2010, we filed United States and international patent applications for our MotionPower™ Technology and SolarWindow™ Technology.  Also contributing to the increase in other operating expenses during the three months ended February 28, 2010 compared to 2009 is approximately $11,125 for directors and officers insurance and $9,700 for utilities and website re-design fees.

            Other operating expenses increased $109,820 during the six months ended February 28, 2010 as compared to the same period of the prior year partially as a result of increases in patent expense of approximately $45,000 and press releases of approximately $27,800. As mentioned in the preceding paragraph, we filed United States and international patent applications for our MotionPower™ Technology and SolarWindow™ Technology and made several announcements by way of press releases regarding our MotionPower™ Technology and SolarWindow™ Technology.  Also contributing to the increase in other operating expenses during the six months ended February 28, 2010 compared to 2009 is approximately $16,688 for directors and officers insurance and $11,774 for utilities and website re-design fees.

            Other income (expense)

            A summary of our other income (expense) for the three and six months ended February 28, 2010 and 2009 was as follows:

	Three Months Ended
	February 28,		Increase /	Percentage
	2010	2009	(Decrease)	Change

Other income (expense)
Interest income	$-	$547	$(547)	*	%
Interest expense	-	(161)	161	*
Gain on dissolution of foreign subsidiary	-	59,704	(59,704)	*
Foreign exchange gain (loss)	(722)	635	(1,357)	*
Change in fair value of warrant liability	564,744	-	564,744	*
Total other income (expense)	$564,022	$60,725	$503,297	829%

* Not meaningful

	Six Months Ended
	February 28,		Increase /	Percentage
	2010	2009	(Decrease)	Change

Other income (expense)
Interest income	$-	$7,743	$(7,743)	*	%
Interest expense	-	(267)	267	*
Gain on dissolution of foreign subsidiary	-	59,704	(59,704)	*
Foreign exchange loss	(706)	(52,918)	52,212	(99)
Change in fair value of warrant liability	1,555,998	-	1,555,998	*
Total other income (expense)	$1,555,292	$14,262	$1,541,030	10,805%

* Not meaningful

                Interest income

            Interest income decreased during the three and six months ended February 28, 2010 as compared to the same period in the prior year primarily due to the closing of the administrative office in Vancouver, British Columbia, Canada. As of December 31, 2008, the Company transferred all of the funds in its interest bearing cash account maintained at a Canadian owned financial institution to non-interest bearing bank accounts at U.S. financial institutions.

Gain on dissolution of foreign subsidiary

            Octillion Technologies provided administrative services to our Canadian office. We ceased to conduct business in Canada, effective August 31, 2008 and closed this office. As a result, we dissolved Octillion Technologies and eliminated all intercompany balances and recorded a gain on our investment in Octillion Technologies equal to the accumulated other comprehensive income at December 1, 2008, the time of the dissolution.

             Foreign exchange loss

            We translate assets and liabilities of our foreign subsidiaries, other than those denominated in United States Dollars, at the rate of exchange at the balance sheet date.  The foreign exchange loss during the six months ended February 28, 2009 is substantially the result of cash infusions made from New Energy Technologies to our former foreign subsidiary, Octillion Technologies (denominated in Canadian dollars), thereby increasing the intercompany payable on Octillion Technologies’ balance sheet.  Octillion Technologies was dissolved, effective December 1, 2008.

Change in fair value of warrant liability

            On September 1, 2009, we adopted guidance which is now part of ASC 815-40, Contracts in Entity’s Own Equity.  We determined that our Class F Callable Warrants contained a Dilutive Issuance provision.  As a result, we reclassified 3,188,500 of our Class F Callable Warrants to warrant liability, resulting in a cumulative adjustment to accumulated deficit as of September 1, 2009 of $342,771.

            Our Class F Callable Warrants are considered derivative financial liabilities and are therefore required to be adjusted to fair value each quarter.  We have valued our warrant liability at February 28, 2010 using a Black-Scholes model containing the following assumptions:  dividend yield of 0%, volatility of 144.67%, risk-free rate of 0.32%, and a term of 0.96 years.    Decreases in the remaining term and volatility of the Class F Callable Warrants during three months ended February 28, 2010 and a decline in the fair value of our common stock from December 1, 2009 to February 28, 2010 resulted in a decrease in the warrant liability and a non-cash gain related to the Class F Callable Warrants of $564,744 during the three months ended February 28, 2010.

            Decreases in the remaining term and volatility of the Class F Callable Warrants during six months ended February 28, 2010 and a decline in the fair value of our common stock from September 1, 2009 to February 28, 2010 resulted in a decrease in the warrant liability and a non-cash gain related to the Class F Callable Warrants of $1,555,998 during the six months ended February 28, 2010.

Fiscal Years Ended August 31, 2009 and 2008

Operating Expenses

                A summary of our operating (income) expense for the years ended August 31, 2009 and 2008 was as follows:

	Year Ended
		August 31,		Percentage
	2009		2008	Change

Operating income (expense)
Investor relations	$51,293		$1,109,500	(95)%
Marketing	372,220		-	*
Wages and benefits	(3,161,464)		3,898,353	(181)
Management fees - related party	4,472		-	*
Professional fees	302,364		211,861	43
Research and development	323,848		248,272	30
Travel and entertainment	66,651		152,863	(56)
Other operating expenses	90,022		127,160	(29)
Total operating income (expense)	$(1,950,594)		$5,748,009	*	%

* Not meaningful

                Investor Relations and Marketing

            Investor relations costs represent fees paid to publicize our technology within the investor community with the purpose of increasing company recognition and branding.

            Marketing costs represent fees paid to advertise our technology targeting potential customers.   During the fourth quarter of fiscal year 2009, we undertook a public relations/advertising program designed to establish our “brand” name recognition early on in our corporate development.  We intend to continue to develop and market our brand name pending commercialization of our MotionPower™ Technology products, if ever successfully developed. We believe this strategy ultimately will facilitate the marketing, distribution and public acceptance of our MotionPower™ Technology products, if and when safety approvals are received.

            Wages and benefits

On October 15, 2008, Mr. Nicholas Cucinelli resigned as our President and Chief Executive Officer and Director.  As a result, the stock option granted him on February 15, 2008 to purchase 1,250,000 shares of common stock was forfeited pursuant to the terms of an Employment Termination Agreement between us and Mr. Cucinelli.  As a result of Mr. Cucinelli’s resignation, stock option compensation expense of $3,573,778 recorded in fiscal year 2008 for Mr. Cucinelli’s stock option was reversed during the quarter ended December 31, 2008 and is included in wages and benefits for the year ended August 31, 2009.  Pursuant to the terms of Mr. Cucinelli’s Employment Termination Agreement, he also received $50,000 severance, which is included in wages and benefits for the year ended August 31, 2009.

Upon Mr. Cucinelli’s resignation, on October 15, 2008, we simultaneously appointed Mr. Meetesh V. Patel as our President, Chief Executive Officer and Director.  Mr. Patel was appointed to Chief Financial Officer on January 9, 2009.  Pursuant to an Employment Agreement dated June 24, 2009 with Mr. Patel, the Board approved an annual salary of $150,000 and the grant of a stock option to purchase up to 2,000,000 shares of our common stock, subject to certain vesting requirements, at an exercise price of $0.52 per share, the fair market value of our common stock on the date of grant.  The fair value of the 2,000,000 stock options granted was estimated at $0.49 each, for a total of $980,000, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 147.10%, risk-free interest rate of 3.39%, and expected life of 6.25 years.  During the year ended August 31, 2009, we recorded stock compensation of $121,819 related to the amortization of the stock option granted to Mr. Patel.

During the years ended August 31, 2009 and 2008, we incurred $77,154 and $118,534 in cash wages and benefits expense for services rendered by Mr. Cucinelli.

            During the year ended August 31, 2009, we incurred $162,638 in cash wages and benefits expense for services rendered by Mr. Patel.

            Management fees – related party

During the year ended August 31, 2009, we incurred $4,472 for services rendered by Mr. Frank Fabio our former CFO.  Mr. Fabio resigned as CFO, effective January 9, 2009.

On September 12, 2008, we granted a stock option to our then CFO to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.78 per share. The fair value of the 50,000 stock options was $35,500 on the date of grant.  Under the terms of the stock option agreement, the stock option granted to Mr. Fabio to purchase 50,000 shares of common stock was all forfeited upon his resignation.  Accordingly, stock option compensation expense of $4,053 recorded during the quarter ended November 30, 2008 for Mr. Fabio’s stock option was reversed during the quarter ended February 28, 2009 with a net $0 impact to the consolidated statement of operations for the year ended August 31, 2009.

            Professional fees

            Professional fees primarily consist of accounting, audit, and tax fees, legal fees and non-employee Board fees.

            Professional fees increased $90,503 in the fiscal year ended August 2009 partially as a result of our closing our administrative office in Vancouver, British Columbia, Canada, effective August 31, 2008, terminating all of the employees in Vancouver, Canada.  Due to this downsizing, as of September 1, 2008, we began outsourcing its accounting function to third parties resulting in an increase in accounting related fees of approximately $43,900 during the year ended August 31, 2009 compared to the year ended August 31, 2008.

            Non-employee Board fees increased approximately $34,400 during the year ended August 31, 2009 as compared to the year ended August 31, 2008.  Accounting for approximately $17,700 of the increase during the year ended August 31, 2009 compared to 2008 is stock compensation expense related to the grant of stock options previously granted to non-employee board members.

            Non-employee Board members receive $2,500 per quarter for services rendered in the capacity of a Board member.  During the year ended August 31, 2009, we incurred approximately $31,700 for services rendered by our non-employee directors compared to only $15,000 during the prior year.

            Research and development

Research and development costs represent costs incurred to develop our technology and are incurred pursuant to our sponsored research agreements with UIUC, Oakland University and USF, a development agreement with Veryst Engineering LLC, a letter of intent with V2G Enterprises, LLC and the Sigma Design Agreements. These agreements include salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, contract services and other costs. Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

            Travel and entertainment

            Travel and entertainment decreased $86,212 during the year ended August 31, 2009 compared to the prior year primarily as a result of the Company closing its administrative office in Vancouver, British Columbia, Canada, effective August 31, 2008, terminating all of the employees in Vancouver, Canada.

            Other operating expenses

            Other operating expenses include rent, press release fees, utilities, office supplies, and information technology related fees and other administrative costs.

Other operating expenses decreased $37,138 during the year ended August 31, 2009 compared to the prior year primarily as a result of our closing its administrative office in Vancouver, British Columbia, Canada, effective August 31, 2008.  Rent and office supply expense related to the Vancouver office decreased by approximately $40,200 and $28,000, respectively.  Offsetting these decreases is an increase in press release fees and utilities of approximately $17,900 and $17,200.  During the year ended August 31, 2009, we made several announcements regarding our MotionPower™ Technology and SolarWindow™ Technology.  The increase in utilities related expense is substantially due to an increase in web hosting fees as well as the enhancement of our website to display the advancement in its technologies.

Other income (expense)

            A summary of our other income (expense) for the years ended August 31, 2009 and 2008 was as follows:

	Year Ended
	August 31,		Percentage
	2009	2008	Change

Other income (expense)
Interest income	$7,743	$53,668	(86)%
Interest expense	(267)	(516)	(48)
Loss on disposal of fixed assets	-	(5,307)	*
Gain on dissolution of foreign subsidiary	59,704	-	*
Foreign exchange loss	(56,599)	(21,381)	165
Total other income	$10,581	$26,464	(60)%

* Not meaningful

            Interest income

            Interest income decreased during the year ended August 31, 2009 compared to the prior year primarily due to the closing of the administrative office in Vancouver, British Columbia, Canada. As of December 31, 2008, we transferred all of the funds in its interest bearing cash account maintained at a Canadian owned financial institution to non-interest bearing bank accounts at U.S. financial institutions.

Loss on disposal of fixed assets

We  recorded a loss on disposal of fixed assets of $5,307 during the year ended August 31, 2008 as a result of the removal of  the cost and related accumulated depreciation from our financial statements for equipment that was either no longer in service or deemed obsolete.  Substantially all of this equipment was located at our administrative office in Vancouver, British Columbia, Canada, which, effective August 31, 2008, was closed.

Gain on dissolution of foreign subsidiary

            Octillion Technologies Limited (“Octillion Technologies”) provided administrative services to our Canadian office. We ceased to conduct business in Canada, effective August 31, 2008 and closed this office. As a result, we dissolved Octillion Technologies, eliminated all intercompany balances, and recorded a gain on its investment in Octillion Technologies equal to the accumulated other comprehensive income at December 1, 2008, the time of the dissolution.

            Foreign exchange loss

We translate assets and liabilities of its foreign subsidiaries, other than those denominated in United States Dollars, at the rate of exchange at the balance sheet date.  The foreign exchange loss during the year ended August 31, 2009 is substantially the result of cash infusions made from New Energy Technologies to our former foreign subsidiary, Octillion Technologies (denominated in Canadian dollars), thereby increasing the intercompany payable on Octillion Technologies’ balance sheet.  As noted above, Octillion Technologies was dissolved, effective December 1, 2008.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming we will continue as a going concern.  We incurred cumulative losses of $6,540,049 through February 28, 2010.  Due to the "start up" nature of our business, we expect to incur losses as we continue development of our photovoltaic and energy harvesting technologies and expand.  These conditions raise substantial doubt about our ability to continue as a going concern.  Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary.  We expect to raise additional funds through private or public equity investment in order to expand the range and scope of its business operations. We will seek access to private or public equity but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all.  If are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

            Our principal source of liquidity is cash in the bank.  At February 28, 2010, we had a cash and cash equivalents balance of $1,510,880. We have financed our operations primarily pursuant to a Securities Purchase Agreement in which we received net proceeds of $3,395,955 in February 2008 and from the exercise of warrants.

           Net cash used in operating activities was $1,225,341 for the six months ended February 28, 2010, compared to net cash used of $479,027 for the same period in 2009.  The increase in cash used of $746,314 substantially reflects an increase in amounts paid for investor relations of approximately $51,600, marketing of $214,000, and research and development of $361,200.

Securities Purchase Agreement

            On February 12, 2008, we consummated the sale of an aggregate of 3,675,000 shares of its common stock and Class F Callable Warrants to purchase up to an additional 3,675,000 shares of our common stock for aggregate gross proceeds of $3,675,000 pursuant to the terms of a Securities Purchase Agreement dated February 8, 2008 (the “2008 Private Placement”) with certain institutional and other accredited investors (the “Investors”).

             We engaged an agent (the “Agent”) to help in the fund raising efforts of the 2008 Private Placement. The agent was paid a total cash fee of 7% ($257,250) of the aggregate proceeds and received Class F Callable Warrants to purchase 514,500 shares of our common stock valued at $642,980 and representing 7% of the total number of shares purchased by the Investors. In addition, the Agent was reimbursed $6,045 for expenses incurred on our behalf.

Related Party Transactions

Management fees – related party

            During the year ended August 31, 2009, we incurred $4,472 for services rendered by Mr. Frank Fabio, our former consultant Chief Financial Officer Fabio who resigned as CFO, effective January 9, 2009.

            On September 12, 2008, we granted a stock option to our then CFO to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.78 per share. The fair value of the 50,000 stock options was $35,500 on the date of grant.  Under the terms of the stock option agreement, the stock option granted to Mr. Fabio to purchase 50,000 shares of common stock was all forfeited upon his resignation.  Accordingly, stock option compensation expense of $4,053 recorded during the quarter ended November 30, 2008 for Mr. Fabio’s stock option was reversed during the quarter ended February 28, 2009 with a net $0 impact to the consolidated statement of operations for the year ended August 31, 2009.   Please refer to “EXECUTIVE COMPENSATION.”

Professional fees

Non-employee Board members receive $2,500 per quarter for services rendered in the capacity of a Board member.

                 During the three months ended February 28, 2010, we incurred $42,309, including stock compensation of $34,809, for services rendered by our non-employee directors, which is included in professional fees.

            During the six months ended February 28, 2010, we incurred $58,696, including stock compensation of $43,696, for services rendered by our non-employee directors, which is included in professional fees.

During the years ended August 31, 2009 and 2008, we incurred total cash and equity compensation of $75,911 and $41,525 for services rendered by our non-employee directors, which is included in professional fees.

During the years ended August 31, 2009 and 2008, we incurred $31,733 and $15,000 for services rendered by our non-employee directors.

During the years ended August 31, 2009 and 2008, we recorded stock compensation of $44,178 and $26,525 for stock options that were previously granted and vest over time.

            On March 10, 2008, we granted a stock option to each of two of our directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $1.66 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on February 8, 2009 and annually thereafter. The stock options are further subject to the terms and conditions of a stock option agreement between each director and us.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.  The fair value of the aggregate 100,000 stock options granted was $123,000.  During the years ended August 31, 2009 and 2008, we recorded $22,277 and $26,525 as stock compensation expense related to these stock options.

On September 9, 2008, we granted a stock option to each of two of our directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.85 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on September 9, 2009, and annually thereafter. The stock options are further subject to the terms and conditions of a stock option agreement between each director and us.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.  The fair value of the aggregate 100,000 stock options granted was estimated at $0.77 each, for a total of $77,000.  During the year ended August 31, 2009 we recorded $35,163 as stock compensation expense related to these stock options.

Stock compensation recorded during the year ended August 31, 2009 includes the reversal of stock compensation expense of $13,262 recorded in fiscal year 2008 for Mr. Gladwin’s stock option.  On September 9, 2008, Mr. Gladwin resigned from our Board of Directors.  Upon Mr. Gladwin’s resignation, the stock option granted to him on March 10, 2008 to purchase 50,000 shares of common stock was forfeited.

             On December 15, 2009, we granted a stock option to each of our three of non-employee directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.44 per share, the fair market value of our common stock on the date of grant. Each stock option expires five years from the date of grant, on December 15, 2014 and vests as follows: (a) as to 20,000 shares on December 16, 2009; (b) as to 15,000 shares on December 16, 2010; and (c) as to 15,000 shares on December 16, 2011.  The stock options are further subject to the terms and conditions of a stock option agreement between each director and us.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.

            During the three and six months ended February 28, 2010, the law firm of Sierchio & Company, LLP (“S&C LLP”), our corporate and securities legal counsel, provided $47,588 and $81,340 of legal services to us.  Joseph Sierchio, one of our non-employee directors, is a principal of S&C LLP.  At February 28, 2010, we owed S&C LLP $16,138 which is included in accounts payable.

 Our corporate office is located at 3905 National Drive, Suite 110, Burtonsville, Maryland 20866. On December 1, 2009, we entered into a one year sublease agreement with MVP Law Group, P.A., of which our Chief Executive Officer and President is a founder and managing attorney, with respect to this office space.  Monthly rent is $900.  Additionally, we paid a $900 security deposit.

            All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Other Contractual Obligations

           In addition to the contractual obligations discussed above for the research and development agreement with USF, as of February 28, 2010, we have future minimum lease payments of $12,500 under our corporate and other office operating leases.  In addition, we have future minimum payments totaling $13,300 pursuant to the Market Agreement entered into on October 1, 2008, $2,500 pursuant to the Shareholder Communications Services Agreement entered into on April 15, 2009, and $26,000 pursuant to the PR Agreement entered into on July 29, 2009.

Off-Balance Sheet Arrangements

            We have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

In September 2009, the FASB issued ASC 820-10 “Measuring Liabilities at Fair Values” (“ASC 820-10”). ASC 820-10 provides additional guidance on how companies should measure liabilities at fair value. Specifically, the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer. We adopted ASC 820-10, effective December 1, 2009, which did not have a material impact on our consolidated financial position, results of operations, and cash flows.

On February 24, 2010, the FASB issued Accounting Standards Update  (“ASU”) No. 2010-09 “Subsequent Events - Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which amends FASB ASC Topic 855, “Subsequent Events,” so that SEC filers no longer are required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements.  ASU No. 2010-09 was effective immediately and we adopted these new requirements in our second quarter of 2010.

Recent Accounting Pronouncements Not Yet Adopted

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures,” which amends the disclosure requirements related to recurring and nonrecurring fair value measurements.  The guidance requires disclosure of transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy, including the reasons and the timing of the transfers and information on purchases, sales, issuance, and settlements on a gross basis in the reconciliation of the assets and liabilities measured under Level 3 of the fair value measurement hierarchy. The guidance is effective for annual and interim reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual and interim periods beginning after December 15, 2010. We will adopt this guidance at the beginning of our third quarter of fiscal 2010, except for the Level 3 reconciliation disclosures on the rollforward activities, which we will adopt at the beginning of our third quarter of fiscal 2011. Other than requiring additional disclosures, we do not expect this guidance to have a material impact on our consolidated financial statements.

DESCRIPTION OF OUR BUSINESS AND PROPERTY

            You should rely only on the information contained in this Prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares. Our business, financial condition, results of operations and prospects may have changed since that date.

            We obtained statistical data and certain other industry forecasts used throughout this Prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this Prospectus.

Background

            We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.”

Since inception, we have been a technology incubator focused on the identification, acquisition, development and eventual commercialization of emerging technologies initially in the biotech and subsequently in the alternative energy sectors; however, commencing in August 2007 with the spinoff of our then wholly-owned subsidiary, MicroChannel Technologies Corporation, we elected to focus all of our resources on alternative energy technologies.

            Accordingly, effective December 2, 2008, we changed our name to “New Energy Technologies, Inc.” so as to more accurately reflect our focus on alternative energy technologies.

            Our corporate headquarters is located at 3905 National Drive, Suite 110, Burtonsville, Maryland 20866. Our telephone number is (800) 213-0689.

            We are a development stage technology company, focused on developing next generation alternative energy technologies. We conduct our current operations through our two wholly-owned subsidiaries:

•         KEC; and

•         New Energy Solar

            Our strategy is to develop new technologies and, where warranted, acquire rights to obtain licenses to technologies and products that are being developed by third parties, primarily universities and government agencies, through sponsored research and development agreements.

            We are currently focusing our development efforts on two technologies, namely:

•         MotionPower™ Technology for capturing the kinetic energy of moving vehicles in order to use this captured energy to generate clean electricity; and

•         SolarWindow™ Technology which enables transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells.

            We have filed nine new patent applications for inventions related to our MotionPower™ Technology; and, currently have two active trademark registrations in progress, “MotionPower™” Technology and “SolarWindow™” Technology. Currently all of our patent applications are pending. There is no assurance that such patent applications can or will be successfully prosecuted.

            We do not currently have any commercial products and there is no assurance that we will successfully be able to design, develop, manufacture, or sell any commercial products in the future.

   Ultimately, we plan to market MotionPower™ Technology and/or SolarWindow™ Technology products, if any, subject to receiving any requisite regulatory approvals, through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. The decision as to which method or methods of commercialization we will pursue will depend on various factors including, but not limited to, our financial resources at the time, manufacturing costs, market acceptance of the product(s), and competing technologies or products at the time.

            We believe that this approach could provide immediate access to pre-existing distribution channels, therefore potentially increasing market penetration and commercial acceptance of our products and enabling us to avoid expending significant funds for development of a large sales and marketing organization. Currently no such products or arrangements exist, nor can we currently project with any degree of accuracy when, if ever, such products or arrangements may exist.  Please refer to “RISK FACTORS.” If we do not ultimately commercialize products derived from our MotionPower™ Technology and/or SolarWindow™ Technology we will not generate revenues from our operations as currently conducted.

Our MotionPower™ Technology

            We are developing MotionPower™ as a device which captures the kinetic energy of moving vehicles and uses this captured energy to generate clean electricity.

            All vehicles in motion possess kinetic energy. Kinetic energy refers to the energy of motion, and is best described as the extra energy an object possesses due to its motion, such as the energy observed when a ball is thrown or kicked or when a cyclist no longer needs to peddle a bike in order to continue forward motion.

            The amount of kinetic energy a vehicle possesses is based upon the vehicle’s speed and weight. The faster the vehicle is moving and the heavier it is, the more kinetic energy it possesses. When a moving vehicle slows down, it wastes some of its kinetic energy in the process of braking. It is this wasted energy which we are seeking to recapture. Accordingly, for our MotionPower™ Technology device to effectively harvest a vehicle’s kinetic energy, the vehicle must be in the process of slowing down.

            Our MotionPower™ Technology device functions as an energy harvester, and may be considered an “external regenerative brake” which helps a vehicle slow down. Our MotionPower™ Technology captures and converts the vehicle’s wasted kinetic energy into useful electricity rather than allowing that energy be wasted as brake heat.

             Engineers anticipate installing MotionPower™ devices, currently under development, at high traffic locations wherever vehicles are required to slow down or stop. Everyday millions of vehicles slow or come to a stop at toll booths, traffic intersections, rest areas, travel plazas, border crossings, neighborhoods with traffic calming zones, parking sites, and drive-thrus and other roadway points. We expect to target such locations as possible installation sites for its MotionPower TM devices.

            To date, we have engineered, designed, and produced several MotionPower™ Technology prototype devices. We have concluded durability field tests of our MotionPower™-Auto technology for generating electricity from the kinetic energy of moving vehicles.  These field tests were conducted at a BurgerKing® franchise drive-thru in Hillside, New Jersey, the Four Seasons Hotel in Washington, DC, and the Holiday Inn Express® in Baltimore, Maryland.  These tests were undertaken as part of our ongoing research and development of our MotionPower™ Technology, and were conducted in order to evaluate the ‘real-world’ functionality of the design, user response, and durability of materials used in the tested prototype. We anticipate further field tests as development of our MotionPower™ technology is advanced.

Development of Our MotionPower™ Technology

            We are developing our MotionPower™ Technology through KEC, our wholly-owned subsidiary; all of our research, development and design activities are conducted through contractual arrangements with third party providers. KEC has entered into a number of consulting agreements with third party engineering firms relating to the development MotionPower™ Technology and the MotionPower™ Technology prototype device, including the following:.

            On November 4, 2008, our wholly-owned subsidiary, KEC, entered into (the “Veryst Agreement”) with Veryst relating to the development of   a car and truck energy harvester. The Veryst Agreement continues until terminated by either Veryst or Kinetic Energy. Pursuant to Rule 24b-2 we submitted a request for confidential treatment of certain portions of the Veryst Agreement, relating to the payment terms, scope of work and the milestone terms of the license agreement under the Veryst Agreement. Our request was granted on November 25, 2008.

                On September 9, 2009, we entered into an agreement with Veryst whereby Veryst is performing ongoing testing of our vehicle energy harvester and advancing prototyping.

            Additionally, on September 9, 2009, we entered into an agreement with Veryst, whereby Veryst is developing a commercial scale truck energy harvester.

            On May 1, 2009, KEC entered into the Initial Sigma Consulting Agreement pursuant to which Sigma Design provides engineering and product development services relating to the development of technologies for generating electricity from the motion of cars and trucks. On August 25, 2009, KEC entered into Additional Sigma Consulting Agreement whereby Sigma Design continues to provide engineering services relating to the development of the MotionPower™ Technology. Each of the Sigma Design Agreements may be terminated by either Sigma Design or us upon 30 days written notice to the other party.

            We will continue to engage, in the course of our ordinary business operations, independent consultants as required to advance our research and development of the MotionPower™ Technology and the MotionPower™ Technology prototype device.

Proprietary Assets

Through KEC we have filed nine (9) Provisional Utility Patent Applications in the U.S. Patent and Trademark Office related to its MotionPower™ technology.  These confidential applications are directed to devices and methods for capturing energy from moving vehicles.

Each of these applications has been filed in the name of the individual inventors.  Each of the inventors has assigned and transferred to KEC the full and exclusive right to these inventions in the

United States of America, its territories, dependencies and possessions and the entire right, title and interest in and to any and all Letters Patent(s) which may be granted therefore in the United States of America, its territories, dependencies and possessions, and in any and all foreign countries, and to any and all divisions, reissues, continuations, conversions and extensions thereof for the full term or terms for which the same may be granted.

How Our MotionPower™ Technology Works

            We are developing two related but separate applications of our MotionPower™ Technology as follows:

Our MotionPower™-Auto technology is designed to be installed in locations where cars and light trucks are required to reduce their speed, thus ensuring that the system only makes use of vehicle energy that would be required to slow down and does not ‘rob’ vehicles of energy they would otherwise use to accelerate.  Drivers pass over the MotionPower™-Auto device, and mechanically depress levers embedded in the device, which capture the energy of the slowing vehicle; drivers experience a sensation similar to the feeling of passing over a conventional speed bump, while the kinetic energy captured from the moving vehicle is creatively converted into electricity, using novel methods currently under ongoing development and refinement by engineers.

Our MotionPower™-Heavy technology is designed to generate electricity from the movement of heavy trucks, buses, and long haul rigs.  Engineers envision that the MotionPower™-Heavy device, once developed, could be installed at truck stops, weigh scales, commercial ports of entry, and shipping sites.  Our proprietary MotionPower™-Heavy technology is a fluid-based system, uniquely capable of drawing energy from vehicles without jarring their payload or creating passenger discomfort.  Drivers pass over the MotionPower™-Heavy device and depress fluid-based systems embedded in the device, which capture the energy of the slowing vehicle; drivers experience a sensation similar to the feeling of smoothly slowing down when softly applying conventional brakes, while the kinetic energy captured from the moving vehicle is creatively converted into electricity, using novel methods currently under ongoing development and refinement by engineers.

Our MotionPower™-Auto and MotionPower™-Heavy technologies generate electricity by creatively capturing and converting the vehicles’ excess kinetic rolling energy. Kinetic energy is present in a moving vehicle, much like the energy present in a bicycle, which may sometimes continue to ‘roll’ even though it’s no longer being peddled by the rider.

Unlike our MotionPower™ Technology for cars, light trucks, and heavy long-haul vehicles, other efforts to harvest kinetic energy from vehicles to generate electricity appear primarily directed to heavy trucks only.  Additionally, these systems rely on vehicle weight to depress elaborate piston configurations which hydraulically pump fluids to electrical generators. We believe these methods are substantially different from our MotionPower™ Technology which makes use of otherwise wasted kinetic energy when cars and trucks slow down.  Unlike these other systems, our MotionPower Technology does make use of elaborate piston configurations which require many moving mechanical parts, typically situated beneath slats or plates and vulnerable to mechanical failure.  Accordingly, we do not consider other such technologies to pose a direct competitive threat to our MotionPower™ Technology.

Testing of Our MotionPower™ Technology

We have concluded durability field tests of our MotionPower™-Auto technology for generating electricity from the kinetic energy of moving vehicles.  These field tests were conducted at a BurgerKing® franchise drive-thru in Hillside, New Jersey, the Four Seasons Hotel in Washington, DC,

and the Holiday Inn Express® in Baltimore, Maryland.  These tests were undertaken as part of our ongoing research and development of our MotionPower™ Technology, and were conducted in order to evaluate the ‘real-world’ functionality of the design, user response, and durability of materials used in the tested prototype. We anticipate further field tests as development of our MotionPower™ technology is advanced.

Market Overview of Our MotionPower™ Technology

            We believe that a market opportunity exists for our MotionPower™ technology, capable of capturing the wasted kinetic energy of moving cars to generate clean electricity. Rising energy costs, increasing electricity consumption, and the need for a cleaner alternative to today’s non-renewable energy sources, all contribute to the growing demand for clean, renewable alternative energy sources.

            Global energy consumption is expected to double from 2003 to 2030, according to the Energy Information Administration (EIA), and domestic electricity prices have been rising as a consequence of the cost of conventional fuels for electricity generation and looser pricing caps in some states.

            America is the world’s largest consumer of electricity, according to the U.S. Energy Information Administration, with nearly 70% of the nation’s electricity generated by coal and natural gas. The environmental impact and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, illustrate the need for more creative, sustainable methods for generating electrical power.

            There are an estimated 251 million registered vehicles in the United States (US Bureau of Transportation Statistics) which, according to the Environmental Protection Agency, drive more than 6 billion miles every day. We are working towards the development of MotionPower™ Technology devices which can be installed at various roadway sites where they are able to harvest the kinetic energy produced by these moving vehicles and use that captured energy in order to generate clean electricity.

             Currently, there are no commercially marketed vehicle energy harvesting devices available for sale in the United States and there is no formally recognized vehicle energy harvesting industry. It is, therefore, impossible to definitively quantify the commercial size of the vehicle energy harvesting market. Energy industry analyst, Raghu Das, CEO of IDTechEx, a technology industry analytics firm, has recently estimated that the global market for energy harvesting technologies will exceed $4 billion by 2019   (Source: Global Market For Energy Harvesting Technologies To Exceed $4B By 2019; Aerospace Online; July 17, 2009)  .

Government Regulation of our MotionPower™ Technology

            Our MotionPower™ Technology may be subject to certain government regulations. Our ability to remain viable will depend on favorable government decisions at various stages of the technology’s development by various agencies. From time to time, legislation is introduced that could significantly change the statutory provisions governing our research and development processes, as well as approval, manufacture and marketing of any products derived from such research and development activities.

            The production, marketing, and installation of our MotionPower™ Technology products, currently under development, may be construed by regulatory agencies as a new technology for roadway implementation, which, accordingly, could be subject to existing safety regulations and may be subject to yet unknown regulations.

            Current safety requirements for electrical products can include, but may not be limited to, Occupational Safety and Health Administration (OSHA) regulations, National Electrical Code (NEC) as approved as an American National Standard by the American National Standards Institute (ANSI) or ANSI/NFPA-70, certification by Underwriters Laboratories (UL) and the Society of Automotive Engineers (SAE), and compliance with local roadway safety legislation. These regulations are subject to change, and our ability to remain viable is contingent upon successfully satisfying regulatory requirements as stipulated by these agencies and/or others as the development of our MotionPower™ technology evolves.

Sales and Marketing of Our MotionPower™ Technology

            Ultimately, we plan to market MotionPower™ Technology products, if any, subject to receiving any requisite regulatory approvals, through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. No such arrangements presently exist. We believe that this approach will both increase market penetration and commercial acceptance of our products and enable us to avoid expending significant funds to develop a large sales and marketing organization.   Please refer to “RISK FACTORS.”

Competition For Our MotionPower™ Technology

            Currently, there are no commercially marketed vehicle energy harvesting devices available for sale in the United States and there is no formally recognized vehicle energy harvesting industry. To the best of our knowledge, at current, our MotionPower™ Technology does not face any substantive, direct competition from any commercially available vehicle energy harvester.

     We anticipate, however, that competition could grow if first-generation energy harvesting technologies designed to capture human kinetic energy and other such small-scale devices begin to gain commercial acceptance; such devices could potentially be re-engineered to capture the kinetic energy of moving vehicles.

            Other than our efforts, there are only two, small, privately-held companies developing vehicle energy harvesters. Unlike our MotionPower™ Technology for cars, light trucks, and heavy long-haul vehicles, these other technologies appear primarily directed to heavy trucks only.

•         AEST Incorporated – is purportedly developing its “Dragon Power Station” technology for installation where heavy trucks drive over a series of plates embedded in the roadway. The motion of the plates creates a pumping action of hydraulic fluids which subsequently turn a generator, ultimately producing electricity. To-date there is only one publicly-disclosed Dragon Power Station installation; and

•         KinergyPowerUSA – is purportedly developing its “Energy Carpet” technology for installation where heavy trucks drive over a series of slats. A number of underlying, interconnected micro- sized pistons pump hydraulic fluids to turn a generator, ultimately producing electricity. To- date, there are no publicly-disclosed Energy Carpet installations of which we are aware.

            The foregoing information regarding each of AEST Incorporated and KinergyPower USA was obtained from their respective web sites.

                These companies’ systems rely on vehicle weight to depress elaborate piston configurations which hydraulically pump fluids to electrical generators. We believe these methods are substantially different from our MotionPower™ Technology which makes use of otherwise wasted kinetic energy when cars and trucks slow down.  Unlike these other systems, our MotionPower Technology does not make use of elaborate piston configurations which require many moving mechanical parts, typically situated beneath slats or plates and vulnerable to mechanical failure.  Accordingly, we do not consider either company poses a direct competitive threat to our MotionPower™ Technology.

            Our commercial success will depend on our ability and the ability of our sublicensees, if any, to compete effectively in product development areas such as, but not limited to, safety, price, marketing and distribution.

            There can be no assurance new competitors will not succeed in developing products that are more effective than our MotionPower™ Technology, therefore rendering our products, if any, obsolete and non-competitive. Accordingly, in addition to our product development efforts, we have undertaken a public relations/advertising program designed to establish our “brand” name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of our MotionPower™ Technology products, if ever successfully developed. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of our MotionPower™ Technology products, if and when safety approvals are received.

            Competition with respect to our technologies is and will be based, among other things, on safety, reliability, availability, price and patent position. Another important factor will be the timing of market introduction of our competitive products. Accordingly, the speed with which we can develop our MotionPower™ Technology devices, complete regulatory approval processes and ultimately supply commercial quantities of products to the market is expected to be an important competitive factor. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technology development and commercial sales.

Please refer to “RISK FACTORS.”

Our SolarWindow™ Technology

            We are developing our SolarWindow™ Technology by coating glass surfaces with the world’s smallest known solar cells to produce transparent glass windows capable of generating electricity for application in homes, offices, and commercial buildings.

            America is the world’s largest consumer of electricity, according to the U.S. Energy Information Administration, with nearly 70% of the nation’s electricity generated by coal and natural gas.

            The environmental impact and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, illustrate the need for more creative, sustainable methods for generating electrical power.

Terminated Research Agreements

UIUC Sponsored Research Agreement

            We initiated our efforts to develop a transparent glass window capable of generating electricity by layering silicon nanoparticles with photovoltaic properties onto glass substrates by entering on August 25, 2006,  through our wholly-owned subsidiary Sungen, into the UIUC Sponsored Research Agreement with UIUC; the goal of the UIUC Sponsored Research Agreement  was the development of a new patent-pending technology to integrate films of silicon nanoparticle material on glass substrates, acting as photovoltaic solar cells that have the potential to convert normal home and office glass windows into ones capable of converting solar energy into electricity, with limited loss of transparency and minimal changes in manufacturing infrastructure. The UIUC Sponsored Research Agreement was amended on July 23, 2007, so as to require us to  provide an additional $203,617 to the previously amount of $219,201 for a total of $422,818, to UIUC in order to accelerate the development of the UIUC Silicon Nanoparticle Energy Technology.

            The UIUC Sponsored Research Agreement expired on August 22, 2008.  At that time we were of the view that the results of the research and development activities in connection with the UIUC Silicon Nanoparticle Energy Technology did not warrant further expenditure of funds.

Oakland Sponsored Research Agreement

            On August 18, 2008, we entered into the Oakland Sponsored Research Agreement with Oakland University to continue our development of transparent solar glass windows capable of generating electricity.  The initial term of the Oakland Sponsored Research Agreement was two years with an option on our part to terminate the agreement on an earlier date. Researchers at Oakland University undertook efforts on our behalf to identify new and novel methods to apply silicon nanoparticles with photovoltaic properties onto glass substrates.

            Pursuant to the terms of the Oakland Sponsored Research Agreement we agreed to advance a total of $348,066 to fund the research and development activities of which $140,519 was payable on or before September 1, 2008, $127,547 was payable on or before October 1, 2009 and $80,000 was payable on demand during the contract period for reimbursement of materials provided by Oakland University.  In August 2008, the Company advanced $140,519 to Oakland University pursuant to the Oakland Sponsored Research Agreement. In February 2009, we decided that it was in our best interest not to proceed forward with the Oakland Sponsored Research Agreement and exercised our right to terminate the Oakland Sponsored Research Agreement. As of the termination date of the Oakland Sponsored Research Agreement, $20,220 of the $140,519 initially advanced to Oakland University had been expended all during the quarter ended February 28, 2009.  The remaining $120,299 was refunded to us in April 2009.

Current Research Agreements

            Our SolarWindow™ Technology research and development efforts are now being conducted pursuant to the USF Sponsored Research Agreement entered into between our wholly-owned subsidiary New Energy Solar and USF on May 20, 2009.

            Researchers at USF are working to develop our SolarWindow™ Technology which enables transparent glass windows to generate electricity by coating their glass surfaces with ultra-small, functional solar cells. These solar coatings are less than 1/10th the thickness of conventional ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics. J. Lewis, J. Zhang and X. Jiang, Journal of Renewable and Sustainable Energy, 1, 1301, January 2009.

            Our SolarWindow™ Technology, currently under development, makes use of ultra-small solar cells which measure less than ¼ the size of a grain of rice and are fabricated using environmentally-friendly hydrogen-carbon based materials. These ultra-small solar cells allow for fabrication of solar arrays – a collection of multiple solar cells - on a broad range of substrate materials such as glass, plastic, and even paper. Made of natural polymers which can be dissolved into liquid for easy application, these ultra-small solar cells do not require expensive and complicated high-temperature or high-vacuum production techniques common to other solar coatings.

            Currently available solar cells are largely made of silicon wafers, an expensive and brittle material that can limit their commercial usability. Other newer generation, lower cost flexible thin film solar materials such as amorphous silicon, copper-indium-gallium-selenide, and cadmium telluride often require high-vacuum and high-temperature production techniques, and are many times thicker than the ultra-small solar cells used in our SolarWindow™ Technology. This generally limits the application of such thin films primarily to stainless steel, an expensive substrate material with limited prospects of delivering transparency.

            Our SolarWindow™ Technology, currently under development, uses an organic solar array which achieves transparency through the creative use of conducting polymers, naturally occurring materials which conduct electricity and have the same desirable electrical properties as the world’s most commercially popular semiconductor, silicon, yet have a better capacity to ‘optically absorb’ photons from light and generate electricity.

            The optical absorption properties of our SolarWindow’s™ Technology ultra-small solar cells enables development of an ultra-thin film, only 1/1000th the thickness of a human hair, or 1/10   th   of a micrometer. Conventional thin films are exponentially thicker, measuring several micrometers thick and inhibiting transparency. In photovoltaic applications such as see-thru windows, where transparency is a primary concern, today’s thin film solar cells simply cannot be utilized to produce a transparent solar window for application in homes, offices, and commercial buildings.

            Unlike other solar technologies, the ultra-small solar cells exclusive to our SolarWindow™ Technology generate electricity not only from the visible light spectrum found in sunlight but also by using the visible light found in artificial light, such as fluorescent lighting typically installed in offices and commercial buildings. Commercially, while the majority of today’s solar cells can only be installed where direct sunlight is available, researchers anticipate that our SolarWindow™ Technology ultra-small solar cells can be installed anywhere that direct sunlight or artificial lighting such as fluorescent systems emit visible light.

             On June 24, 2009, we announced findings of USF researchers who, in a series of experiments repeatedly tested our SolarWindow’s™ Technology ultra-small solar cells on a 1”x 1” substrate against today’s popular solar materials for their capacity to produce electricity under varying artificial light conditions, mimicking the levels of light exposure in homes and commercial offices. In every case, these ultra-small solar cells have outperformed all of the conventional materials tested.

            We do not currently have a commercial product and there is no assurance that we will be able to successfully design, develop, manufacture, or sell any commercial product in the future.

Development of Our SolarWindow™ Technology

            Under terms of the USF Sponsored Research Agreement, we have agreed to provide financial support for the project, “Semitransparent Flexible Power Foil (SFPF)” relating to the development of a prototype flexible semi-transparent organic power foil (1ft by 1ft dimension) for use as an energy-generating window glass in building-integrated photovoltaic products (the “USF Technology”). Pursuant to Rule 24b-2 we submitted a request for confidential treatment of certain portions of the USF Sponsored Research Agreement, relating to the payment terms, scope of work under the USF Sponsored Research Agreement. Our request was granted on June 11, 2009. Accordingly, these terms of the USF Sponsored Research Agreement have not been disclosed.

            On May 20, 2009, through our wholly-owned subsidiary, New Energy Solar, entered into the USF Option Agreement with the University of South Florida Research Foundation, Inc., a corporation not for profit under Chapter 617 Florida Statutes, and a direct support organization of USF, pursuant to which New Energy Solar has the right to an exclusive option to obtain an exclusive worldwide commercial license under certain patents relating to the USF Technology. Pursuant to Rule 24b-2 we submitted a request for confidential treatment of certain portions of the USF Option Agreement, relating to the payment terms, scope of work under the USF Option Agreement. Our request was granted on June 11, 2009. Accordingly, these terms of the USF Option Agreement have not been disclosed.

Our USF SolarWindow™ Technology research is conducted in approximately 1,000 square feet of laboratory facilities (University of South Florida, Physics Department, SCA 421, 4202 E. Fowler Avenue, Tampa, Florida 33620-5700) provided by USF under the USF Sponsored Research Agreement. The cost of the facilities is included in the budget under our Sponsored Research Agreement.

Proprietary Assets

            The SolarWindow™ Technology is subject to a patent application filed by USF (the “USF Patent Application”).  Our success is dependent in part on it obtaining, if warranted, an exclusive license from USF to market the SolarWindow™ Technology.  The receipt of any such license is contingent on successful early stage research, which we are funding.

            The receipt of an exclusive license to market the SolarWindow™ Technology is also contingent on fulfilling the terms and conditions set forth in the USF Sponsored Research Agreement.  We will need to reach agreement with respect to, among other things, licensing fees, reimbursement of patents costs, royalty rates, sub-licensing fees, and agreement to USF’s out-of-pocket expenses.  We may not be successful in negotiating an exclusive license with USF.  Failure to obtain an exclusive license, if warranted, will materially adversely affect our operations.

            If we are successful in negotiating an exclusive license agreement, we may not be able to make required cash payments, if any, when due or achieve other requirements. If we do not, we will risk the loss of our license and our right to develop and market products, if any, derived from the SolarWindow™ Technology, the loss of which will have a material adverse effect on the business and may require us to substantially curtail our operations.

            We may not retain all rights to developments, inventions, patents and other proprietary information resulting from any collaborative arrangements, whether in effect as of the date hereof or which may be entered into at some future time with third parties. As a result, we may be required to license such developments, inventions, patents or other proprietary information from such third parties, possibly at significant cost to us. Our failure to obtain any such licenses could have a material adverse effect on the business, financial condition and results of our operations. In particular, the failure to obtain a license could prevent us  from using or commercializing our technology.

            Our ability to compete effectively depends in part, on our ability to maintain the proprietary nature of our technologies, which includes the ability to license patented technology or obtain, protect and enforce new patents on our technology and to protect our trade secrets. Since we have not yet obtained a license to the SolarWindow™ Technology, it is not clear what rights, if any, we may have under the USF Patent Application.

            If we cannot directly pursue others from infringing on the USF Patent Application, it will need to rely on USF, as the case may be, to do so.  USF, as the case may be, may not devote the resources that may be required in any such effort to preclude others from infringing on their respective patents or other proprietary rights which may be related to the SolarWindow™ Technology. Even if we do obtain a license to the SolarWindow™ Technology, it cannot rely on the USF Patent Application to provide it with any significant competitive advantage. Others may challenge the USF Patent Application and, as a result, the USF Patent Application could be narrowed, invalidated or rendered unenforceable. Competitors may develop competitive products that may be outside the scope of protection, if any, afforded by the USF Patent Application.

            In addition, any future patent applications may not result in the issuance of patents in the United States or foreign countries. Further, it may take years to obtain the approval (or rejection) of patent applications. The validity or enforceability of a patent after its issuance by the Patent and Trademark Office can be challenged in litigation.  The patents protecting our products may be infringed or successfully avoided through design innovation.  The cost of patent litigation may be substantial. If the outcome of the litigation is adverse to the owner of the patent, third parties may then be able to use the invention covered by the patent without payment or permission of the patent owner.

Until such time as we exercise our right under the USF Option Agreement to exclusively license the technology underlying the USF Technology from USF, the University of South Florida Research Foundation retains ownership of patents related to the USF Technology along with future patents which may be filed during the course of developing the USF Technology, and further retains ownership of products which may be developed from the USF Technology.  We have not elected to exercise our right to license any patents at this time, and there can be no assurance that we will elect to do so in the future.

The USF Option Agreement is the only agreement currently in effect for in-licensing patents related to our SolarWindow™ Technology.  Pursuant to Rule 24b-2 we submitted a request for confidential treatment of certain portions of the USF Option Agreement, relating to the payment terms, scope of work under the USF Option Agreement; our request was granted on June 11, 2009. Accordingly, these terms of the USF Option Agreement have not been disclosed.

Market Overview of Our SolarWindow™ Technology

            We believe that a significant market opportunity exists for our SolarWindow™ Technology, which enables transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. Rising energy costs, increasing electricity consumption, and the need for a cleaner alternative to today’s non-renewable energy sources, all contribute to the growing demand for clean, renewable alternative energy sources.

            Global energy consumption is expected to double from 2003 to 2030, according to the Energy Information Administration (EIA), and domestic electricity prices have been rising as a consequence of the cost of conventional fuels for electricity generation and looser pricing caps in some states.

            America is the world’s largest consumer of electricity, according to the U.S. Energy Information Administration, with nearly 70% of the nation’s electricity generated by coal and natural gas. The environmental impact and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, illustrate the need for more creative, sustainable methods for generating electrical power.

            We believe that the commercial opportunity to install transparent glass windows capable of generating electricity in homes and commercial buildings is significant. There are nearly 5 million commercial buildings in America, according to the Energy Information Administration, and more than 80 million single detached homes.

Government Regulation of Our SolarWindow™ Technology

            Our SolarWindow™ Technology may be subject to certain government regulations. Our ability to remain viable will depend on favorable government decisions at various stages of the technology’s development by various agencies. From time to time, legislation is introduced that could significantly change the statutory provisions governing our research and development processes, as well as approval of the manufacture and marketing of any products derived from such research and development activities.

            The production and marketing of our SolarWindow™ Technology products, currently under development, involves the development and implementation of new technologies which are subject to existing safety regulations and may be subject to yet unknown regulations.

            Current safety requirements for electrical products can include, but may not be limited to, Occupational Safety and Health Administration (OSHA) regulations, National Electrical Code (NEC) as approved as an American National Standard by the American National Standards Institute (ANSI) or ANSI/NFPA-70, certification by Underwriters Laboratories (UL) and the Society of Automotive Engineers (SAE), and compliance with local building codes. These regulations are subject to change, and our ability to remain viable is contingent upon successfully satisfying regulatory requirements as stipulated by these agencies and/or others as the development of our SolarWindow™ technology evolves.

Testing of Our SolarWindow™ Technology

Researchers at USF set out to determine the performance of our SolarWindow™ technology, currently under development, against commercially available solar cells when operating under various artificial light conditions.  Under all three simulated, artificial lighting conditions in these test, our solar module outperformed the three commercially-available solar cells tested.

Sales and Marketing of Our SolarWindow™ Technology

            Ultimately, we plan to market SolarWindow™ products, if any, subject to obtaining regulatory approvals, through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators.

 No such arrangements presently exist. We believe that this approach will both increase market penetration and commercial acceptance of our products and enable us to avoid expending significant funds to develop a large sales and marketing organization.   Please refer to “RISK FACTORS.”

Competition For Our SolarWindow™ Technology

            Competition in the solar-photovoltaic’s industry is growing. Although we are not aware of other products substantially similar to our SolarWindow™ Technology product under development, numerous solar cell technologies have been developed, or are being developed, by a number of companies.

            Such technologies include, but are not necessarily limited to, the use of organic materials, advanced crystalline silicon thin film concepts, amorphous silicon, cadmium telluride, copper-indium-gallium-selenide (CIGS), titanium dioxide, and copper indium diselenide, and others. Given the benefit of time, investment, and advances in manufacturing technologies, any of these competing technologies may  achieve lower manufacturing costs, superior performance, or greater market acceptance than our SolarWindow™ Technology product, currently under development.

                We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting research, obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our technologies absolute. The description of the products and technologies being developed or marketed by our competitors listed below have been taken from publicly available documents or reports filed by these companies:

•         Konarka Technologies, Inc. - is focused on the development and advancement of nano-enabled polymer photovoltaic materials that are lightweight, flexible and more versatile than traditional solar materials;

•         XsunX, Inc. - develops and markets proprietary Thin Film Photovoltaic (TFPV) solar cell designs and core solar cell manufacturing systems, enabling licensees to manufacture TFPV solar devices on various substrates;

•         Sharp Corporation - has developed mass-production technology for stacked triple-junction thin-film solar cells by turning a conventional two-active-layer structure (amorphous silicon plus microcrystalline silicon) into a triple-junction structure with amorphous silicon (two active layers) and microcrystalline silicon (single active layer); and

•         DuPont - is a leading materials supplier to the Photovoltaic (PV) industry, with more than 20 years of experience in PV materials development, applications know- how, manufacturing expertise and global market access, and offers a broad and growing portfolio of films, resins for encapsulants, encapsulant films, and conductive pastes.

            These companies may have numerous competitive advantages, including:

•         significantly greater name recognition;

•         established distribution networks;

•         more advanced technologies and product development;

•         additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•         greater experience in conducting research and development, manufacturing,  obtaining regulatory approval for products, and marketing approved products; and

•         greater financial and human resources for product development, sales and marketing, and patent litigation.

            Our commercial success will depend on our ability and the ability of our sublicensees, if any, to compete effectively in product development areas such as, but not limited to, safety, price, marketing and distribution.

            There can be no assurance that competitors will not succeed in developing products that are more effective than our SolarWindow™ technology, therefore rendering our products obsolete and non-competitive. Accordingly, in addition to our research and development efforts, we have undertaken a public relations/advertising program designed to establish our “brand” name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of products, if any, we may derive from our research and development efforts. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of any products we may derive from our research and development efforts if and when regulatory approval is received.

            Competition with respect to our technologies is and will be based, among other things, on safety, reliability, availability, price and patent position. Another important factor will be the timing of market introduction of our competitive products. Accordingly, the speed with which we can develop our SolarWindow™ products, complete safety approvals processes and ultimately supply commercial quantities of the products to the market is expected to be an important competitive factor. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.   Please refer to “RISK FACTORS.”

Employees

            As of the date of this Prospectus we only have one employee, our President, Chief Executive Officer, and Chief Financial Officer, Mr. Meetesh V. Patel.   Please refer to “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

Our Office Facilities

            Our corporate office is located at 3905 National Drive, Suite 110, Burtonsville, Maryland 20866. Currently, the offices are being provided to us on a rent free basis by MVP Law Group, P.A., of which our Chief Executive Officer and President is a founder and managing attorney. We entered into a one year sublease agreement with MVP Law Group, P.A., effective December 1, 2009, with respect to this office space. We will pay MVP Law Group, P.A. $900 per month for this office space.

            We also maintain an office at 1050 Connecticut Ave NW, 10th Floor, Washington, DC 20036. We have a one year lease, which began September 22, 2008. The lease automatically renews on the anniversary date but we may terminate by giving written notice to the landlord not less than ninety (90) days prior to the end of any extension or renewal period. The rent for the office in Washington, DC is $275 per month plus tax and variable charges. Pursuant to the lease terms we are provided with a bundle of services including but not limited to reception, phone and mail service for one gross price.

            We also maintain an office at 8875 Hidden River Parkway, Suite 300, Tampa, FL 33637. We have a one year lease, which began on February 16, 2009. The lease automatically renews on the anniversary date but we may terminate by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the initial term. The rent for the office in Tampa, FL is $225 per month plus tax and variable charges. Pursuant to the lease terms we are provided with a bundle of services including but not limited to reception, phone and mail service for one gross price.

            We believe that our office facilities are sufficient and adequate for our purposes given our present staff and research objectives.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

            The following table sets forth the names and ages of all of our directors and executive officers. We have a board of directors comprised of four members. Each director holds office until a successor is duly elected or appointed. Executive officers serve at the discretion of the Board of Directors and are appointed by the Board of Directors. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each directors in other companies subject to the reporting requirements under the Federal securities law. As of the date of this Prospectus, the members of our board of directors and our executive officers were as follows:

Name	Age	Position	Held Position Since

Meetesh V. Patel	38	President, Chief Executive Officer, Chief Financial Officer, and Director	September 19, 2008 (director) October 15, 2008 (President, Chief Executive Officer) January 9, 2009 (Chief Financial Officer)
Alastair Livesey	51	Director	September 19, 2007

Joseph Sierchio	60	Director	July 24, 2008

Jatinder S. Bhogal	43	Director	September 9, 2008

Resignations and Appointments - Fiscal Year 2009

     The following persons resigned their positions with us on the date set forth opposite their respective names on the table set forth below:

Name	Former Position(s) With Us	Commenced On	Resigned On
Nicholas Cucinelli	President, Chief Executive Officer, and Director	September 10, 2007	October 15, 2008
Thomas Gladwin	Director	September 12, 2007	September 9, 2008
Harmel Rayat	Chief Financial Officer, Secretary, Treasurer, and	September 8, 2006	September 12, 2008
Director
Frank J. Fabio	Chief Financial Officer, Secretary, and Treasurer	September 12, 2008	January 9, 2009

Resignations and Appointments - Fiscal Years 2008 and 2007

             Ms. Terri DuMoulin resigned her position as our President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer on March 8, 2007.

             Dr. Kaiyo Nedd, Ms. Patti-Ann Hiranandani and Mr. Tareq Ghazaleh resigned their respective positions as directors on October 1, 2007.

Biographical Information

             Set forth below are the names of all of our directors and executive officers serving as such during our current fiscal year and our fiscal year ended August 31, 2009, all positions and offices with held with us by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years:

Current Directors and Officers

            Meetesh V. Patel.Mr. Patel completed his Bachelor of Arts Degree in Government and Politics with an emphasis in International Relations from the University of Maryland, College Park in 1997, and earned his law degree from American University, Washington College of Law, Washington, D.C. in

2000. Mr. Patel is a member of the Maryland State Bar and the District of Columbia Bar. Mr. Patel is the founder and managing attorney of the MVP Law Group, P.A., an innovative e-law firm that represents businesses within the United States and throughout the world. Mr. Patel has been managing the MVP Law Group since its inception in April 2003 to present. Since August 5, 2008, Mr. Patel also has served as the President, Chief Executive Officer and a Director of MicroChannel Technologies Corporation.

            Alastair Livesey.Dr. Livesey earned his Bachelor's degree (B.A.) in Science from the University of Cambridge in 1979, followed by an MA and Ph.D. in materials science from the Cavendish Physics Laboratory at the University of Cambridge in 1982 and 1984 respectively. From May 2001 to July 2007, Dr. Livesey was employed by Energy Conversion Devices, Inc. During his tenure at Energy Conversion Devices, Dr. Livesey held several positions, including Director of Integrated Hydrogen Energy Systems, Head of New Business Development and Strategic Planning, and Director, Cognitive Computer Business Development and Architecture Design. In these roles, he led projects involving product development and commercialization, strategic and business planning, new business development, joint venture partnerships, financing, human resources, information technology, and public relations across a diverse range of technologies including hydrogen storage, thin-film solar cells, advanced batteries, and fuel cells. From August 2007 to the present, Dr. Livesey has worked as an independent consultant in the alternative and renewable energy field. Dr. Livesey joined us as a Director on September 19, 2007. In September, 2008, Dr. Livesey was appointed as the Operations Director of Diverse Energy Ltd, a UK firm developing and assembling fuel cell power plants to replace diesel generators.

            Jatinder S. Bhogal.Since December 1993, Mr. Bhogal has worked as a business consultant to emerging growth companies. For more than 15 years, Mr. Bhogal has provided early business development guidance and consulting on a contract basis to companies developing healthcare services, medical devices, pharmaceuticals and vaccines, solar-photovoltaics, biofuels, and information technology solutions. Mr. Bhogal is also a Director of HepaLife Technologies, Inc. and International Energy, Inc.

            Joseph Sierchio.Mr. Sierchio earned his Doctor of Law degree at Cornell University Law School in 1974, and a Bachelor of Arts degree, with Highest Distinction in Economics, from Rutgers College at Rutgers University, in 1971. Mr. Sierchio has been engaged in the practice of law as a member of Sierchio & Company, LLP since May of 2007.  Mr. Sierchio was engaged in the practice of law as a member of Sierchio Greco & Greco, LLP from January 2003 through May of 2007. Since 1975, Mr. Sierchio has continuously practiced corporate and securities law in New York City, representing and offering counsel to domestic and foreign corporations, investors, entrepreneurs, and public and private companies in the United States, Canada, United Kingdom, Germany, Italy, Switzerland, Australia, and Hong Kong. Mr. Sierchio is admitted in all New York state courts and federal courts in the Eastern, Northern, and Southern Districts of the State of New York as well as the federal Court of Appeals for the Second Circuit. Mr. Sierchio is also a member of Sierchio & Company, LLP, counsel to the Company. Mr. Sierchio is also a Director of HepaLife Technologies, Inc.

Directors and Officers Who Resigned During Our Fiscal Year Ended August 31, 2009

            Nicholas Cucinelli. Mr. Cucinelli earned his Bachelor’s degree in Science from the United States Coast Guard Academy 1995. From September 2002 to August 2005, Mr. Cucinelli was a graduate student (MS & MBA) at the University of Michigan. Concurrent with his studies at the University of Michigan, Mr. Cucinelli was: a Graduate Student Research Assistant for, and a founding member of, the University’s “Sustainable Mobility and Accessibility Research & Transformation project” (January 2003 – April 2004); involuntarily recalled from the U.S. Coast Guard Reserve to active duty in support of Operation Neptune Shield (March 2003 – September 2003); a strategy consultant to the non-profit Carbon Disclosure Project (March – April 2004); employed full-time as an MBA intern within the Corporate Governance Division at Ford Motor Company (May – August 2004); and a member of a strategy consulting team for the Future Fuels Team within BP, plc. (October 2004 –August 2005). From September 2005 to June 2007, Mr. Cucinelli was employed by Energy Conversion Devices, Inc., where he held the position of Senior Business Development Specialist and facilitated the commercialization of solar photovoltaic, advanced battery, fuel cell, solid-state hydrogen storage, and next generation information technologies. On June 1  st   , 2007, Mr. Cucinelli was honorably discharged from the U.S. Coast Guard Reserve after completing nearly 16 years of Federal service. From June to September 2007, Mr. Cucinelli was employed by ENER subsidiary, United Solar Ovonic LLC, where he held the position of Manager, Federal and Military Sales.

            Harmel S. Rayat. Since January 2002, Mr. Rayat has been president of Montgomery Asset Management Corporation, a privately held firm providing financial and management consulting services to emerging growth corporations. During the past five years, Mr. Rayat also has served, at various times, as a director, executive officer and majority shareholder of a number of publicly traded and privately held corporations, including, MicroChannel Technologies Corporation, PhytoMedical Technologies, Inc, HepaLife Technologies, Inc., Entheos Technologies, Inc., and International Energy, Inc. As of September 2008, Mr. Rayat no longer serves as a director or officer of any of the foregoing publicly traded companies.

            Thomas Gladwin.Dr. Gladwin earned his Bachelor’s degree in Science from the University of Delaware in 1970, an MBA from the University of Michigan in 1971, and a Ph.D. in International Business and Natural Resource Policy from the University of Michigan in 1975. From September 1998 to the present, Dr. Gladwin has held tenure as the Max McGraw Professor of Sustainable Enterprise at The University of Michigan, jointly appointed in the University’s Stephen M. Ross School of Business and the School of Natural Resources and Environment. In this role he serves as Co-Director of the Erb Institute for Global Sustainable Enterprise at The University of Michigan and co-directs the University’s “Sustainable Mobility and Accessibility Research & Transformation” [SMART]. Dr. Gladwin also serves as a Core Faculty Member in the HRH The Prince of Wales' Business & the Environment Programme and is engaged in business consulting. Dr. Gladwin serves on the Board of Directors of SustainAbility Ltd. and Trillium Asset Management Corporation.

            Frank J. Fabio.Mr. Fabio received a BBA in Accounting from Pace University in June 1973; has been a Certified Public Accountant since 1976; and received an MS in Taxation from Long Island University in June 1989. From June 1973 to 1980, Mr. Fabio was employed by Ernst & Ernst, attaining the position of Manager. Since 1980 Mr. Fabio has maintained his private practice of accountancy in New York.

            All of our directors and officers are elected annually to serve for one year or until their successors are duly elected and qualified.

Family Relationships and Other Matters

            There are no family relationships among or between any of our officers and directors.

Legal Proceedings

             During the past ten years none of our directors, executive officers, promoters or control persons has been:

•         the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•         convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•         subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•         found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•         the subject of any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)       Any Federal or State securities or commodities law or regulation; or

(ii)     Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)    Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

•         any federal or state judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions (excluding settlements between private parties); and

•         any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

            On October 23, 2003, Mr. Harmel S. Rayat (our former director and officer), EquityAlert.com, Inc., and Innotech Corporation of which Mr. Rayat had served at various times as a director and officer, along with certain other individuals, collectively “the respondents,” consented to a cease-and-desist order pursuant to Section 8A of the Securities Act of 1933. Without admitting or denying the findings of the Securities and Exchange Commission related to the public relation and stock advertising activities of EquityAlert.com, Inc. and Innotech Corporation, the respondents agreed to cease and desist from committing or causing any violations and any future violations of , among other things, Section 5(a) and 5(c) of the Securities Act of 1933.  EquityAlert.com, Inc. and Innotech Corporation agreed to pay disgorgement and prejudgment interest of $31,555.14.

On August 8, 2000, Mr. Harmel S. Rayat and EquityAlert.com, Inc., without admitting or denying the allegations of the U.S. Securities & Exchange Commission that EquityAlert did not disclose certain compensation received by it in connection with stock advertisements and promotions, consented to the entry of a permanent injunction enjoining them from, among other things, violating Section 17(b) of the Securities Act of 1933; in addition, each of Mr. Rayat and EquityAlert agreed to pay a civil penalty of $20,000.

Compensation of Non-Employee Directors

            Our Board of Directors determines the non-employee directors’ compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

•         Compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;

•         Compensation should align the directors’ interests with the long-term interests of stockholders; and

•         Compensation should assist with attracting and retaining qualified directors.

            We do not pay director compensation to directors who are also employees. All non-employee directors are paid a director’s fee in the amount of $2,500 per quarter. Directors are entitled to participate in, and have been issued options under, our 2006 Stock Plan. We also reimburse directors for any actual expenses incurred to attend meetings of the Board.

            The following table reports all compensation we paid to non-employee directors during the fiscal year ended August 31, 2009:

	Director Compensation
	Fees Earned or
	Paid in	Stock
Name	Cash ($) (1)	Awards ($) (2)	Total ($)
Alastair Livesey (3)	$10,000	$22,277	$32,277
Thomas Gladwin (3)	—	(13,262)	(13,262)
Jatinder Bhogal (4)	10,000	17,582	27,582
Joseph Sierchio (4)	10,833	17,581	28,414
Tim Ellison	900	—	900
Total Director compensation	$31,733	$44,178	$75,911

 (1) The amounts in this column represent the quarterly cash meeting fee earned by or paid to our non-employee directors for service during the fiscal year ended August 31, 2009. Non-employee directors receive quarterly cash compensation of $2,500.

(2) This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended August 31, 2009 in accordance with ASC 718 for stock option awards. For information regarding significant factors, assumptions and methodologies used in determining the fair value of our stock options please refer to the footnotes to the Financial Statements appearing elsewhere in this Prospectus.

(3) On March 10, 2008, we granted a stock option to purchase 50,000 shares of common stock to each of Mr. Livesey and Mr. Gladwin at an exercise price of $1.66 per share. The stock options are further subject to the terms and conditions of a stock option agreement between each director and us.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.  The fair value of the aggregate 100,000 stock options granted was estimated at $1.23 each, for a total of $123,000, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 164.88%, risk-free interest rates of 2.37%, and expected lives of 5 years.

     On September 9, 2008, Mr. Gladwin resigned from our Board of Directors. As a result, the stock option granted to Mr. Gladwin on March 10, 2008 to purchase 50,000 shares of common stock were all forfeited upon his resignation. Pursuant to Mr. Gladwin’s resignation, the stock option compensation expense of $13,262 recorded in fiscal year 2008 for Mr. Gladwin’s stock option was reversed during the year ended August 31, 2009.

(4) On September 9, 2008, we granted a stock option to each of Mr. Bhogal and Mr. Sierchio permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.85 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on September 9, 2009, and annually thereafter. The stock options are further subject to the terms and conditions of a stock option agreement between each director and us.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.  The fair value of the aggregate 100,000 stock options granted was estimated at $0.77 each, for a total of $77,000, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 126.74%, risk-free interest rate of 3.21%, and expected lives of 6.5 years.

            On December 15, 2009, we granted a stock option to each of our three of non-employee directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.44 per share, the fair market value of our common stock on the date of grant. Each stock option expires five years from the date of grant, on December 15, 2014 and vests as follows: (a) as to 20,000 shares on December 16, 2009; (b) as to 15,000 shares on December 16, 2010; and (c) as  to 15,000 shares on December 16, 2011.  The stock options are further subject to the terms and conditions of a stock option agreement between each director and us.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.

Committees of the Board of Directors

            We do not currently have any standing committees of the Board of Directors. The full Board is responsible for performing the functions of: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

Corporate Governance

            We have adopted Corporate Governance Guidelines applicable to our Board of Directors.

Code of Ethics

            We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including our senior financial officer and Chief Executive Officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and NASD listing standards. Accordingly, the Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability.

Director Independence

            After considering all of the relevant facts and circumstances, our Board of Directors has determined that each of Messrs. Livesey and Sierchio are independent from our management and qualify as “independent directors” under the standards of independence under the applicable National Association of Securities Dealers listing standards. This means that, in the judgment of the Board of Directors, none of those directors (1) is one of our (or our subsidiaries) officers or employees or (2) has any direct or indirect relationship with us that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

            The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our executive officers lies with our Board of Directors. In this connection the Board has not retained the services of any compensation consultants.

            The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. In 2009, we designed our executive compensation program to achieve the following objectives:

•         attract and retain executives experienced in developing and delivering products such as our own;

•         motivate and reward executives whose experience and skills are critical to our success;

•         reward performance; and

•         align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

            The following table summarizes the compensation earned by the Named Executive Officers during the fiscal years ended August 31, 2009, 2008 and 2007.

Name and Principal Position	Year Ended August 31,	Salary ($)	Option Awards ($) (6)	All Other Compensation($)	Total ($)
Meetesh V. Patel (1), President, Chief Executive Officer, Chief Financial Officer, and Director	2009	$149,438	$121,819	$13,200 (5)	$284,457
	2008	-	-	-	-
	2007	-	-	-	-
Nicholas Cucinelli (2), Former President, Chief Executive Officer and Director	2009	73,298	(3,573,778)	3,856 (5)	(3,496,624)
	2008	96,250	3,573,778	22,284 (5)	3,692,312
	2007	-	-	-	-
Frank J. Fabio (3), Former Chief Financial Officer, Secretary and Treasurer	2009	4,472	-	-	4,472
	2008	-	-	-	-
	2007	-	-	-	-
Harmel S. Rayat (4), Former Chief Financial Officer, Secretary, Treasurer and Director	2009	-	-		-
	2008	-	-		-
	2007	-	-		-

 (1)     On June 24, 2009 we entered into an employment agreement (the “Employment Agreement”) with Mr. Meetesh V. Patel, our Chief Executive Officer, President and Chief Financial Officer.  Mr. Patel is also one of our directors.

Pursuant to the terms of the Employment Agreement, Mr. Patel has agreed to continue to serve as Chief Executive Officer, President and Chief Financial Officer and in consideration thereof he will be:

•         paid an aggregate annual salary of $150,000 payable in 24 equal bimonthly installments of $6,250;

•         paid a stipend of $1,200 per month, beginning October 15, 2008, the date he was appointed President and Chief Executive Officer and continuing the duration of the term of the Employment Agreement to cover medical insurance premiums until such time as we can provide an alternative medical insurance plan; and

•         reimbursed for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties.

The Employment Agreement provides that Mr. Patel’s employment by us is “at-will employment” and may be terminated by Mr. Patel or us at any time, with or without cause, and for any reason whatsoever, upon written notice to the other. In the event of the termination of Mr. Patel’s employment by us or by Mr. Patel for any reason whatsoever, then as of the date of the termination of such employment as set forth in the applicable notice thereof Mr. Patel shall no longer be entitled to (i) any salary compensation, (ii) reimbursement of expenses (except for expenses incurred by Mr. Patel and approved by us prior to the date of such termination), and (iii) any and all unexercised Options shall expire and shall no longer be exercisable as of the date of termination of the Employment  Agreement, and, except for obligations expressly stated to survive the termination of the Employment Agreement neither party hereto shall have any further rights or obligations to the other thereunder.

Pursuant to the Employment Agreement, Mr. Patel has also been granted options (collectively, the “Option”) to purchase up to an aggregate of 2,000,000 shares of our common stock at an exercise price of $0.52 per share, the closing price of our common stock on the date of the execution and delivery of the employment agreement.  The stock option expires 10 years from the date of grant, on June 23, 2019.  The terms and conditions of the Option are set forth in an Option Agreement dated June 24, 2009 between us and Mr. Patel (the “Option Agreement”).  Subject to the restrictions and earlier termination provisions set forth in the Option Agreement, the Option vests as follows:

1.     as to 500,000 shares when, to the Board’s satisfaction, all of the following items related the development, production, manufacturing, and sale any of commercially viable product have been successfully executed: (A) completion of final design and/or engineering; (B) the establishment of manufacturing facilities, whether in-house or outsourced; and (C) the initial filing of any product safety approval applications, if required, in order to allow for the commercial sale of products by us;

2.     as to 500,000 shares upon commencing commercial sales of any of our products, as reported in our  financial statements, whether to retail customers or wholesale customers;

3.     as to 500,000 shares upon achieving $1,000,000 in total cumulative commercial sales of our products during any six-month period of a fiscal year, as reported in our financial statements

4.     as to 500,000 shares when, to the Board’s satisfaction, we enter into a favorable business partnership with a third-party commercial organization in the industry segment related to our product development and sales efforts, under any of the following conditions:

          (a)   a product development relationship whereby the third-party partner makes a significant financial investment, as determined at the Board’s discretion, directed towards the development of our products; or

          (b)   a product development relationship whereby the third-party partner invests significant research and development resources, as determined at the Board’s discretion, directed towards the development of our products; or

          (c)     a strategic partnership with the third-party partner where, as determined at the Board’s discretion, such a partnership provides significant business advantages to us which it would otherwise not have, whether related to product development, commercial sales, industry position, or business reputation.

5.     as to all 2,000,000 shares if and when one of our technologies or products is acquired on favorable terms, as determined at the Board’s discretion, by a third party at a price that has been approved by shareholders and the Board, or when we or any of our subsidiaries is acquired on favorable terms us, as determined at the Board’s discretion, by a third party at a price that has been approved by shareholders and the Board.

The fair value of the 2,000,000 options granted was estimated at $980,000 on the date of grant, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 147.10%, risk-free interest rates of 3.39%, and expected life of 6.25 years.

On April 6, 2010, we amended our Employment Agreement dated June 24, 2009 with Mr. Meetesh Patel, our Chief Executive Officer, President, and Chief Financial Officer to provide that Mr. Patel will continue to serve as our Chief Executive Officer and President until at least March 31, 2011.  Mr. Patel is also one of our directors.  In consideration for Mr. Patel’s undertaking to continue to serve in such capacities, we granted Mr. Patel a stock option to purchase up to 150,000 shares of our common stock at an exercise price of $0.58 per share, the closing price of our common stock on April 6, 2010, the date of grant, as reported on the Over the Counter Bulletin Board.  The stock option expires five years from the date of grant on April 6, 2015. Subject to the terms, restrictions, and earlier termination provisions as set forth in the option agreement dated April 6, 2010 between us and Mr. Patel, the option vests as follows:

(a)     as to 37,500 on June 30, 2010;

(b)     as to 37,500 on September 30, 2010;

(c)     as to 37,500 on December 31, 2010; and

(d)     as to 37,500 on March 31, 2011.

(2)     In September 2007, we appointed Mr. Nicholas Cucinelli to the positions of President and Chief Executive Officer.  Pursuant to an Employment Agreement, the Board approved an annual salary of $105,000, a $2,000 reimbursement for relocation related expenses, and a stock option to purchase up to 1,500,000 shares of our common stock at an exercise price of $4.21 per share.

On February 15, 2008, we cancelled the stock option granted to Mr. Cucinelli in September 2007 for 1,500,000 stock options and simultaneously entered into a 10 year stock option agreement with Mr. Cucinelli for the purchase of 1,250,000 shares of our common stock at an exercise price of $1.66 per share.  The cancellation and re-issuance was accounted for as a modification of the originally issued stock option, resulting in a total adjusted fair value of $6,895,000 which was being recognized over the requisite service period.

On October 15, 2008, Mr. Nicholas Cucinelli resigned from the positions of President and Chief Executive Officer and Director.  As a result, the stock option granted to Mr. Cucinelli on February 15, 2008 to purchase 1,250,000 shares of common stock were all forfeited pursuant to the terms of an Employment Termination Agreement dated October 15, 2008 between us and Mr. Cucinelli.  Pursuant to Mr. Cucinelli’s resignation, the stock option compensation expense of $3,573,778 recorded in fiscal year 2008 for Mr. Cucinelli’s stock option was reversed during the quarter ended November 30, 2008 and is included in wages and benefits for the year ended August 31, 2009.

(3)   On September 12, 2008, we appointed Mr. Frank Fabio to the positions of Chief Financial Officer, Secretary and Treasurer.  Mr. Fabio resigned from all positions with us, effective January 9, 2009.

On September 12, 2008, we granted a stock option to Mr. Fabio to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.78 per share. The fair value of the 50,000 stock options was $35,500 on the date of grant.  Under the terms of the stock option agreement, the stock option granted to Mr. Fabio to purchase 50,000 shares of common stock was all forfeited upon his resignation.

Accordingly, stock option compensation expense of $4,053 recorded during the quarter ended November 30, 2008 for Mr. Fabio’s stock option was reversed during the quarter ended February 28, 2009 with a net $0 impact to the consolidated statement of operations for the year ended August 31, 2009.

(4)     Mr. Rayat resigned as Chief Financial Officer, Secretary, Treasurer and Director, effective September 12, 2008.  Mr. Rayat provided services to us for no compensation.

(5)     Represents amounts paid for medical insurance.

(6)     This column reflects the dollar amount recognized for financial statement reporting purposes in accordance with applicable SEC rules and guidance and ASC 123R for stock options and warrants, which may include amounts from awards made in and prior to the years shown.  For information regarding significant factors, assumptions and methodologies used in determining the fair value of our options and warrants, see Note 9. “Stock Options” to the Audited Consolidated Financial Statements included in this Prospectus.

Employee Directors

             Employee directors do not receive compensation in addition to their annual salaries and bonuses, if any, for services provided as a director. Non-employee directors receive $2,500 per quarter for services rendered as one of our directors.

            During the year ended August 31, 2007, the president and directors provided services to us for no compensation.

Grants of Plan-Based Awards

            The following table sets forth information regarding stock options granted to our Named Executive Officers during the fiscal year ended August 31, 2009. We do not have any non-equity incentive plans and has therefore omitted the corresponding columns.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options ($/Sh)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Meetesh V. Patel(1)	6/24/09	2,000,000	0.52	980,000

(1)  On June 24, 2009 we entered into an employment agreement (the “Employment Agreement”) with Mr. Meetesh V. Patel, our Chief Executive Officer, President and Chief Financial Officer.  Mr. Patel is also one of our directors.

For the terms of the Employment Agreement, please refer to footnote (1) to the Summary Compensation Table in “EXECUTIVE COMPENSATION” above.

            On December 15, 2009, we granted a stock option to Mr. Meetesh Patel, our President and Chief Executive Officer permitting Mr. Patel to purchase up to 250,000 shares of our common stock at an exercise price of $0.44 per share, the fair market value of our common stock on the date of grant.  The fair market value of our common stock is the closing price of the common stock as quoted on the OTCBB on December 15, 2009 or, if our common stock is not traded on the date of grant, the first day of active trading following the date of grant.  The stock option granted to Mr. Patel is fully vested and exercisable upon grant and expires five years from the grant date, on December 15, 2014.

 On April 6, 2010, we amended our Employment Agreement dated June 24, 2009 with Mr.

Meetesh Patel, our Chief Executive Officer, President, and Chief Financial Officer to provide that Mr. Patel will continue to serve as our Chief Executive Officer and President until at least March 31, 2011.  Mr. Patel is also one of our directors.  In consideration for Mr. Patel’s undertaking to continue to serve in such capacities, we granted Mr. Patel a stock option to purchase up to 150,000 shares of our common stock at an exercise price of $0.58 per share, the closing price of our common stock on April 6, 2010, the date of grant, as reported on the Over the Counter Bulletin Board.  The stock option expires five years from the date of grant on April 6, 2015. Subject to the terms, restrictions, and earlier termination provisions as set forth in the option agreement dated April 6, 2010 between us and Mr. Patel, the option vests as follows:

(e)    as to 37,500 on June 30, 2010;

(f)    as to 37,500 on September 30, 2010;

(g)    as to 37,500 on December 31, 2010; and

(h)   as to 37,500 on March 31, 2011.

Outstanding Equity Awards at Fiscal Year-End August 31, 2009

     The following table sets forth information regarding equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of August 31, 2009.

	Option Awards	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Meetesh V. Patel(1)	-	2,000,000	0.52	6/23/2019

(1)           On June 24, 2009 we entered into an employment agreement (the “Employment Agreement”) with Mr. Meetesh V. Patel, our Chief Executive Officer, President and Chief Financial Officer.  Mr. Patel is also one of our directors. For the terms of the Employment Agreement, please refer to footnote (1) to the Summary Compensation table in EXECUTIVE COMPENSATION above.

Options Vested and Exercised

           During the three and six month periods ended February 28, 2010 and fiscal year ended August 31, 2009 none of the Named Executives exercised any stock options.  The following stock options vested during the three months ended February 28, 2010:

•         20,000 at $0.85 per share;

•         10,000 at $1.66 per share; and

•         310,000 at $0.44 per share.

Changes in Control

            There are no understandings or agreements known by management at this time which would result in a change in control.

            As our business develops, we anticipate that our compensation program will expand to include bonuses for other employees and awards of equity compensation. We believe that a combination of cash and common stock or options will allow us to attract and retain the services of the individuals who will help us achieve our business objectives, thereby increasing value for our shareholders.

             In setting the compensation for our officers, our board of directors looked primarily at the stage of our business operations and our ability to pay our executives. As our operations develop, we expect that executive compensation will be determined by reviewing the person’s responsibilities, salaries paid  to others in businesses comparable to ours, the person’s experience and our ability to replace the individual should the need arise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2010 by (i) each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group.

            Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.

Name and Address of Beneficial Owner	Positions and Offices Held	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Class(1)
1420525 Alberta Ltd.(2) C/o Harmel S. Rayat 216 – 1628 West 1st Avenue Vancouver, BC V6J 1G1	Stockholder	25,099,600(2)	42.83%
Jatinder Bhogal 3905 National Drive, Suite 110 Burtonsville, MD 20866	Director	30,000(3)	* %
Alastair Livesey 3905 National Drive, Suite 110 Burtonsville, MD 20866	Director	30,000(3)	* %
Joseph Sierchio 430 Park Avenue, Suite 702 New York, NY 10022	Director	80,000(4)	* %
Meetesh Patel 3905 National Drive, Suite 110 Burtonsville, MD 20866	President, Chief Executive Officer, Chief Financial Officer, and Director	250,000(5)	* %
All Directors and Officers as a Group (4 persons)		390,000(6)	* %

* less than 1%

(1)       Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 58,600,600 shares of Common Stock issued and outstanding as of February 28, 2010. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2)        1420525 Alberta Ltd., is a private Alberta corporation wholly owned by Mr. Harmel Rayat, a former officer, director, and controlling stockholder. In such capacity Mr. Rayat may be deemed to have beneficial ownership of these shares.

(3)         Represents stock options to purchase 30,000 shares of our common stock.

(4)         Includes warrants to purchase 25,000 shares of our common stock and stock options to purchase 30,000 shares of our common stock.

(5)          Represents stock options to purchase 250,000 shares of our common stock

(6)              Assumes exercise of all warrants and options exercisable within 60 days that are owned by all officers and directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

            We do not have a formal written policy for the review and approval of transactions with related parties. However, our Code of Ethics and Corporate Governance Principles require actual or potential conflict of interest to be reported to the Chairman of the Board. Our employees are expected to disclose personal interests that may conflict with ours and they may not engage in personal activities that conflict with their responsibilities and obligations to us.  If any actual or potential conflict of interest is reported, our entire Board of Directors and outside legal counsel annually review all transactions and relationships disclosed and the board makes a formal determination regarding each director's independence. If the transaction is deemed to present a conflict of interest, the Board of Directors will determine the appropriate action to be taken.

Management fees – related party

            On September 12, 2008, we granted a stock option to our then Chief Financial Officer to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.78 per share. The fair value of the 50,000 stock options was $35,500 on the date of grant.  Under the terms of the stock option agreement, the stock option granted to Mr. Fabio to purchase 50,000 shares of common stock was all forfeited upon his resignation.  Accordingly, stock option compensation expense of $4,053 recorded during the quarter ended November 30, 2008 for Mr. Fabio’s stock option was reversed during the quarter ended February 28, 2009 with a net $0 impact to the consolidated statement of operations for the year ended August 31, 2009.   Please refer to “EXECUTIVE COMPENSATION.”

Professional fees

             Professional fees primarily consist of accounting, audit and tax fees, legal fees, non-employee Board fees, and SEC related filing fees.

   Non-employee Board members receive $2,500 per quarter for services rendered in the capacity of a Board member.

   During the three months ended February 28, 2010, we incurred $42,309, including stock compensation of $34,809, for services rendered by our non-employee directors, which is included in professional fees.

   During the six months ended February 28, 2010, we incurred $58,696, including stock compensation of $43,696, for services rendered by our non-employee directors, which is included in professional fees.

            During the three and six months ended February 28, 2010, the law firm of Sierchio & Company, LLP (“S&C LLP”), our corporate and securities legal counsel, provided $47,588 and $81,340 of legal services to us.  Joseph Sierchio, one of our non-employee directors, is a principal of S&C LLP.  At February 28, 2010, we owed S&C LLP $16,138 which is included in accounts payable.

                Our corporate office is located at 3905 National Drive, Suite 110, Burtonsville, Maryland 20866. On December 1, 2009, we entered into a one year sublease agreement with MVP Law Group, P.A., of which our Chief Executive Officer and President is a founder and managing attorney, with respect to this office space.  Monthly rent is $900.  Additionally, we paid a $900 security deposit.

During the years ended August 31, 2009 and 2008, we incurred total cash and equity compensation of $75,911 and $41,525 for services rendered by our non-employee directors, which is included in professional fees.

During the years ended August 31, 2009 and 2008, we incurred $31,733 and $15,000 for services rendered by our non-employee directors.

            During the years ended August 31, 2009 and 2008, we recorded stock compensation of $44,178 and $26,525 for stock options that were previously granted and vest over time.

            On March 10, 2008, we granted a stock option to each of two of our directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $1.66 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on February 8, 2009 and annually thereafter. The stock options are further subject to the terms and conditions of a stock option agreement between each director and us.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.  The fair value of the aggregate 100,000 stock options granted was $123,000.  During the years ended August 31, 2009 and 2008, we recorded $22,277 and $26,525 as stock compensation expense related to these stock options.

            On September 9, 2008, we granted a stock option to each of two of our directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.85 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on September 9, 2009, and annually thereafter. The stock options are further subject to the terms and conditions of a stock option agreement between each director and us.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.

 The fair value of the aggregate 100,000 stock options granted was estimated at $0.77 each, for a total of $77,000.  During the year ended August 31, 2009 we recorded $35,163 as stock compensation expense related to these stock options.

Stock compensation recorded during the year ended August 31, 2009 includes the reversal of stock compensation expense of $13,262 recorded in fiscal year 2008 for Mr. Gladwin’s stock option.  On September 9, 2008, Mr. Gladwin resigned from our Board of Directors.  Upon Mr. Gladwin’s resignation, the stock option granted to him on March 10, 2008 to purchase 50,000 shares of common stock was forfeited.

            On December 15, 2009, we granted a stock option to each of our three of non-employee directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.44 per share, the fair market value of our common stock on the date of grant. Each stock option expires five years from the date of grant, on December 15, 2014 and vests as follows: (a) as to 20,000 shares on December 16, 2009; (b) as to 15,000 shares on December 16, 2010; and (c) as to 15,000 shares on December 16, 2011.  The stock options are further subject to the terms and conditions of a stock option agreement between each director and us.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.

              All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

DESCRIPTION OF OUR SECURITIES

             Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.10 per share. As of February 28, 2010 there were 58,600,600 shares of our common stock issued and outstanding; and, no shares of preferred stock issued and outstanding.

Common Stock

             Each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders. The shares of common stock do not have cumulative voting rights. This means that holders of more than 50% of the shares of common stock voting for the election of directors can elect all the directors and, therefore, our present stockholders can elect all of the directors even after this offering.

             The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. However, we presently intend to reinvest any earnings instead of paying cash dividends. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

            Our Articles of Incorporation vests our Board of Directors with authority to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation.

            Holders of the preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class. There are no shares of preferred stock issued and outstanding.

Warrants

As of February 28, 2010, the following warrants were outstanding and exercisable:

•         100,000 Class E Warrants which entitle the holders the right to purchase an aggregate of 100,000 shares of common stock at $0.60 each, expiring on April 23, 2010.

•         3,188,500 Class F Callable Warrants which entitle the holders the right to purchase an aggregate of 3,188,500 shares of common stock at $1.25 each, expiring on February 12, 2011.

            Holders of the Warrants will not have, solely as a result of such ownership, the rights attaching to our common stock or to our preferred stock.

Options

            The following table summarizes information about stock options outstanding and exercisable at February 28, 2010:

		Stock Options Outstanding			Stock Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
	Number of	Remaining	Average	Number of	Remaining	Average
	Options	Contractual	Exercise	Options	Contractual	Exercise
Exercise Prices	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$0.44	400,000	4.8	$0.44	310,000	4.8	$0.44
0.52	2,000,000	9.3	0.52	—	—	—
0.85	100,000	8.5	0.85	20,000	8.5	0.85
1.66	50,000	8.0	1.66	20,000	8.0	1.66
$0.44 – $ 1.66	2,550,000	8.6	$0.54	350,000	5.2	$0.53

            Subsequent to February 28, 2010 we amended our employment agreement with Meetesh V. Patel, our Chief Executive Officer, President and Chief Financial Officer to provide that Mr. Patel will continue to serve as our Chief Executive Officer and President until at least March 31, 2011.  In consideration for Mr. Patel’s undertaking to continue to serve in such capacities, we granted Mr. Patel an option to purchase up to 150,000 shares or our common stock at a price of $0.58 per share (the closing price of our common stock on April 6, 2010, as reported on Over the Counter Bulletin Board).  The Option, subject to the terms and provisions of the Stock Option Agreement dated as of April 6, 2010 between us and Mr. Patel, shall vest as follows:

            (a)        as to 37,500 on June 30, 2010;

            (b)        as to 37,500 shares on September 30, 2010;

            (c)        as to 37,500 shares on December 31, 2010; and

            (d)        as to 37,500 shares on March 31, 2011.

             On April 1, 2010, the Company entered into a consulting agreement with Mr. John A. Conklin whereby Mr. Conklin will provide technical advice, guidance, and management oversight to help advance the commercial development of the Company’s technologies, including but not necessarily limited to its SolarWindow™ and MotionPower™ technologies.  In consideration of Mr. Conklin’s services, the Company will pay Mr. Conklin $11,000 per calendar month for the first three calendar months of the consulting agreement and $12,444 for each calendar month of service thereafter.  In additional consideration of Mr. Conklin’s services, the Company granted Mr. Conklin a stock option to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $0.54 per share, the closing price of the Company’s common stock on the date of grant.  The stock option expires five years from the date of grant on April 1, 2010. The stock option granted Mr. Conklin vests upon the achievement of specific technical, product development, and/or business milestones.

Shares Eligible For Resale

             Sales of substantial amounts of our common stock in the public market following this offering could negatively affect the market price of our common stock. Such sales could also impair our future ability to raise capital through the sale of our equity securities.

             As of February 28, 2010, we had 58,600,600 shares of our common stock outstanding. Of these Shares, 36,749,600 Shares are "restricted" securities, within the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemption provided by Rule 144. Of these 25,099,600 are owned by 1420525 Alberta Ltd., a private corporation, of which Harmel S. Rayat, our former Chief Financial Officer, director and controlling shareholder is the sole shareholder.

Rule 144

             Pursuant to Rule 144 as in effect on the date of this Prospectus a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

              Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•         1% of the number of shares of common stock then outstanding, which equal 586,006 shares as of February 28, 2010; or

•         the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale , provided that the common stock is listed on a national securities exchange or on The NASDAQ Stock Market.

             Sales under Rule 144 by our affiliates are further limited under Rule 144, including the provisions thereof relating to the manner of sale, notice requirements and availability of current public information about us.

Sales Pursuant to Rule 144 by Non-Affiliates

              Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

             Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•         The issuer of the securities that was formerly a shell company has ceased to be a shell company;

•         The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•         The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•         At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

              As we are not a shell company, our restricted shares will be able to be resold pursuant to Rule 144 as described above after we become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. In addition, the shares registered for resale by the Selling Stockholders may be sold without restriction pursuant to this Prospectus.

SELLING STOCKHOLDERS

                The following table presents information regarding the Selling Stockholders. The Selling Stockholders may sell up to 10,050,000 shares of our common stock. The percentage of outstanding shares beneficially owned is based on 58,600,600 shares of common stock issued and outstanding at February 28, 2010. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Shareholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his name, none of the Selling Stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Stockholders	No. of Shares Beneficially Owned Prior to the Offering	Percentage of Issued and Outstanding Shares Owned Prior to the Offering(1)	Number of Shares Registered and to be Sold in This Offering(2)	Percentage of Issued and Outstanding Shares Prior to the Offering(1)	No. of Shares Beneficially Owned After This Offering (2)	Percentage of Issued and Outstanding Shares Owned After This Offering(1)
1420524 Alberta Ltd. (3)	2,800,000	4.7%	1,500,000	2.5%	1,300,000	2.2%
1420468 Alberta Ltd. (4)	2,800,000	4.7%	1,500,000	2.5%	1,300,000	2.2%
1420525 Alberta Ltd. (5)	25,099,600	42.8%	2,300,000	3.9%	22,799,600	38.1%
1420527 Alberta Ltd.(6)	2,800,000	4.7%	2,000,000	3.4%	800,000	1.3%
1422688 Alberta Ltd.(7)	1,250,000	2.1%	1,000,000	1.7%	250,000	0.4%
Michael and Betsy Brauser TBE (8)	1,865,000	3.1%	700,000	1.2%	1,165,000	1.9%
Barry Honig (9)	550,000	0.9%	350,000	0.5%	200,000	0.3%
GRQ Consultants 401K(9)	650,000	1.1%	350,000	0.5%	300,000	0.5%
Meetesh V. Patel (10)	250,000	*	250,000	*	0	*
Jatinder S. Bhogal(11)	30,000	*	30,000	*	0	*
Alastair Livesey (12)	40,000	*	40,000	*	0	*
Joseph Sierchio(13)	80,000	*	30,000	*	0	*
Total	38,214,600	64.1%	10,050,000	17.1%	28,114,600	46.9%

*         Less than 0.50%

(1)  Calculated pursuant to rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 58,600,600 shares of Common Stock issued and outstanding as of February 28, 2010. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

                Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 28, 2010.  Please refer to “PLAN OF DISTRIBUTION.”

(2)           The Selling Stockholders may offer and sell, from time to time, any or all of our common stock issued to them and registered for resale. Because the Selling Stockholders may offer all or only some portion of the 10,050,000 shares of common stock registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Stockholders upon termination of the offering. We can only make estimates and assumptions. The number of shares listed in the category entitled “Percentage of Issued and Outstanding Shares Owned After This Offering,” in the table above, represent an estimate of the number of shares of common stock that will be held by the Selling Stockholders after the offering. To arrive at this estimate, we have assumed that the Selling Stockholders will sell all of the shares to be registered pursuant to this offering and will not be acquiring any additional shares.   Please refer to “PLAN OF DISTRIBUTION.”

(3)           1420524 Alberta Ltd. is a private Alberta corporation, wholly owned by David Ernest Jenkins, as the trustee under the KJR Family Trust dated August 28, 2008, for the benefit of Kalen Jai Rayat. 1420524 Alberta Ltd. acquired its 2,800,000 shares directly from Mr. Rayat as part of Mr. Rayat’s estate planning.  Kalen Jai Rayat is Mr. Rayat’s son. The acquisition of our shares by 1420524 Alberta Ltd. was exempt from the registration requirements of the Securities Act by virtue of Regulation S as promulgated thereunder and Section 4(1) thereof.  Mr. Rayat is not a beneficiary or trustee of the aforementioned trust.

(4)           1420468 Alberta Ltd. is a private Alberta corporation, wholly owned by Jasbinder Chohan, as the trustee under the TJR Family Trust dated August 28, 2008, for the benefit of Talia Jevan Rayat. 1420468 Alberta Ltd. acquired its 2,800,000 shares directly from Mr. Rayat as part of Mr. Rayat’s estate planning.  Talia Jevan Rayat is Mr. Rayat’s daughter. The acquisition of our shares by 1420468 Alberta Ltd. was exempt from the registration requirements of the Securities Act by virtue of Regulation S as promulgated thereunder and Section 4(1) thereof.  Mr. Rayat is not a beneficiary or trustee of the aforementioned trust.

(5)           1420525 Alberta Ltd. is a private Alberta company wholly-owned by Mr. Harmel Rayat, a former officer, director and controlling stockholder. 1420525 Alberta Ltd acquired our shares directly from Mr. Rayat as part of Mr. Rayat’s estate planning.  Mr. Rayat had purchased the shares directly from us.   Please refer to “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a description of Mr. Rayat’s former positions with us.

(6)           1420527 Alberta Ltd. is a private Alberta corporation, wholly owned by Amritpal Kaur Tanda, as the trustee under the Heritage Family Trust dated August 28, 2008, for the benefit of Mehar Singh Bhogal. Mr. Harmel Rayat is not a beneficiary of the trust. 1420527 Alberta Ltd. acquired 2,800,000 shares of our stock directly from 1420525 Alberta Ltd. The acquisition of our shares by 1420527 Alberta Ltd. was exempt from the registration requirements of the Securities Act by virtue of Regulation S as promulgated thereunder and Section 4(1) thereof.  Mr. Rayat is not a beneficiary or trustee of the aforementioned trust.

(7)           1422688 Alberta Ltd. is a private Alberta corporation, wholly owned by Gurmeet Singh Sidhu, as the trustee under the DS Sidhu Family Trust dated August 28, 2008, for the benefit of Dayan Singh Sidhu. Mr. Harmel Rayat is not a beneficiary of the trust. 1422688 Alberta Ltd. acquired 1,250,000 shares of our stock directly from 1420525 Alberta Ltd. The acquisition of our shares by 1422688 Alberta Ltd. was exempt from the registration requirements of the Securities Act by virtue of Regulation S as promulgated thereunder and Section 4(1) thereof.  Mr. Rayat is not a beneficiary or trustee of the aforementioned trust.

(8)           We have previously registered (SEC File No.333- 149665) 500,000 shares for resale by Michael and Betsey Brauser as Tenants by the Entirety, as to which Mr. Brauser has sole voting and disposition authority These shares are not part of the shares registered pursuant to the registration statement of which this Prospectus is part.  Michael and Betsey Brauser acquired the 1,865,000 shares included in this registration statement in a private transaction with Mr. Rayat exempt from the registration requirements of the Securities Act by virtue of Section 4(1) thereof.

(9)           We have previously registered (SEC File No. 333- 149665) 500,000 shares for resale by Mr. Honig, as well as 500,000 shares for resale by GRQ Consultants 401K, Inc. and 1,500,000 shares for resale by GRQ Consultants Defined Benefit Pension Plan, as to which Mr. Honig has voting and disposition authority and in such capacity may be deemed to have beneficial ownership of such shares. These shares are not part of the shares registered pursuant to the registration statement of which this Prospectus is part.  Mr. Honig acquired 1,200,000 shares included in this registration statement in a private transaction with Mr. Rayat exempt from the registration requirements of the Securities Act by virtue of Section 4(1) thereof.  Mr. Honig subsequently transferred 550,000 shares to GRQ Consultants 401K, Inc., of which is Mr. Honig is the sole shareholder. Mr. Honig has voting and disposition authority over the shares owned by GRQ Consultants 401K, Inc.,and in such capacity may be deemed to have beneficial ownership of such shares.

(10)         All of these shares represent shares issuable upon exercise of options to purchase up to 250,000 shares of our common stock.

(11)         This amount does not include 2,800,000 shares owned by 1420527 Alberta Ltd., a private Alberta corporation wholly owned by the Heritage Family Trust dated August 28, 2008, of which Amritpal Kaur Tanda is the trustee, for the benefit of Mehar Singh Bhogal, Mr. Jatinder Bhogal’s son.  Mr. Jatinder Bhogal is not a beneficiary or trustee of the aforementioned trust, nor does he otherwise have any voting or disposition authority over the shares owned by 1420527 Alberta Ltd. Accordingly, Mr. Jatinder Bhogal disclaims beneficial ownership of such shares.  Mr. Bhogal has been granted a stock option to purchase up to 50,000 shares of our common stock at $0.85 per share and a stock option to purchase up to another 50,000 shares of our common stock at $0.44 per share, both subject to applicable vesting requirements. As of the date of this Prospectus, stock options to purchase up to 30,000 shares have vested and are included in the registration statement as to which this Prospectus is part.

(12)         Mr. Livesey has been granted a stock option to purchase up to 50,000 shares of our common stock at $1.66 per share and a stock option to purchase up to another 50,000 shares of our common stock at $0.44 per share, both subject to applicable vesting requirements. As of the date of this Prospectus, stock options to purchase up to 40,000 shares have vested and are included in the registration statement as to which this Prospectus is part.

(13)         We have previously registered (SEC File No. 333- 149665) 50,000 shares of common stock for resale by Mr. Sierchio. These shares consist of 25,000 shares of our common stock purchased by Mr. Sierchio and 25,000 shares issuable upon exercise of an outstanding warrant entitling Mr. Sierchio to purchase up to an aggregate of 25,000 shares of common stock at $1.25 per share. These shares are not part of the shares registered pursuant to the registration statement of which this Prospectus is part. Mr. Sierchio has also been granted a stock option to purchase up to 50,000 shares of our common stock at $0.85 per share and a stock option to purchase up to another 50,000 shares of our common stock at $0.44 per share, both subject to applicable vesting requirements. As of the date of this Prospectus, stock options to purchase up to 30,000 shares have vested and are included in the registration statement as to which this Prospectus is part.  Mr. Sierchio is a member of Sierchio & Company, LLP, legal counsel to us.

            Other than the relationships described in the table and footnotes, none of the Selling Stockholders had or have any material relationship with our company or any of its affiliates within the past three years. None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

            We may require the Selling Stockholders to suspend the sales of the securities offered by this

Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

            Each Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCBB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•         ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•         block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•         purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•         an exchange distribution in accordance with the rules of the applicable exchange;

•         privately negotiated transactions;

•         settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

•         broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•         through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•         a combination of any such methods of sale; or

•         any other method permitted pursuant to applicable law.

            The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, as amended, if available, rather than under this Prospectus.

            Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

            In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

            The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

            We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

            Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 as promulgated thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

            We agreed to keep this Prospectus effective until the earlier of (i) two years from the date that the registration statement of which this Prospectus is part is declared effective  (ii) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (iii) all of the shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

            Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

            We cannot estimate the number of shares, if any, which will be sold by the Selling Stockholders pursuant to this Prospectus.

LEGAL PROCEEDINGS

            Although we are not party to nor are we aware of any pending lawsuit, litigation or proceeding, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.

            We are currently not aware of any other legal proceedings or claims that we believe will have, individually, or in the aggregate, a material adverse affect on our business, financial condition or operating results.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            We believe that the indemnification provisions of our Articles of Incorporation and Bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Nevada law. This is intended to allow our directors and officers the benefit of Nevada's corporation law which provides that directors and officers of Nevada corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

            The validity of the shares of common stock offered hereby will be passed upon for New Energy Technologies, Inc. by Sierchio & Company LLP, 430 Park Avenue, 7  th   Floor, New York, New York 10022. Joseph Sierchio, a member of Sierchio & Company LLP, is one of our directors. Mr. Sierchio is the beneficial owner of 60,000 shares of our common stock.

EXPERTS

            Our consolidated financial statements at August 31, 2009 and 2008 and for the years then ended, appearing herein have been audited by Peterson Sullivan, LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

            There have been no changes in, and we have not had any disagreements with our accountants with respect to, our accounting and financial disclosure.

ADDITIONAL INFORMATION

            We file current, quarterly and annual reports with the SEC on forms 8-K, 10-Q and 10-K. Our filings may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

            For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Index to Consolidated Financial Statements

Consolidated Balance Sheets (Unaudited) as of February 28, 2010 and August 31, 2009	F-1
Consolidated Statements of Operations (Unaudited) for the Three and Six Months Ended February 28, 2010 and 2009 and the Cumulative Period from Inception (May 5, 1998) to February 28, 2010	F-2
Consolidated Statements of Stockholders’ Equity (Deficit) (Unaudited) from Inception (May 5, 1998) to February 28, 2010	F-3
Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended February 28, 2010 and 2009 and the Cumulative Period from Inception (May 5, 1998) to February 28, 2010	F-4
Notes to Consolidated Financial Statements (Unaudited)	F-5 - F-30
Report of Independent Registered Public Accounting Firm	F-31
Consolidated Balance Sheets as of August 31, 2009 and 2008	F-32
Consolidated Statements of Operations for the Years Ended August 31, 2009 and 2008 and the Cumulative Period from Inception (May 5, 1998) to August 31, 2009	F-33
Consolidated Statements of Stockholders’ Equity (Deficit) from May 5, 1998 (Inception) to August 31, 2009	F-34
Consolidated Statements of Cash Flows for the Years Ended August 31, 2009 and 2008 and the Cumulative Period from Inception (May 5, 1998) to August 31, 2009	F-35
Notes to Consolidated Financial Statements	F-36 - F-51

NEW ENERGY TECHNOLOGIES, INC.
(Formerly "Octillion Corp.")
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2009 AND AUGUST 31, 2009
(Expressed in U.S. Dollars)
(Unaudited)

	November 30,	August 31,
	2009	2009

ASSETS

Current assets
Cash and cash equivalents	$2,060,348	$2,736,221
Deferred research and development costs	54,084	39,559
Prepaid expenses and other current assets	48,335	7,586
Total current assets	2,162,767	2,783,366

Total assets	$2,162,767	$2,783,366

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$188,532	$98,467
Accrued liabilities	156,109	156,109
Total current liabilities	344,641	254,576

Long-term warrant liability	1,137,077	-

Total liabilities	1,481,718	254,576

Commitments and contingencies

Stockholders' equity
Preferred stock: $0.10 par value; 1,000,000 shares authorized, no shares issued and outstanding at November 30, 2009 and August 31, 2009	-	-
Common stock: $0.001 par value; 100,000,000 shares authorized, 58,600,600 shares issued and outstanding at November 30, 2009 and August 31, 2009	58,601	58,601
Additional paid-in capital	7,028,514	8,622,458
Deficit accumulated during the development stage	(6,406,066)	(6,152,269)
Total stockholders' equity	681,049	2,528,790

Total liabilities and stockholders' equity	$2,162,767	$2,783,366

(The accompanying notes are an integral part of these consolidated financial statements)

NEW ENERGY TECHNOLOGIES, INC.
(Formerly "Octillion Corp.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2009 AND 2008 AND FOR THE
PERIOD FROM INCEPTION (MAY 5, 1998) TO NOVEMBER 30, 2009
(Expressed in U.S. Dollars)
(Unaudited)

			Cumulative
	Three Months Ended		May 5, 1998
	November 30,		(Inception) to
	2009	2008	November 30, 2009

Revenue	$-	$-	$-

Operating (income) expense
Investor relations	30,730	10,800	2,221,548
Marketing	210,863	-	583,083
Wages and benefits	225,360	(3,418,560)	1,029,356
Management fees - related party	-	6,553	207,546
Professional fees	92,568	60,790	825,170
Research and development	274,314	22,250	1,035,089
Travel and entertainment	6,706	22,378	306,004
Other operating expenses	61,755	16,375	373,108
Total operating (income) expense	902,296	(3,279,414)	6,580,904

Income (loss) from operations	(902,296)	3,279,414	(6,580,904)

Other income (expense)
Interest income	-	7,196	98,582
Interest expense	-	(106)	(11,002)
Loss on disposal of fixed assets	-	-	(5,307)
Gain on dissolution of foreign subsidiary	-	-	59,704
Foreign exchange gain (loss)	16	(53,553)	(83,525)
Change in fair value of warrant liability	991,254	-	991,254
Payable forgiven	-	-	30,000
Total other income (expense)	991,270	(46,463)	1,079,706

Income (loss) from continuing operations	88,974	3,232,951	(5,501,198)

Loss from discontinued operations	-	-	(162,097)

Net income (loss)	$88,974	$3,232,951	$(5,663,295)

Net income per common share - basic	$0.00	$0.06
Net income per common share - diluted	$0.00	$0.06

Weighted average number of common shares outstanding - basic	58,600,600	57,754,600
Weighted average number of common shares outstanding - diluted	59,475,520	57,754,600

(The accompanying notes are an integral part of these consolidated financial statements)

NEW ENERGY TECHNOLOGIES, INC.
(formerly "Octillion Corp.")
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FROM MAY 5, 1998 (INCEPTION) TO NOVEMBER 30, 2009
(Expressed in U.S. Dollars)
(Unaudited)

							Deficit
						Accumulated	Accumulated		Total
						Other	During the		Stockholders'
	Preferred Stock		Common Stock		Additional	Comprehensive	Development	Comprehensive	Equity
	Shares	Amount	Shares	Amount	Paid-in Capital	Income (Loss)	Development Stage	Income (Loss)	Equity (Deficit)

Restricted common stock
issued to related parties for
management services
at $0.003 per share	-	$ -	9,000,000	$ 9,000	$ (6,000)	$ -	$ -	$ -	$ 3,000

Unrestricted common stock sales
to third parties at $0.13 per share	-	-	1,125,000	1,125	148,875	-	-	-	150,000

Comprehensive income (loss)
Net loss for the period	-	-	-	-	-	-	(12,326)	(12,326)	(12,326)
Total comprehensive loss								(12,326)

Balance, August 31, 1998	-	-	10,125,000	10,125	142,875	-	(12,326)	-	140,674

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(77,946)	(77,946)	(77,946)
Total comprehensive loss								(77,946)

Balance, August 31, 1999	-	-	10,125,000	10,125	142,875	-	(90,272)	-	62,728

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(12,446)	(12,446)	(12,446)
Total comprehensive loss								(12,446)

Balance, August 31, 2000	-	-	10,125,000	10,125	142,875	-	(102,718)	-	50,282

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(12,904)	(12,904)	(12,904)
Total comprehensive loss								(12,904)

Balance, August 31, 2001	-	-	10,125,000	10,125	142,875	-	(115,622)	-	37,378

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(54,935)	(54,935)	(54,935)
Total comprehensive loss								(54,935)

Balance, August 31, 2002	-	-	10,125,000	10,125	142,875	-	(170,557)	-	(17,557)

Restricted common stock issued to
a related party to satisfy outstanding
management fees at $0.003 per share
on December 19, 2002	-	-	24,000,000	24,000	56,000	-	-	-	80,000

Restricted common stock issued to a
related party to satisfy outstanding
management fees at $0.003 per share
on March 18, 2003	-	-	6,999,600	7,000	16,332	-	-	-	23,332

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(97,662)	(97,662)	(97,662)
Total comprehensive loss								(97,662)

Balance, August 31, 2003	-	-	41,124,600	41,125	215,207	-	(268,219)	-	(11,887)

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(19,787)	(19,787)	(19,787)
Total comprehensive loss								(19,787)

Balance, August 31, 2004	-	-	41,124,600	41,125	215,207	-	(288,006)	-	(31,674)

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(103,142)	(103,142)	(103,142)
Total comprehensive loss								(103,142)

Balance, August 31, 2005	-	-	41,124,600	41,125	215,207	-	(391,148)	-	(134,816)

Issuance of common stock and warrants
at $0.17 per share on May 16, 2006	-	-	3,000,000	3,000	497,000	-	-	-	500,000

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(157,982)	(157,982)	(157,982)
Total comprehensive loss								(157,982)

Balance, August 31, 2006	-	-	44,124,600	44,125	712,207	-	(549,130)	-	207,202

Exercise of Class A Warrants at $0.167
per share during November - December 2006	-	-	3,000,000	3,000	497,000	-	-	-	500,000

Exercise of Class B Warrants at $0.183
per share November - May 2007	-	-	3,000,000	3,000	547,000	-	-	-	550,000

Exercise of Class C Warrants at $0.50
per share during August 2007	-	-	980,000	980	489,020	-	-	-	490,000

Exercise of Class D Warrants at $0.55
per share during August 2007	-	-	880,000	880	483,120	-	-	-	484,000

Exercise of Class E Warrants at $0.60
per share during August 2007	-	-	880,000	880	527,120	-	-	-	528,000

Issuance of common stock and warrants
at $0.50 per share on April 23, 2007	-	-	1,000,000	1,000	499,000	-	-	-	500,000

Dividend paid - spin off of MircoChannel
Technologies Corporation	-	-	-	-	-	-	(400,000)	-	(400,000)

Comprehensive income (loss)
Foreign currency translation adjustments	-	-	-	-	-	(1,811)	-	(1,811)	(1,811)

Net loss for the year	-	-	-	-	-	-	(1,442,769)	(1,442,769)	(1,442,769)
Total comprehensive loss								(1,444,580)

Balance, August 31, 2007	-	-	53,864,600	53,865	3,754,467	(1,811)	(2,391,899)		1,414,622

Common stock and warrants issued for cash	-	-	3,675,000	3,675	3,392,280	-	-	-	3,395,955
and services at $1.00 per Unit in February 2008

Exercise of Class C Warrants at $0.50	-	-
per share during March 2008			20,000	20	9,980	-	-	-	10,000

Exercise of Class D Warrants at $0.55	-	-
per share during May 2008			20,000	20	10,980	-	-	-	11,000

Exercise of Class F Warrants at $1.25
per share during April - May 2008	-	-	175,000	175	218,575	-	-	-	218,750

Stock based compensation	-	-	-	-	3,600,303	-	-	-	3,600,303

Comprehensive income (loss)
Foreign currency translation adjustments	-	-	-	-	-	12,504	-	12,504	12,504

Net loss for the year	-	-	-	-	-	-	(5,721,545)	(5,721,545)	(5,721,545)
Total comprehensive loss								(5,709,041)

Balance, August 31, 2008	-	-	57,754,600	57,755	10,986,585	10,693	(8,113,444)		2,941,589

Reversal of stock based compensation
due to forfeiture of stock options	-	-	-	-	(3,591,093)	-	-	-	(3,591,093)

Exercise of Class E Warrants at $0.60
per share during July 2009	-	-	20,000	20	11,980	-	-	-	12,000

Exercise of Class F Warrants at $1.25
per share during July - August 2009	-	-	826,000	826	1,031,674	-	-	-	1,032,500

Stock based compensation	-	-	-	-	183,312	-	-	-	183,312

Comprehensive income
Foreign currency translation adjustments	-	-	-	-	-	(10,693)	-	(10,693)	(10,693)

Net income for the year	-	-	-	-	-	-	1,961,175	1,961,175	1,961,175
Total comprehensive income								1,950,482

Balance, August 31, 2009	-	-	58,600,600	58,601	8,622,458	-	(6,152,269)		2,528,790

Stock based compensation	-	-	-	-	191,616	-	-	-	191,616

Cumulative adjustment upon adoption of ASC 815-40	-	-	-	-	(1,785,560)	-	(342,771)	-	(2,128,331)

Net income for the three months ended November 30, 2009	-	-	-	-	-	-	88,974	88,974	88,974
Total comprehensive income								$ 88,974

Balance, November 30, 2009	-	$ -	58,600,600	$ 58,601	$ 7,028,514	$ -	$ (6,406,066)		$ 681,049

(The accompanying notes are an integral part of these consolidated financial statements)

NEW ENERGY TECHNOLOGIES, INC.
(Formerly "Octillion Corp.")
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2009 AND 2008 AND FOR THE
PERIOD FROM INCEPTION (MAY 5, 1998) TO NOVEMBER 30, 2009
(Expressed in U.S. Dollars)
(Unaudited)

			Cumulative
	Three Months Ended		May 5, 1998
	November 30,		(Inception) to
	2009	2008	November 30, 2009

Cash flows from operating activities
Income (loss) from continuing operations	$88,974	$3,232,951	$(5,501,198)
Add: loss from discontinued operations	-	-	(162,097)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	-	-	4,482
Reversal of stock based compensation expense due to forfeiture of stock options	-	(3,587,040)	(3,591,093)
Stock based compensation expense	191,616	19,865	3,975,231
Change in fair value of warrant liability	(991,254)	-	(991,254)
Loss of disposal of fixed assets	-	-	5,307
Payable written off	-	-	(30,000)
Common stock issued for services	-	-	3,000
Common stock issued for debt settlement	-	-	103,332
Changes in operating assets and liabilities:
Increase in deferred research and development costs	(14,525)	-	(54,084)
Increase in prepaid expenses and other current assets	(40,749)	(2,529)	(48,335)
Increase in accounts payable	90,065	6,228	188,532
Increase in accrued liabilities	-	10,833	156,109
Increase in accounts payable - related party	-	-	30,000
Net cash used in operating activities	(675,873)	(319,692)	(5,912,068)

Cash flows from investing activity
Purchase of fixed assets	-	-	(9,789)
Net cash used in investing activity	-	-	(9,789)

Cash flows from financing activities
Proceeds from the issuance of common stock and exercise of warrants, net	-	-	8,382,205
Repayment of promissory note	-	-	(155,000)
Proceeds from promissory notes	-	-	155,000
Dividend paid	-	-	(400,000)
Net cash provided by financing activities	-	-	7,982,205

Increase (decrease) in cash and cash equivalents	(675,873)	(319,692)	2,060,348

Effect of foreign currency translation	-	49,011	-

Cash and cash equivalents at beginning of period	2,736,221	2,992,010	-

Cash and cash equivalents at end of period	$2,060,348	$2,721,329	$2,060,348

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$106	$11,002
Income taxes paid in cash	$-	$-	$-

Supplemental disclosure of non-cash transactions:
Accrued management fees converted to equity	$-	$-	$103,332
Warrants issued for broker commissions	$-	$-	$642,980

(The accompanying notes are an integral part of these consolidated financial statements)

NEW ENERGY TECHNOLOGIES, INC.

(Formerly “Octillion Corp.”)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 28, 2010

(Expressed in U.S. Dollars)

(Unaudited)

Note 1:  Organization and Nature of Operations

New Energy Technologies, Inc. (the “Company”) was incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc.  The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Sungen Energy, Inc. (“Sungen”), Kinetic Energy Corporation (“KEC”), Octillion Technologies Limited (“Octillion Technologies”) and New Energy Solar Corporation (“New Energy Solar”).

Sungen was incorporated on July 11, 2006 in the State of Nevada and has no assets and no liabilities.

KEC was incorporated on June 19, 2008 in the State of Nevada and has no assets and no liabilities.

Octillion Technologies was incorporated on April 11, 2007 in the Province of British Columbia, Canada for providing administrative services to the Company’s Canadian office. The Company ceased to conduct business in Canada on August 31, 2008 and closed this office. As a result, the Company dissolved Octillion Technologies and eliminated all intercompany balances, effective December 1, 2008.

New Energy Solar was incorporated on February 9, 2009 in the State of Florida and has no assets and no liabilities.

On August 22, 2007, the Company spun off its wholly-owned biotechnology subsidiary, MicroChannel Technologies Corporation (“MicroChannel”) with the shareholders of the Company. The net assets and results of operations of MicroChannel of the prior period have been reclassified as discontinued operations.

Since inception, the Company has been a technology incubator focused on the identification, acquisition, development and eventual commercialization of emerging technologies initially in the biotech and subsequently in the alternative energy sectors. However, commencing in August 2007 with the spinoff of the Company’s then wholly-owned subsidiary, MicroChannel Technologies Corporation, the Company elected to focus all of its resources on alternative energy technologies.  Accordingly, effective December 2, 2008 the Company changed its name to “New Energy Technologies, Inc.” so as to more accurately reflect its focus on alternative energy technologies.  The Company’s strategy is to develop new technologies and, where warranted, acquire rights to obtain licenses to technologies and products that are being developed by third parties, primarily universities and government agencies, through sponsored research and development agreements.

The Company conducts its current operations through its two wholly-owned subsidiaries:

•         KEC; and

•         New Energy Solar

The Company is currently focusing its development efforts on two technologies, namely:

•         MotionPower™ Technology for capturing the kinetic energy of moving vehicles in order to use this captured energy to generate electricity; and

•         SolarWindow™ Technology which enables transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells.

Note 2.  Going Concern Uncertainties

The Company is a development stage company, has not generated any revenues, has an accumulated deficit of $6,540,049 as of February 28, 2010, and does not have positive cash flows from operating activities.  The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern, which is dependent upon the Company’s ability to establish itself as a profitable business.

Due to the start-up nature of the Company’s business, the Company expects to incur additional losses as it continues to develop its technologies. To date, the Company’s cash flow requirements have primarily been met by a private placement of common stock and warrants for net proceeds of $3,395,955 on February 12, 2008 and proceeds received from the exercise of warrants.  Management recognizes that in order to meet the Company’s capital requirements, and continue to operate, additional financing will be necessary.  The Company expects to raise additional funds through private or public equity investments in order to support existing operations and expand the range and scope of its business operations. The Company will seek access to private or public equity but there is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.  Furthermore, there is no assurance that the net proceeds received from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.  If the Company is unable to raise additional capital or generate positive cash flow, it is unlikely that the Company will be able to continue as a going concern.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Note 3.  Presentation of Interim Information

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with Form 10-Q instructions and in the opinion of management of New Energy Technologies, Inc., include all adjustments (of a normal recurring nature) considered necessary to present fairly the financial position of the Company as of February 28, 2010 and August 31, 2009 and the related results of operations, stockholders’ equity (deficit), and cash flows for the three and six months ended February 28, 2010 and 2009 and for the cumulative period from May 5, 1998 (inception) to February 28, 2010. These results have been determined on the basis of generally accepted accounting principles and practices in the United States and applied consistently with those used in the preparation of the Company’s 2009 Annual Report on Form 10-K.

Certain information and footnote disclosures normally included in the quarterly financial statements presented in accordance with generally accepted accounting principles in the United States have been condensed or omitted. It is suggested that the accompanying unaudited interim consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in the Company’s 2009 Annual Report on Form 10-K.

Note 4.  Summary of Significant Accounting Policies

Estimates

The preparation of the Company’s consolidated financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses.  These estimates and assumptions are affected by management’s application of accounting policies.   Critical accounting policies for the Company include accounting for research and development costs and accounting for stock-based compensation. On an on-going basis, the Company evaluates its estimates.  Actual results and outcomes may differ materially from these estimates and assumptions.

Research and Development

Research and development costs represent costs incurred to develop the Company’s technology, including salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, supplies, equipment purchase and repair and other costs.  Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

During the three months ended February 28, 2010 and 2009, the Company incurred $167,814 and $58,720 on research and development activities.  During the six months ended February 28, 2010 and 2009, the Company incurred $442,128 and $80,970 on research and development activities.

Stock-based Compensation

The Company measures all employee stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period.  The Company uses the Black-Scholes pricing model to determine the fair value of stock-based compensation awards on the date of grant.  The Black-Scholes pricing model requires management to make assumptions regarding the warrant and option lives, expected volatility, and risk free interest rates. See Note 9. “Warrants” and Note 10. “Stock Options” for additional information on the Company’s stock-based compensation plans.

Recently Adopted Accounting Pronouncements

In September 2009, the FASB issued ASC 820-10 Measuring Liabilities at Fair Values (“ASC 820-10”). ASC 820-10 provides additional guidance on how companies should measure liabilities at fair value. Specifically, the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer. The Company adopted ASC 820-10, effective December 1, 2009, which did not have a material impact on its consolidated financial position, results of operations, and cash flows.

On February 24, 2010, the FASB issued Accounting Standards Update  (“ASU”) No. 2010-09 “Subsequent Events - Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which amends FASB ASC Topic 855, Subsequent Events, so that SEC filers no longer are required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements.  ASU No. 2010-09 was effective immediately and the Company adopted these new requirements in its second quarter of 2010.

Recent Accounting Pronouncements Not Yet Adopted

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures,” which amends the disclosure requirements related to recurring and nonrecurring fair value measurements.  The guidance requires disclosure of transfers of assets and liabilities between Level 1 and Level 2 of the fair value measurement hierarchy, including the reasons and the timing of the transfers and information on purchases, sales, issuance, and settlements on a gross basis in the reconciliation of the assets and liabilities measured under Level 3 of the fair value measurement hierarchy. The guidance is effective for annual and interim reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual and interim periods beginning after December 15, 2010. The Company will adopt this guidance at the beginning of its third quarter of fiscal 2010, except for the Level 3 reconciliation disclosures on the rollforward activities, which it will adopt at the beginning of its third quarter of fiscal 2011. Other than requiring additional disclosures, the Company does not expect this guidance to have a material impact on the Company’s consolidated financial statements.

Note 5.  Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common and dilutive common equivalent shares outstanding during the period.

During the three and six months ended February 28, 2010 and the three months ended February 28, 2009, the Company recorded a net loss.  Therefore, the issuance of shares of common stock from the exercise of stock options or warrants would be anti-dilutive.  Excluded from the computation of diluted net loss per share for the three and six months ended February 28, 2010, because their effect would be anti-dilutive, are stock options and warrants to acquire 5,838,500 shares of common stock with a weighted-average exercise price of $0.93 per share.

During the three and six months ended February 28, 2009, stock options and warrants to purchase 4,384,500 shares of common stock with a weighted-average exercise price of $1.21 per share were not included in the diluted earnings per share computation as the effects would have been anti-dilutive.

For purposes of earnings per share computations, shares of common stock that are issuable at the end of a reporting period are included as outstanding.

Following is the computation of basic and diluted net income per share for the three and six months ended February 28, 2010 and 2009:

	Three Months Ended		Six Months Ended
	February 28,		February 28,
	2010	2009	2010	2009

Basic and Diluted EPS Computation
Numerator: income available to common stockholders	$ (133,983)	$ (175,533)	$ (45,009)	$ 3,057,418

Denominator:
Weighted average number of common shares outstanding	58,600,600	57,754,600	58,600,600	57,754,600

Basic and diluted EPS	$ (0.00)	$ (0.00)	$ (0.00)	$ 0.05

Note 6. SolarWindow™ Technology

Current Research Agreements

USF Sponsored Research Agreement and Option Agreement

On May 20, 2009, the Company, through its wholly-owned subsidiary,  New Energy Solar Corporation (“New Energy Solar”), entered into a research agreement (the “USF Sponsored Research Agreement”) with University of South Florida Board of Trustees (“USF”), for support to the project entitled “Semitransparent Flexible Power Foil (SFPF)” relating to the development of a  prototype flexible semi-transparent organic power foil (1ft by 1ft dimension) for use as an energy-generating window glass in building-integrated photovoltaic products (the “USF Technology”).  Pursuant to Rule 24b-2, the Company submitted a request to the SEC for confidential treatment of certain portions of the USF Sponsored Research Agreement, relating to the payment terms, scope of work under the USF Sponsored Research Agreement. The Company’s request was granted by the SEC on June 11, 2009. Accordingly, the terms of the USF Sponsored Research Agreement have not been disclosed.

On May 20, 2009, the Company, through its wholly-owned subsidiary, New Energy Solar, also entered into an Option Agreement (the “USF Option Agreement”) with the University of South Florida Research Foundation, Inc., a corporation not for profit under Chapter 617 Florida Statutes, and a direct support organization of USF, pursuant to which New Energy Solar has the right to an exclusive option to obtain an exclusive worldwide commercial license under certain patents relating to the USF Technology. Pursuant to Rule 24b-2, the Company submitted a request to the SEC for confidential treatment of certain portions of the USF Option Agreement, relating to the payment terms, scope of work under the USF Option Agreement. The Company’s request was granted by the SEC on June 11, 2009. Accordingly, the terms of the USF Option Agreement have not been disclosed.

Terminated Research Agreements

UIUC Sponsored Research Agreement

On August 25, 2006, through its wholly-owned subsidiary, Sungen Energy, Inc. (“Sungen”), the Company entered into a Sponsored Research Agreement (“UIUC Sponsored Research Agreement”) with the University of Illinois at Urbana-Champaign (“UIUC”) for the development of a new patent-pending technology to integrate films of silicon nanoparticle material on glass substrates, acting as photovoltaic solar cells that have the potential to convert normal home and office glass windows into ones capable of converting solar energy into electricity, with limited loss of transparency and minimal changes in manufacturing infrastructure (the “UIUC Silicon Nanoparticle Energy Technology”). On July 23, 2007, the Company through its wholly owned subsidiary, Sungen, amended its Sponsored Research Agreement with the UIUC.  Pursuant to this amended Sponsored Research Agreement, the Company agreed to provide an additional $203,617 to the previously awarded amount of $219,201 for a total of $422,818, to the University of Illinois in order to accelerate the development of films of silicon nanoparticle material composed of nanosilicon photovoltaic solar cells that have the potential to convert solar radiation to electrical energy.

The UIUC Sponsored Research Agreement expired on August 22, 2008.  As of this date, the Company had advanced a total of $266,709 to the University of Illinois pursuant to the terms of the UIUC Sponsored Research Agreement.  Pursuant to the terms of the UIUC Sponsored Research Agreement, the Company was to advance an additional $156,109 to the University of Illinois, which is included in other accrued liabilities at February 28, 2010 and August 31, 2009.  However, the Company has not made the advance pending determination as to whether funds previously paid to UIUC under the terms of the UIUC Sponsored Research Agreement have been fully expended.  The Company is of the opinion that to the extent these funds were not expended they are refundable to the Company.

During both the three and six months ended February 28, 2010 and 2009, the Company did not record any research and development expense pursuant to the UIUC Sponsored Research Agreement. During the period from inception (May 5, 1998) to February 28, 2010, the Company recorded $422,818 as research and development expense pursuant to the UIUC Sponsored Research Agreement.

Oakland Sponsored Research Agreement

On August 18, 2008, the Company entered into a two-year Sponsored Research Agreement (“Oakland Sponsored Research Agreement”) with scientists at Oakland University to further the development of the Company’s photovoltaic technology for generating electricity on transparent glass windows.

Pursuant to the terms of the Oakland Sponsored Research Agreement the Company agreed to advance a total of $348,066 to fund the research and development activities of which $140,519 was payable on or before September 1, 2008, $127,547 was payable on or before October 1, 2009 and $80,000 was payable on demand during the contract period for reimbursement of materials provided by Oakland University.  In August 2008, the Company advanced $140,519 to Oakland University pursuant to the Oakland Sponsored Research Agreement.  In February 2009, the Company, in order to preserve its working capital, decided that it was in its best interest not to proceed forward with the Oakland Sponsored Research Agreement and exercised its termination right by providing written notice to Oakland University of its election to terminate the Oakland Sponsored Research Agreement. As of the termination date of the Oakland Sponsored Research Agreement, $20,220 of the $140,519 initially advanced to Oakland University had been expended, all during the quarter ended February 28, 2009, and is included in research and development expense for the three and six months ended February 28, 2009.  The remaining $120,299 was refunded to the Company in April 2009.

Note 7. MotionPower™ Technology

Veryst Agreement

On November 4, 2008, the Company, through its wholly-owned subsidiary, KEC, entered into an agreement with VERYST Engineering LLC (the “Veryst Agreement”) relating to the development of a car and truck energy harvester.  The Veryst Agreement continues until terminated by either Veryst Engineering LLC or KEC.  Pursuant to Rule 24b-2 the Company submitted a request for confidential treatment of certain portions of the Veryst Agreement, relating to the payment terms, scope of work and the milestone terms of the license agreement under the Veryst Agreement. The Company’s request was granted on November 25, 2008.

On September 9, 2009, the Company entered into an agreement with VERYST Engineering, LLC (“Veryst”) whereby Veryst is performing ongoing testing of the Company’s vehicle energy harvester and advancing prototyping.

Additionally, on September 9, 2009, the Company entered into an agreement with Veryst, whereby Veryst is developing a commercial scale truck energy harvester.

During the three and six months ended February 28, 2010, the Company recorded $109,650 and $233,290 as research and development expense pursuant to the agreements with Veryst entered into on September 9, 2009.  During the period from inception (May 5, 1998) to February 28, 2010, the Company recorded $237,466 as research and development expense pursuant to these same agreements.  As of February 28, 2010, work performed pursuant to the agreements entered into with Veryst on September 9, 2009 was complete.

The Company continues to utilize Veryst, on a consulting basis, to further test and calibrate the MotionPower™ Technology.

Sigma Design Agreement

On May 1, 2009, KEC entered into a consulting agreement (the “Initial Sigma Consulting Agreement”) with Sigma Design Company (“Sigma Design”) whereby Sigma Design provides ongoing engineering and product development services relating to the development of the MotionPower™ Technology.  On August 25, 2009, KEC entered into an additional consulting agreement with Sigma Design whereby Sigma Design continues to provide engineering services relating to the development of the MotionPower™ Technology (the “Additional Sigma Consulting Agreement” and, together with the Initial Sigma Consulting Agreement, collectively the “Sigma Design Agreements”). Each of the Sigma Design Agreements may be terminated by either Sigma Design or KEC upon 30 days written notice to the other party.  The Company has also engaged Sigma Design to assist the Company in conducting durability field tests of its MotionPower™ Technology.

During the three and six months ended February 28, 2010, the Company recorded $12,747 and $121,025 as research and development expense pursuant to the Sigma Design Agreements and services provided for the durability field tests.  During the three and six months ended February 28, 2009, The Company did not record any research and development expense pursuant to the Sigma Design Agreements.  During the period from inception (May 5, 1998) to February 28, 2010, the Company recorded $202,694 as research and development expense pursuant to the Sigma Design Agreements and services provided for the durability field tests.

Note 8. Capital Stock

Preferred Stock

At February 28, 2010 there were 1,000,000 shares of preferred stock (par value $0.10 per share) authorized, of which no shares were issued and outstanding.  The Board of Directors has the authority to issue such stock in one or more series, to fix the number of shares and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation.

Common Stock

On February 12, 2008, the Company consummated the sale of an aggregate of 3,675,000 shares of its common stock and Class F Callable Warrants to purchase up to an additional 3,675,000 shares of the Company’s common stock for aggregate gross proceeds of $3,675,000 pursuant to the terms of a Securities Purchase Agreement dated February 8, 2008 (the “2008 Private Placement”) with certain institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Investors”).  The Class F Callable Warrants are exercisable for a period of three years from the date of issuance at an initial exercise price of $1.25 per share.

The number of shares issuable upon exercise of the Class F Callable Warrants and the exercise price of the Class F Callable Warrants are adjustable in the event of stock splits, combinations and reclassifications, but not in the event of the issuance by the Company of additional securities, unless such issuance is at a price per share which is less than the then applicable exercise price of the Class F Callable Warrants (“Dilutive Issuance”), in which event then the exercise price shall be reduced and only reduced to equal the lower issuance price and the number of shares issuable upon exercise thereof shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.  The potential adjustment to the Class F Callable Warrants exercise price and number of underlying shares of common stock results in a settlement amount that does not equal the difference between the fair value of a fixed number of the Company’s common stock and a fixed exercise price.  Accordingly, the Class F Callable Warrants are not considered indexed to the Company’s own stock and therefore need to be accounted for as a derivative.  As of February 28, 2010 the Company has not sold any shares of common stock or common stock equivalents that would result in an adjustment to the exercise price or number of shares of common stock underlying the Class F Callable Warrants. See Note 9. “Warrants.”

The Class F Callable Warrants are callable by the Company, at a repurchase price of $0.001 per warrant, subject to certain conditions, after the earlier to occur of (i) the expiration of the then applicable hold periods for a cashless exercise under Rule 144 as promulgated pursuant to the Securities Act of 1933, as amended or (ii) the date the registration statement filed pursuant to the Registration Rights Agreement is declared effective by the SEC, which was declared effective by the SEC on March 21, 2008, if New Energy Technologies, Inc.’s common stock, the volume weighted average price for each of 5 consecutive Trading Days exceeds $1.75.

Pursuant to the 2008 Private Placement and the Registration Rights Agreement, the Company and the Investors have made other covenants and representations and warranties regarding matters that are customarily included in financings of this nature.

The Company engaged an agent (the “Agent”) to help in the fund raising efforts of the 2008 Private Placement.  The Agent was paid a total cash fee of 7% ($257,250) of the aggregate gross proceeds and Class F Callable Warrants to purchase 514,500 shares of the Company’s common stock valued at $642,980 and representing 7% of the total number of shares purchased by the Investors. In addition, the Agent was reimbursed $6,045 for expenses incurred on behalf of the Company.

At the time of grant, the fair value of the 4,189,500 Class F Callable warrants was $5,236,875, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 159.33%, risk-free interest rates of 4.76%, and expected lives of 3 years.  The proceeds received pursuant to the 2008 Private Placement allocated to the warrants were $2,337,885.

Note 9.  Warrants

Class E Warrants

As of February 28, 2010, the Company had 100,000 Class E Warrants outstanding and exercisable.  The Class E Warrants have an exercise price of $0.60 per share and expire on April 23, 2010.

Class F Callable Warrants

On February 12, 2008, the Company completed the 2008 Private Placement (see “Note 8. Capital Stock”).  Pursuant to the 2008 Private Placement and payment of a commission to an Agent, the Company issued 4,189,500 Class F Callable Warrants, each to purchase a share of common stock at $1.25 per share, expiring on February 12, 2011.  Refer to Note 8. Capital Stock “Common Stock” for additional disclosures regarding the terms and conditions related to the Class F Callable Warrants.

As of February 28, 2010, there were 3,188,500 Class F Callable Warrants outstanding and exercisable.

Class F Callable Warrant Liability

On September 1, 2009, the Company adopted guidance which is now part of ASC 815-40, Contracts in Entity’s Own Equity.  The Company determined that its Class F Callable Warrants contained a Dilutive Issuance provision.  As a result, the Company reclassified 3,188,500 of its Class F Callable Warrants to long-term warrant liability, resulting in a cumulative adjustment to accumulated deficit as of September 1, 2009 of $342,771.

The Company’s Class F Callable Warrants are considered derivative financial liabilities and are therefore required to be adjusted to fair value each quarter.  Fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, the Company uses a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

The Company has valued its warrant liability at February 28, 2010 using a Black-Scholes model (Level 3 inputs) containing the following assumptions:  dividend yield of 0%, expected volatility of 144.67%, risk-free interest rate of 0.32%, and expected term of 0.96 years.  The Company recorded a non-cash gain related to the Class F Callable Warrants of $564,744 and $1,555,998 during the three and six months ended February 28, 2010.  The Company does not intend to sell any shares of common stock or common stock equivalents at a price that is below the exercise price of Class F Callable Warrants, prior to their expiration date of February 12, 2011, which would result in an adjustment to the exercise price or number of shares of common stock underlying the Class F Callable Warrants.  Since the Company determined that the future probability of a Dilutive Issuance is deemed unlikely, it did not have a material impact on the fair value of the Class F Callable Warrants at February 28, 2010.

The following reconciles the warrant liability for the six months ended February 28, 2010:

Beginning Balance, September 1, 2009	$2,128,331
Change in fair value of warrant liability	(1,555,998)
Ending Balance, February 28, 2010	$572,333

There were no Class E Warrants or Class F Callable Warrants granted or exercised during the three and six months ended February 28, 2010.

Note 10. Stock Options

On October 10, 2006, the Board of Directors (the “Board”) of the Company adopted and approved the 2006 Incentive Stock Option Plan (the “2006 Stock Plan”) that provides for the grant of stock options to employees, directors, officers and consultants. The 2006 Plan provides for the granting of stock options to purchase a maximum of 15,000,000 shares of the Company’s common stock.  Stock options granted to employees under the Company’s 2006 Plan generally vest over two to five years or as otherwise determined by the plan administrator. Stock options to purchase shares of the Company’s common stock expire no later than ten years after the date of grant.

The per share exercise price for each stock option is determined by the Board and may not be below fair market value on the date of grant.  The fair market value of the Company’s common stock is the closing price of the common stock as listed on the OTCBB on the date of grant or, if the Company’s common stock is not traded on the date of grant, the first day of active trading following the date of grant.

The Company measures all stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period.  The grant date fair value of stock options is based on the price of a share of the Company’s common stock on the date of grant.  In determining the grant date fair value of stock options, the Company uses the Black-Scholes option pricing model which requires management to make assumptions regarding the option lives, expected volatility, and risk free interest rates, all of which impact the fair value of the option and, ultimately, the expense that will be recognized over the life of the option.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for a bond with a similar term.  The Company does not anticipate declaring dividends in the foreseeable future.  Volatility is calculated based on the historical weekly closing stock prices for the same period as the expected life of the option.  The Company uses the “simplified” method for determining the expected term of its “plain vanilla” stock options.  The Company recognizes compensation expense for only the portion of stock options that are expected to vest.  Therefore, the Company applies an estimated forfeiture rate that is derived from historical employee termination data and adjusted for expected future employee turnover rates.  If the actual number of forfeitures differs from those estimated by the Company, additional adjustments to compensation expense may be required in future periods.

A summary of the Company’s stock option activity for the six months ended February 28, 2010 and related information follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding at August 31, 2009	2,150,000	$ 0.56
Grants	400,000	0.44
Outstanding at February 28, 2010	2,550,000	$ 0.54	8.6 years	$ 104,000

Exercisable at February 28, 2010	350,000	$ 0.53	5.2 years	$ 34,100

Available for grant at February 28, 2010	12,450,000

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of its second quarter of 2010 and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on February 28, 2010. The intrinsic value changes based on the fair market value of the Company’s common stock.

On December 15, 2009, the Board approved and the Company granted a stock option to Mr. Meetesh Patel, the Company’s President and Chief Executive Officer permitting Mr. Patel to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $0.44 per share, the fair market value of the Company’s common stock on the date of grant as quoted on the OTCBB on December 15, 2009, the date of grant.  The stock option granted to Mr. Patel is fully vested and exercisable upon grant and expires five years from the grant date, on December 15, 2014.  On December 15, 2009, the date of grant, the Company recorded $82,500 as wages and benefits related to the fair value of the 250,000 stock options.  The fair value of these options was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility of 143.72%, risk-free interest rate of 0.88%, expected life of 2.5 years, and a 0% dividend yield.

On December 15, 2009, the Board also approved and the Company granted a stock option to each of three of its non-employee directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of the Company’s common stock at an exercise price of $0.44 per share, the fair market value of the Company’s common stock on the date of grant as quoted on the OTCBB on December 15, 2009, the date of grant. Each stock option expires five years from the date of grant, on December 15, 2014 and vests as follows: (a) as to 20,000 shares on December 16, 2009; (b) as to 15,000 shares on December 16, 2010; and (c) as to 15,000 shares on December 16, 2011.  The stock options are further subject to the terms and conditions of a stock option agreement between each director and the Company.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be a director of the Company.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any. The grant date fair value of each 50,000 stock option was $17,500, estimated using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility of 140.41%, risk-free interest rate of 1.38%, expected life of 3.25 years, and a 0% dividend yield.

The following table sets forth the share-based compensation cost resulting from stock option grants, including those previously granted and vesting over time, that was recorded in the Company’s consolidated statements of operations for the three and six months ended February 28, 2010 and 2009:

	Three Months Ended		Six Months Ended
	February 28,		February 28,
	2010	2009	2010	2009

Wages and benefits	$183,562	$-	$366,292	$(3,573,778)
Management fees - related party	-	(4,053)	-	4,053
Professional fees	34,809	15,812	43,696	14,309
Total	$218,371	$11,759	$409,988	$(3,555,416)

The share-based compensation expense table above includes the reversal of stock compensation expense related to stock options that were previously granted and forfeited.

During the three months ended February 28, 2009, the Company recorded a reversal of stock compensation expense previously recorded of $4,053, which is included in management fees – related party.  Upon the resignation of Mr. Frank Fabio as Chief Financial Officer of the Company on January 9, 2009, 50,000 stock options that were previously granted were forfeited.

During the six months ended February 28, 2009, the Company recorded a reversal of stock compensation expense previously recorded of $3,591,093, of which $3,573,778 is included in wages and benefits and $17,315 is included in professional fees.  In addition to the forfeiture of Mr. Fabio’s 50,000 stock options on January 9, 2009, upon the resignation of Mr. Cucinelli as President and CEO of the Company on October 15, 2008 and Mr. Gladwin as a Board member on September 9, 2008, 1,250,000 and 50,000 stock options, respectively, that were previously granted to each of them were forfeited.

As of February 28, 2010, the Company had $650,990 of total unrecognized compensation cost related to unvested stock options which is expected to be recognized over a period of 3.5 years.

The following table summarizes information about stock options outstanding and exercisable at February 28, 2010:

		Stock Options Outstanding			Stock Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
	Number of	Remaining	Average	Number of	Remaining	Average
	Options	Contractual	Exercise	Options	Contractual	Exercise
Exercise Prices	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$0.44	400,000	4.8	$0.44	310,000	4.8	$0.44
0.52	2,000,000	9.3	0.52	—	—	—
0.85	100,000	8.5	0.85	20,000	8.5	0.85
1.66	50,000	8.0	1.66	20,000	8.0	1.66
$0.44 – $ 1.66	2,550,000	8.6	$0.54	350,000	5.2	$0.53

The Company does not repurchase shares to fulfill the requirements of options that are exercised. Further, the Company issues new shares when options are exercised.

Note 11.  Related Party Transactions

Non-employee Board members receive $2,500 per quarter for services rendered in the capacity of a Board member.

During the three months ended February 28, 2010, the Company incurred $42,309, including stock compensation of $34,809, for services rendered by non-employee directors of the Company, which is included in professional fees.

During the six months ended February 28, 2010, the Company incurred $58,696, including stock compensation of $43,696, for services rendered by non-employee directors of the Company, which is included in professional fees.

During the three and six months ended February 28, 2010, the law firm of Sierchio & Company, LLP (“S&C LLP”), the Company’s corporate and securities legal counsel, provided $47,588 and $81,340 of legal services to the Company.  Joseph Sierchio, a non-employee director of the Company, is a principal of S&C LLP.  At February 28, 2010, the Company owed S&CG LLP $16,138 which is included in accounts payable.

The Company’s corporate office is located at 3905 National Drive, Suite 110, Burtonsville, Maryland 20866. On December 1, 2009, the Company entered into a one year sublease agreement with MVP Law Group, P.A., of which the Company’s Chief Executive Officer and President is a founder and managing attorney, with respect to this office space.  Monthly rent is $900.  Additionally, the Company paid a $900 security deposit.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Note 12.  Subsequent Events

On April 6, 2010, the Company amended its Employment Agreement dated June 24, 2009 with Mr. Meetesh Patel, the Company’s Chief Executive Officer, President, and Chief Financial Officer to provide that Mr. Patel will continue to serve as the Company’s Chief Executive Officer and President until at least March 31, 2011.  Mr. Patel is also one of the Company’s directors.  In consideration for Mr. Patel’s undertaking to continue to serve in such capacities, the Company granted Mr. Patel a stock option to purchase up to 150,000 shares of the Company’s common stock at an exercise price of $0.58 per share, the closing price of the Company’s common stock on April 6,

2010, the date of grant, as reported on the Over the Counter Bulletin Board).  The stock option expires five years from the date of grant on April 6, 2015. Subject to the terms, restrictions, and earlier termination provisions as set forth in the option agreement dated April 6, 2010 between the Company and Mr. Patel, the option vests as follows:

(a)     as to 37,500 on June 30, 2010;

(b)     as to 37,500 on September 30, 2010;

(c)     as to 37,500 on December 31, 2010; and

(d)     as to 37,500 on March 31, 2011.

On April 1, 2010, the Company entered into a consulting agreement with Mr. John A. Conklin whereby Mr. Conklin will provide technical advice, guidance, and management oversight to help advance the commercial development of the Company’s technologies, including but not necessarily limited to its SolarWindow™ and MotionPower™ technologies.  In consideration of Mr. Conklin’s services, the Company will pay Mr. Conklin $11,000 per calendar month for the first three calendar months of the consulting agreement and $12,444 for each calendar month of service thereafter.  In additional consideration of Mr. Conklin’s services, the Company granted Mr. Conklin a stock option to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $0.54 per share, the closing price of the Company’s common stock on the date of grant.  The stock option expires five years from the date of grant on April 1, 2010. The stock option granted Mr. Conklin vests upon the achievement of specific technical, product development, and/or business milestones.

Item 2.  Management’s discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

This Report on Form 10-Q contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, and are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe, ,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities (d) anticipated trends in the technology industry, (e) our future financing plans and (f) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as in this Form 10-Q generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various and matters described in this Form 10-Q generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

The following Management’s Discussion and Analysis (“MD&A”) is intended to help the reader understand our consolidated results of operations and financial condition. The MD&A is provided as a supplement to, and should be read in conjunction with our consolidated financial statements and the accompanying notes to the consolidated financial statements included in this Form 10-Q.

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosures. We review our estimates on an ongoing basis.

Overview

We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, we amended our Articles of Incorporation to effect a change of name to New Energy Technologies, Inc.  The accompanying consolidated financial statements include the accounts of New Energy Technologies, Inc. and its wholly-owned subsidiaries, Sungen Energy, Inc. (“Sungen”), Kinetic Energy Corporation (“KEC”), Octillion Technologies Limited (“Octillion Technologies”) and New Energy Solar Corporation (“New Energy Solar”).

Sungen was incorporated on July 11, 2006 in the State of Nevada and has no assets and no liabilities.

KEC was incorporated on June 19, 2008 in the State of Nevada and has no assets and no liabilities.

Octillion Technologies was incorporated on April 11, 2007 in the Province of British Columbia, Canada for providing administrative services to the Canadian office. We ceased to conduct business in Canada on August 31, 2008 and closed this office. As a result, we dissolved Octillion Technologies and eliminated all intercompany balances, effective December 1, 2008.

New Energy Solar was incorporated on February 9, 2009 in the State of Florida and has no assets and no liabilities.

Our research and development activities include the development of a technology to adapt home and office glass windows, skylights, and building facades into products capable of generating electricity from solar energy without losing significant transparency or requiring major changes in manufacturing infrastructure, and technologies to harness the kinetic energy of vehicles to generate electricity.

Ultimately, we plan to market MotionPower™ Technology and/or SolarWindow™ Technology products, if any, subject to receiving any requisite regulatory approvals, through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. The decision as to which method or methods of commercialization we will pursue will depend on various factors including, but not limited to, our financial resources at the time, manufacturing costs, market acceptance of the product(s), and competing technologies or products at the time.

We believe that this approach could provide immediate access to pre-existing distribution channels, therefore potentially increasing market penetration and commercial acceptance of our products and enabling us to avoid expending significant funds for development of a large sales and marketing organization. Currently no such products or arrangements exist, nor can we currently project with any degree of accuracy when, if ever, such products or arrangements may exist.  If we do not ultimately commercialize products derived from our MotionPower™ Technology and/or SolarWindow™ Technology we will not generate revenues from our operations as currently conducted.

Our success will be dependent upon our ability to develop products that are superior to existing products and products introduced in the future, and which are cost effective. In addition, we may be required to continually enhance any products that are developed as well as introduce new products that keep pace with technological change and address the increasingly sophisticated needs of the marketplace. There can be no assurance that we will be able to keep pace with the technological demands of the marketplace or successfully develop products that will succeed in the marketplace.

We cannot currently estimate with any accuracy the amount of either the additional funds or time required to successfully commercialize either technology, because the actual cost and time may vary significantly depending on results of current basic research and development and product testing, cost of acquiring an exclusive license, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory approval process, manufacturing, marketing and other costs associated with commercialization of products following receipt of regulatory approvals and other factors.

As of February 28, 2010 we had working capital of $765,438. Based upon our current level of operations and expenditures we believe that absent any modification or expansion of our existing activities, research, development and testing, the cash on hand should be sufficient to enable us to continue operations at least through February 28, 2011.  However, any significant expansion in scope or acceleration in time of our current research and development activities, or commencement of any marketing activities, will require additional funds.

Because we are a smaller reporting company, we are not required to make certain disclosures otherwise required to be made on a Form 10-Q.

SolarWindow™ Technology

Current Research Agreements

USF Sponsored Research Agreement and Option Agreement

On May 20, 2009, our wholly-owned subsidiary, New Energy Solar, entered into the USF Sponsored Research Agreement with USF, for support to the project entitled “Semitransparent Flexible Power Foil (SFPF)” relating to the development of a prototype flexible semi-transparent organic power foil (1ft by 1ft dimension) for use as an energy-generating window glass in building-integrated photovoltaic products which we refer to in this Prospectus as the “SolarWindow™ Technology.”  Pursuant to Rule 24b-2 we submitted a request to the SEC for confidential treatment of certain portions of the USF Sponsored Research Agreement, relating to the payment terms and scope of work under the USF Sponsored Research Agreement; our request was granted by the SEC on June 11, 2009. Accordingly, the terms of the USF Sponsored Research Agreement have not been disclosed.

On May 20, 2009, our wholly-owned subsidiary, New Energy Solar, also entered into an Option Agreement (the “USF Option Agreement”) with the University of South Florida Research Foundation, Inc., a corporation not for profit under Chapter 617 Florida Statutes, and a direct support organization of USF, pursuant to which New Energy Solar has the right to an exclusive option to obtain an exclusive worldwide commercial license under certain patents relating to the SolarWindow™ Technology. Pursuant to Rule 24b-2 we submitted a request to the SEC for confidential treatment of certain portions of the USF Option Agreement, relating to the payment terms and scope of work under the USF Option Agreement; our request was granted by the SEC on June 11, 2009. Accordingly, these terms of the USF Option Agreement have not been disclosed.

Terminated Research Agreements

UIUC Sponsored Research Agreement

On August 25, 2006, through our wholly owned subsidiary, Sungen, we entered into a Sponsored Research Agreement (“ UIUC Sponsored Research Agreement  ”) with the University of Illinois at Urbana-Champaign (“UIUC”) for the development of a new patent-pending technology to integrate films of silicon nanoparticle material on glass substrates, acting as photovoltaic solar cells that have the potential to convert normal home and office glass windows into ones capable of converting solar energy into electricity, with limited loss of transparency and minimal changes in manufacturing infrastructure (the “UIUC Silicon Nanoparticle Energy Technology”). On July 23, 2007, Sungen, amended its Sponsored Research Agreement with UIUC. Pursuant to this amended Sponsored Research Agreement, we agreed to provide an additional $203,617 to the previously awarded amount of $219,201 for a total of $422,818, to the University of Illinois in order to accelerate the development of films of silicon nanoparticle material composed of nanosilicon photovoltaic solar cells that have the potential to convert solar radiation to electrical energy.

The UIUC Sponsored Research Agreement expired on August 22, 2008. As of this date, we had advanced a total of $266,709 to the University of Illinois pursuant to the terms of the UIUC Sponsored Research Agreement. Pursuant to the terms of the UIUC Sponsored Research Agreement, we were to advance an additional $156,109 to the University of Illinois, which is included in other accrued liabilities at February 28, 2010 and August 31, 2009. However, we have not made the advance pending determination as to whether funds previously paid to UIUC under the terms of the UIUC Sponsored Research Agreement have been fully expended. We are of the opinion that to the extent these funds were not expended they are refundable to us.

During both the three and six months ended February 28, 2010 and 2009, we did not record any research and development expense pursuant to the UIUC Sponsored Research Agreement. During the period from inception (May 5, 1998) to February 28, 2010, we recorded $422,818 as research and development expense pursuant to the UIUC Sponsored Research Agreement.

Oakland Sponsored Research Agreement

On August 18, 2008, we entered into a two-year Sponsored Research Agreement (“Oakland Sponsored Research Agreement”) with scientists at Oakland University to further the development of our photovoltaic technology for generating electricity on transparent glass windows.

Pursuant to the terms of the Oakland Sponsored Research Agreement we agreed to advance a total of $348,066 to fund the research and development activities of which $140,519 was payable on or before September 1, 2008, $127,547 was payable on or before October 1, 2009 and $80,000 was payable on demand during the contract period for reimbursement of materials provided by Oakland University.  In August 2008, we advanced $140,519 to Oakland University pursuant to the Oakland Sponsored Research Agreement.  In February 2009, in order to preserve our working capital, we decided that it was in our best interest not to proceed forward with the Oakland Sponsored Research Agreement and exercised our termination right by providing written notice to Oakland University of our election to terminate the Oakland Sponsored Research Agreement. As of the termination date of the Oakland Sponsored Research Agreement, $20,220 of the $140,519 initially advanced to Oakland University had been expended, all during the quarter ended February 28, 2009, and is included in research and development expense for the three and six months ended February 28, 2009.  The remaining $120,299 was refunded to us in April 2009.

MotionPower™ Technology

Veryst Agreement

On November 4, 2008, our wholly-owned subsidiary, KEC, entered into an agreement (the “Veryst Agreement”) with Veryst Engineering LLC (“Veryst”) relating to the development of a car and truck energy harvester . The Veryst Agreement continues until terminated by either Veryst Engineering LLC or KEC. Pursuant to Rule 24b-2 we submitted a request for confidential treatment of certain portions of the Veryst Agreement, relating to the payment terms, scope of work and the milestone terms of the license agreement under the Veryst Agreement.  Our request was granted on November 25, 2008.

On September 9, 2009, we entered into another agreement with Veryst whereby Veryst is performing ongoing testing of our vehicle energy harvester and advancing prototyping.

Additionally, on September 9, 2009, we entered into an agreement with Veryst, whereby Veryst is developing a commercial scale truck energy harvester.

During the three and six months ended February 28, 2010, we recorded $109,650 and $233,290 as research and development expense pursuant to the agreements with Veryst entered into on September 9, 2009.  During the period from inception (May 5, 1998) to February 28, 2010, we recorded $237,466 as research and development expense pursuant to these same agreements.  As of February 28, 2010, work performed pursuant to the agreements entered into with Veryst on September 9, 2009 was complete.

We continue to utilize Veryst, on a consulting basis, to further test and calibrate our MotionPower™ Technology.

Sigma Design Agreement

On May 1, 2009, KEC entered into a consulting agreement (the “Initial Sigma Consulting Agreement”) with Sigma Design Company (“Sigma Design”) whereby Sigma Design provides ongoing engineering and product development services relating to the development of the MotionPower™ Technology.  On August 25, 2009, KEC entered into an additional consulting agreement with Sigma Design whereby Sigma Design continues to provide engineering services relating to the development of the MotionPower™ Technology (the “Additional Sigma Consulting Agreement” and, together with the Initial Sigma Consulting Agreement, collectively the “Sigma Design Agreements”). Each of the Sigma Design Agreements may be terminated by either Sigma Design or us upon 30 days written notice to the other party.  The Company has also engaged Sigma Design to assist the Company in conducting durability field tests of its MotionPower™ Technology.

During the three and six months ended February 28, 2010, we recorded $12,747 and $121,025 as research and development expense pursuant to the Sigma Design Agreements and services provided for the durability field tests..   During the three and six months ended February 28, 2009, we did not record any research and development expense pursuant to the Sigma Design Agreements.  During the period from inception (May 5, 1998) to February 28, 2010, we recorded $202,694 as research and development expense pursuant to the Sigma Design Agreements and services provided for the durability field tests.

Nerve Regeneration Technology

On August 22, 2007, we spun off our wholly-owned biotechnology subsidiary, MicroChannel Technologies Corporation (“MicroChannel”) with our shareholders. The net assets and results of operations of MicroChannel of the prior period have been reclassified as discontinued operations.

Results of Operations

Operating Expenses

A summary of our operating income (expense) for the three and six months ended February 28, 2010 and 2009 was as follows:

	Three Months Ended
		February 28,		Increase /	Percentage
	2010		2009	(Decrease)	Change

Operating (income) expense
Investor relations	$37,367		$5,700	$31,667	556%
Marketing	3,172		-	3,172	*
Wages and benefits	247,426		40,629	206,797	509
Management fees - related party	-		(2,081)	2,081	*
Professional fees	134,793		100,852	33,941	34
Research and development	167,814		58,720	109,094	186
Travel and entertainment	23,935		11,991	11,944	100
Other operating expenses	83,498		20,447	63,051	308
Total operating (income) expense	$698,005		$236,258	$461,747	195%

* Not meaningful

	Six Months Ended
		February 28,		Increase /	Percentage
	2010		2009	(Decrease)	Change

Operating (income) expense
Investor relations	$68,097		$16,500	$51,597	313%
Marketing	214,035		-	214,035	*
Wages and benefits	472,787		(3,377,931)	3,850,718	*
Management fees - related party	-		4,472	(4,472)	*
Professional fees	227,362		163,033	64,329	39
Research and development	442,128		80,970	361,158	446
Travel and entertainment	30,641		34,369	(3,728)	(11)
Other operating expenses	145,251		35,431	109,820	310
Total operating (income) expense	$1,600,301		$(3,043,156)	$4,643,457	*	%

* Not meaningful

                Investor Relations

Investor relations costs represent fees paid to publicize our technology within the industry and investor community with the purpose of increasing company recognition.

The increase in investor relations expense during the three and six months ended February 28, 2010 compared to the same time periods in 2009 is primarily due to us entering into a Shareholder Communications Agreement and a Public Relations Agreement (the ”PR Agreement”) as described below.

Effective October 1, 2008, we entered into a one-year Market Access Services Agreement (the “Market Agreement”) to publicize our technology within the industry and increase company recognition and branding.  In accordance with the terms of the Market Agreement, we pay $1,900 per month for investor and public relations, corporate branding and corporate image services.  The Market Agreement automatically renewed on October 1, 2009 for another one-year term.

Effective April 15, 2009, we entered into a one-year Shareholder Communication Services Agreement (the “Shareholder Communications Agreement”) with a third party consultant to provide shareholder communication and related administrative services.  In accordance with the terms of the Shareholder Communications Agreement, we initially paid the third party consultant $1,250 per month. As a result of an increase in services provided to us, effective September 15, 2009, the Shareholder Communications Agreement was amended, increasing the amount paid the consultant to $1,500 per month.  The Shareholder Communications Agreement was subsequently amended again, effective February 1, 2010, increasing the amount paid the consultant to $1,667 per month.

Effective July 29, 2009, we entered into a one-year PR Agreement with a third party consultant to implement a public relations program.  In accordance with the terms of the PR Agreement, we pay the third party consultant $6,500 per month.  After the initial one-year term, either party may cancel the PR Agreement upon 60-days written notice.

                Marketing

Marketing costs represent fees paid to advertise our technology, targeting potential customers.

In June 2009, we undertook a targeted advertising program designed to establish our “brand” name recognition early on in our corporate development.  We intend to continue to develop and market our brand name, pending commercialization of our MotionPower™ Technology and SolarWindow™ Technology products, if ever successfully developed. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of our MotionPower™ Technology and SolarWindow™ Technology products, if and when safety approvals are received. Our marketing efforts to date have generated more than 70 news media stories, including online, radio, television, and print media coverage in leading mainstream media in the United States. We completed our targeted advertising program in September 2009.

                Wages and benefits

During the three months ended February 28, 2010 and 2009, we incurred $43,492 and $40,629 in wages and benefits expense for services rendered by Mr. Meetesh Patel, our President, Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”), and Director.  Additionally, during the three months ended February 28, 2010, we recorded stock compensation expense of $183,563, $101,063 of which is the amortization of the fair value of the stock option granted to Mr. Patel on June 24, 2009 and $82,500 of which is the fair value of the stock option granted to Mr. Patel on December 15, 2009, permitting him to purchase up to 250,000 shares of our common stock at an exercise price of $0.44 per share.  The stock option granted to Mr. Patel on December 15, 2009 is fully vested and exercisable upon grant and expires five years from the date of grant, on December 15, 2014.

During the three months ended February 28, 2010, we also incurred $20,372 in wages expense for services rendered by Mr. James B. Wilkinson.  On February 1, 2010 we entered into an “at will” employment agreement with Mr. Wilkinson pursuant to which Mr. Wilkinson was to serve as the Vice President Corporate Development and Chief Operating Officer of the Company, in consideration for which Mr. Wilkinson was to receive an annual salary of $150,000 (the “Wilkinson Agreement”). On February 15, 2010, we received Mr. Wilkinson’s resignation, effective as of February 15, 2010, and his concurrence to the mutual termination of the Wilkinson Agreement.  The termination was not based upon any disagreement between us and Mr. Wilkinson.  As of February 28, 2010, Mr. Wilkinson had resigned from all positions with us.

During the six months ended February 28, 2010, we incurred $451,849 in wages, benefits, and stock compensation expense for services rendered by Mr. Patel.  We also incurred $566 in wages and benefits expense for services rendered by Mr. Nicholas Cucinelli, our former President and CEO and $20,372 in wages expense for services rendered by Mr. Wilkinson.

During the six months ended February 28, 2009, we incurred $67,990 in wages and benefits expense for services rendered by Mr. Patel.  We also incurred $77,154 in wages and benefits expense for services rendered by Mr. Cucinelli, which includes $50,000 severance pursuant to an Employment Termination Agreement, dated October 15, 2008 between us and Mr. Cucinelli.

On October 15, 2008, Mr. Cucinelli resigned as President and Chief Executive Officer.  As a result, the stock option granted him on February 15, 2008 to purchase 1,250,000 shares of common stock was forfeited pursuant to the terms of an Employment Termination Agreement between us and Mr. Cucinelli.  As a result of Mr. Cucinelli’s resignation, stock option compensation expense of $3,573,778 previously recorded for Mr. Cucinelli’s stock option was reversed during the quarter ended November 30, 2008 and is included in wages and benefits for the six months ended February 28, 2009.

Wages and benefits for the six months ended February 28, 2009 also includes $50,703 for severance paid to employees in our former administrative office in Vancouver, British Columbia, which was closed effective August 31, 2008.

                Management fees – related party

During the three months ended February 28, 2009, we recognized income of $2,081, reflecting the reversal of stock compensation of $4,053, for services rendered by Mr. Frank Fabio, our former consultant CFO.  Mr. Fabio resigned as CFO, effective January 9, 2009.

During the six months ended February 28, 2009, we incurred $6,553, including stock compensation of $4,053, for services rendered by Mr. Fabio.

On September 12, 2008, we granted a stock option to Mr. Fabio to purchase, subject to applicable vesting provisions, 50,000 shares of our common stock at an exercise price of $0.78 per share. The fair value of the 50,000 stock options was $35,500 on the date of grant.  Under the terms of the stock option agreement, the stock option granted to Mr. Fabio to purchase 50,000 shares of common stock was all forfeited upon his resignation.  Accordingly, stock option compensation expense of $4,053 recorded during the quarter ended November 30, 2008 for Mr. Fabio’s stock option was reversed during the quarter ended February 28, 2009.

                Professional fees

Professional fees primarily consist of accounting, audit and tax fees, legal fees, non-employee Board fees, and SEC related filing fees.

Professional fees increased $33,941 during the three months ended February 28, 2010 compared to the same period in 2009 primarily as a result of increases in Board fees of approximately $19,000, legal fees of $7,100, and SEC filing fees of $11,000, offset by a decrease in accounting related fees of approximately $3,100.  The increase in Board fees is entirely due to stock compensation related to stock options that were granted to non-employee board members on December 15, 2009.  The increases in both legal and SEC filing fees are directly related to the preparation and filing of our Form S-1, and amendments thereto.

Professional fees increased $64,329 during the six months ended February 28, 2010 compared to the same period in 2009 primarily as a result of increases in Board fees of approximately $23,600, legal fees of $25,100, and SEC filing fees of $16,000.  The increase in Board fees is entirely due to stock compensation related to stock options that were granted to non-employee board members on December 15, 2009.  The increases in both legal and SEC filing fees are directly related to the preparation and filing of our Form S-1, and amendments thereto.

                Research and development

Research and development costs represent costs incurred to develop our technology and are incurred pursuant to our sponsored research agreements with USF, development agreements with Veryst, consulting agreements with Sigma Design, and agreements with other third party providers. These agreements include salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, contract services and other costs. Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

Please refer to the appropriate sections above for disclosure of the specific terms and amounts incurred for each research and development agreement.

                Travel and entertainment

Travel and entertainment increased $11,944 during the three months ended February 28, 2010 compared to the same period of the prior year primarily due to executive and Board member travel required as part of the ongoing research and  development efforts as well as in connection with the preparation and filing of our Form S-1 and amendments thereto.

Overall, travel and entertainment decreased $3,728 during the six months February 28, 2010 compared to the same period of the prior year primarily as a result of us closing our administrative office in Vancouver, British Columbia, Canada, effective August 31, 2008. Subsequent to closing the Vancouver, Canada office, employees needed to transition their administrative responsibilities, which required travel and other related expenses during the quarter ended November 30, 2008.  The decrease in travel and entertainment between first quarter 2010 compared to 2009 more than offset the increase between second quarter 2010 and 2009, as described in the preceding paragraph.

                Other operating expenses

Other operating expenses includes rent, patent filing costs, utilities, office supplies, information technology related fees, printing costs, and other administrative costs.

Other operating expenses increased $63,051 during the three months ended February 28, 2010 as compared to the same period of the prior year partially as a result of an increase in patent expense of approximately $36,700.  During the three months ended February 28, 2010, we filed United States and international patent applications for our MotionPower™ Technology and SolarWindow™ Technology.  Also contributing to the increase in other operating expenses during the three months ended February 28, 2010 compared to 2009 is approximately $11,125 for directors and officers insurance and $9,700 for utilities and website re-design fees.

Other operating expenses increased $109,820 during the six months ended February 28, 2010 as compared to the same period of the prior year partially as a result of increases in patent expense of approximately $45,000 and press releases of approximately $27,800. As mentioned in the preceding paragraph, we filed United States and international patent applications for our MotionPower™ Technology and SolarWindow™ Technology and made several announcements by way of press releases regarding our MotionPower™ Technology and SolarWindow™ Technology.  Also contributing to the increase in other operating expenses during the six months ended February 28, 2010 compared to 2009 is approximately $16,688 for directors and officers insurance and $11,774 for utilities and website re-design fees.

Other income (expense)

A summary of our other income (expense) for the three and six months ended February 28, 2010 and 2009 was as follows:

	Three Months Ended
	February 28,		Increase /	Percentage
	2010	2009	(Decrease)	Change

Other income (expense)
Interest income	$-	$547	$(547)	*	%
Interest expense	-	(161)	161	*
Gain on dissolution of foreign subsidiary	-	59,704	(59,704)	*
Foreign exchange gain (loss)	(722)	635	(1,357)	*
Change in fair value of warrant liability	564,744	-	564,744	*
Total other income (expense)	$564,022	$60,725	$503,297	829%

* Not meaningful

	Six Months Ended
	February 28,		Increase /	Percentage
	2010	2009	(Decrease)	Change

Other income (expense)
Interest income	$-	$7,743	$(7,743)	*	%
Interest expense	-	(267)	267	*
Gain on dissolution of foreign subsidiary	-	59,704	(59,704)	*
Foreign exchange gain (loss)	(706)	(52,918)	52,212	(99)
Change in fair value of warrant liability	1,555,998	-	1,555,998	*
Total other income (expense)	$1,555,292	$14,262	$1,541,030	10,805%

* Not meaningful

                Interest income

Interest income decreased during the three and six months ended February 28, 2010 as compared to the same period in the prior year primarily due to the closing of the administrative office in Vancouver, British Columbia, Canada.

As of December 31, 2008, we transferred all of the funds in our interest bearing cash account maintained at a Canadian owned financial institution to non-interest bearing bank accounts at U.S. financial institutions.

Gain on dissolution of foreign subsidiary

Octillion Technologies provided administrative services to our Canadian office. We ceased to conduct business in Canada, effective August 31, 2008 and closed this office. As a result, we dissolved Octillion Technologies and eliminated all intercompany balances and recorded a gain on our investment in Octillion Technologies equal to the accumulated other comprehensive income at December 1, 2008, the time of the dissolution.

                Foreign exchange loss

We translate assets and liabilities of our foreign subsidiaries, other than those denominated in United States Dollars, at the rate of exchange at the balance sheet date.  The foreign exchange loss during the six months ended February 28, 2009 is substantially the result of cash infusions made from New Energy Technologies to our former foreign subsidiary, Octillion Technologies (denominated in Canadian dollars), thereby increasing the intercompany payable on Octillion Technologies’ balance sheet.  Octillion Technologies was dissolved, effective December 1, 2008.

Change in fair value of warrant liability

On September 1, 2009, we adopted guidance which is now part of ASC 815-40, Contracts in Entity’s Own Equity.  We determined that our Class F Callable Warrants contained a Dilutive Issuance provision.  As a result, we reclassified 3,188,500 of our Class F Callable Warrants to warrant liability, resulting in a cumulative adjustment to accumulated deficit as of September 1, 2009 of $342,771.

Our Class F Callable Warrants are considered derivative financial liabilities and are therefore required to be adjusted to fair value each quarter.  We have valued our warrant liability at February 28, 2010 using a Black-Scholes model containing the following assumptions:  dividend yield of 0%, volatility of 144.67%, risk-free rate of 0.32%, and a term of 0.96 years.    Decreases in the remaining term and volatility of the Class F Callable Warrants during three months ended February 28, 2010 and a decline in the fair value of our common stock from December 1, 2009 to February 28, 2010 resulted in a decrease in the warrant liability and a non-cash gain related to the Class F Callable Warrants of $564,744 during the three months ended February 28, 2010.

Decreases in the remaining term and volatility of the Class F Callable Warrants during six months ended February 28, 2010 and a decline in the fair value of our common stock from September 1, 2009 to February 28, 2010 resulted in a decrease in the warrant liability and a non-cash gain related to the Class F Callable Warrants of $1,555,998 during the six months ended February 28, 2010.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming we will continue as a going concern.  We have incurred cumulative losses of $6,540,049 through February 28, 2010.  Due to the "start up" nature of our business, we expect to incur losses as we continue development of our photovoltaic and energy harvesting technologies and expand.  These conditions raise substantial doubt about our ability to continue as a going concern.  Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary.  We expect to raise additional funds through private or public equity investment in order to expand the range and scope of its business operations. We will seek access to private or public equity but there is no assurance that such additional funds will be available for us to finance our operations on acceptable terms, if at all.  If are unable to raise additional capital or generate positive cash flow, it is unlikely that we will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our principal source of liquidity is cash in the bank.  At February 28, 2010, we had a cash and cash equivalents balance of $1,510,880. We have financed our operations primarily pursuant to a Securities Purchase Agreement in which we received net proceeds of $3,395,955 in February 2008 and from the exercise of warrants.

Net cash used in operating activities was $1,225,341 for the six months ended February 28, 2010, compared to net cash used of $479,027 for the same period in 2009.  The increase in cash used of $746,314 substantially reflects an increase in amounts paid for investor relations of approximately $51,600, marketing of $214,000, and research and development of $361,200.

Securities Purchase Agreement

On February 12, 2008, we consummated the sale of an aggregate of 3,675,000 shares of our common stock and Class F Callable Warrants to purchase up to an additional 3,675,000 shares of our common stock for aggregate gross proceeds of $3,675,000 pursuant to the terms of a Securities Purchase Agreement dated February 8, 2008 (the “2008 Private Placement ”) with certain institutional and other accredited investors (the “Investors”).

We engaged an agent (the “Agent”) to help in the fund raising efforts of the 2008 Private Placement. The agent was paid a total cash fee of 7% ($257,250) of the aggregate proceeds ($257,250) and received Class F Callable Warrants to purchase 514,500 shares of our common stock valued at $642,980 and representing 7% of the total number of shares purchased by the Investors. In addition, the Agent was reimbursed $6,045 for expenses incurred on our behalf.

Related Party Transactions

Non-employee Board members receive $2,500 per quarter for services rendered in the capacity of a Board member.

During the three months ended February 28, 2010, we incurred $42,309, including stock compensation of $34,809, for services rendered by our non-employee directors, which is included in professional fees.

During the six months ended February 28, 2010, we incurred $58,696, including stock compensation of $43,696, for services rendered by our non-employee directors, which is included in professional fees.

During the three and six months ended February 28, 2010, the law firm of Sierchio & Company, LLP (“S&C LLP”), our corporate and securities legal counsel, provided $47,588 and $81,340 of legal services to us.  Joseph Sierchio, one of our non-employee directors, is a principal of S&C LLP.  At February 28, 2010, we owed S&C LLP $16,138 which is included in accounts payable.

Our corporate office is located at 3905 National Drive, Suite 110, Burtonsville, Maryland 20866. On December 1, 2009, we entered into a one year sublease agreement with MVP Law Group, P.A., of which our Chief Executive Officer and President is a founder and managing attorney, with respect to this office space.  Monthly rent is $900.  Additionally, we paid a $900 security deposit.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Other Contractual Obligations

In addition to the contractual obligations discussed above for the research and development agreement with USF, as of February 28, 2010, we have future minimum lease payments of $12,500 under our corporate and other office operating leases.  In addition, we have future minimum payments totaling $13,300 pursuant to the Market Agreement entered into on October 1, 2008, $2,500 pursuant to the Shareholder Communications Services Agreement entered into on April 15, 2009, and $26,000 pursuant to the PR Agreement entered into on July 29, 2009.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

See Note 3.  “Presentation of Interim Information” to the Consolidated Financial Statements in this Form 10-Q.

Item 4T.   Controls and Procedures

(a) Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), as of the end of the period covered by this quarterly report. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that as of February 28, 2010 that our disclosure controls and procedures were effective such that the information required to be disclosed in our United States Securities and Exchange Commission (the “SEC”) reports is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

(b) Internal Control over Financial Reporting

During the review of our consolidated financial statements for the quarter ended November 30, 2009, the Independent Registered Public Accounting Firm identified an error in our calculation of the fair value of the Class F Callable Warrants as of November 30, 2009, resulting in a material adjustment to the financial statements that was required to appropriately account for our warrant liability.   We measure the fair value of the Class F Callable Warrants using the Black-Scholes pricing model.  When calculating the volatility of our common stock, we, in error, used the historical stock prices for the wrong company.  The difference between the fair value of the Class F Callable Warrants using the correct volatility and the incorrect volatility resulted in a material adjustment.  The Independent Registered Public Accounting Firm discovered this error while performing their review procedures of the financial statements for the quarter ended November 30, 2009.

During the quarter ended February 28, 2010, we implemented an additional review process whereby the Chief Financial Officer reviews the Black Scholes models, recalculating the fair value for all equity instruments.  We believe that this additional level of review will be effective in mitigating any further material weaknesses.

We have completed testing of our remediation efforts and have concluded that as of February 28, 2010, the improvement to our internal controls over financial reporting was effective and that the material weakness discussed above does not exist at the end of the period covered by this quarterly report.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

New Energy Technologies, Inc.

Burtonsville, Maryland

We have audited the accompanying consolidated balance sheets of New Energy Technologies, Inc. (formerly Octillion Corp.) and Subsidiaries ("the Company") (a development stage company) as of August 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and for the cumulative period from May 5, 1998 (inception), to August 31, 2009.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Energy Technologies, Inc. and Subsidiaries as of August 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, and for the cumulative period from May 5, 1998 (inception), to August 31, 2009, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has experienced recurring losses from operations since inception, and has a substantial accumulated deficit.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

December 15, 2009

NEW ENERGY TECHNOLOGIES, INC.
(Formerly "Octillion Corp.")
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
AUGUST 31, 2009 AND 2008
(Expressed in U.S. Dollars)

	August 31,	August 31,
	2009	2008

ASSETS

Current assets
Cash and cash equivalents	$2,736,221	$2,992,010
Deferred research and development costs	39,559	140,519
Prepaid expenses and other current assets	7,586	500
Total current assets	2,783,366	3,133,029

Fixed assets, net of accumulated depreciation of $0 and $2,659	-	-

Total assets	$2,783,366	$3,133,029

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$98,467	$35,331
Accrued liabilities	156,109	156,109
Total current liabilities	254,576	191,440

Commitments and Contingencies

Stockholders' equity
Preferred stock: $0.10 par value; 1,000,000 shares authorized, no shares issued and outstanding at August 31, 2009 and 2008	-	-
Common stock: $0.001 par value; 100,000,000 shares authorized, 58,600,600 and 57,754,600 shares issued and outstanding at August 31, 2009 and 2008	58,601	57,755
Additional paid-in capital	8,622,458	10,986,585
Accumulated other comprehensive income	-	10,693
Deficit accumulated during the development stage	(6,152,269)	(8,113,444)
Total stockholders' equity	2,528,790	2,941,589

Total liabilities and stockholders' equity	$2,783,366	$3,133,029

(The accompanying notes are an integral part of these consolidated financial statements)

NEW ENERGY TECHNOLOGIES, INC.
(Formerly "Octillion Corp.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED AUGUST 31, 2009 AND 2008 AND FOR THE
PERIOD FROM INCEPTION (MAY 5, 1998) TO AUGUST 31, 2009
(Expressed in U.S. Dollars)

			Cumulative
	Year Ended		May 5, 1998
	August 31,		(inception) to
	2009	2008	August 31, 2009

Revenue	$-	$-	$-

Operating (income) expense
Investor relations	51,293	1,109,500	2,190,818
Marketing	372,220	-	372,220
Wages and benefits	(3,161,464)	3,898,353	803,996
Management fees - related party	4,472	-	207,546
Professional fees	302,364	211,861	732,602
Research and development	323,848	248,272	760,775
Travel and entertainment	66,651	152,863	299,298
Other operating expenses	90,022	127,160	311,353
Total operating (income) expense	(1,950,594)	5,748,009	5,678,608

Income (loss) from operations	1,950,594	(5,748,009)	(5,678,608)

Other income (expense)
Interest income	7,743	53,668	98,582
Interest expense	(267)	(516)	(11,002)
Loss on disposal of fixed assets	-	(5,307)	(5,307)
Gain on dissolution of foreign subsidiary	59,704	-	59,704
Foreign exchange loss	(56,599)	(21,381)	(83,541)
Payable forgiven	-	-	30,000
Total other income	10,581	26,464	88,436

Income (loss) from continuing operations	1,961,175	(5,721,545)	(5,590,172)

Loss from discontinued operations	-	-	(162,097)

Net income (loss)	$1,961,175	$(5,721,545)	$(5,752,269)

Net income (loss) per share:
Continuing operations	$0.03	$(0.10)
Discontinued operations	-	-
	$0.03	$(0.10)

Weighted average number of
common shares outstanding:
Basic and diluted	57,837,460	55,971,786

(The accompanying notes are an integral part of these consolidated financial statements)

NEW ENERGY TECHNOLOGIES, INC.
(formerly "Octillion Corp.")
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FROM MAY 5, 1998 (INCEPTION) TO AUGUST 31, 2009
(Expressed in U.S. Dollars)

						Accumulated
						Other	Deficit Accumulated
	Preferred Stock		Common Stock		Additional	Comprehensive	During the	Comprehensive	Total Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Income (Loss)	Development Stage	Income (Loss)	Equity (Deficit)

Restricted common stock
issued to related parties for
management services
at $0.003 per share	-	$ -	9,000,000	$9,000	$ (6,000)	$ -	$ -	$ -	$3,000

Unrestricted common stock sales
to third parties at $0.13 per share	-	-	1,125,000	1,125	148,875	-	-	-	150,000

Comprehensive income (loss)
Net loss for the period	-	-	-	-	-	-	(12,326)	(12,326)	(12,326)
Total comprehensive loss								(12,326)

Balance, August 31, 1998	-	-	10,125,000	10,125	142,875	-	(12,326)	-	140,674

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(77,946)	(77,946)	(77,946)
Total comprehensive loss								(77,946)

Balance, August 31, 1999	-	-	10,125,000	10,125	142,875	-	(90,272)	-	62,728

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(12,446)	(12,446)	(12,446)
Total comprehensive loss								(12,446)

Balance, August 31, 2000	-	-	10,125,000	10,125	142,875	-	(102,718)	-	50,282

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(12,904)	(12,904)	(12,904)
Total comprehensive loss								(12,904)

Balance, August 31, 2001	-	-	10,125,000	10,125	142,875	-	(115,622)	-	37,378

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(54,935)	(54,935)	(54,935)
Total comprehensive loss								(54,935)

Balance, August 31, 2002	-	-	10,125,000	10,125	142,875	-	(170,557)	-	(17,557)

Restricted common stock issued to
a related party to satisfy outstanding
management fees at $0.003 per share
on December 19, 2002	-	-	24,000,000	24,000	56,000	-	-	-	80,000

Restricted common stock issued to a
related party to satisfy outstanding
management fees at $0.003 per share
on March 18, 2003	-	-	6,999,600	7,000	16,332	-	-	-	23,332

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(97,662)	(97,662)	(97,662)
Total comprehensive loss								(97,662)

Balance, August 31, 2003	-	-	41,124,600	41,125	215,207	-	(268,219)	-	(11,887)

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(19,787)	(19,787)	(19,787)
Total comprehensive loss								(19,787)

Balance, August 31, 2004	-	-	41,124,600	41,125	215,207	-	(288,006)	-	(31,674)

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(103,142)	(103,142)	(103,142)
Total comprehensive loss								(103,142)

Balance, August 31, 2005	-	-	41,124,600	41,125	215,207	-	(391,148)	-	(134,816)

Issuance of common stock and warrants
at $0.17 per share on May 16, 2006	-	-	3,000,000	3,000	497,000	-	-	-	500,000

Comprehensive income (loss)
Net loss for the year	-	-	-	-	-	-	(157,982)	(157,982)	(157,982)
Total comprehensive loss								(157,982)

Balance, August 31, 2006	-	-	44,124,600	44,125	712,207	-	(549,130)	-	207,202

Exercise of Class A Warrants at $0.167
per share during November - December 2006	-	-	3,000,000	3,000	497,000	-	-	-	500,000

Exercise of Class B Warrants at $0.183
per share November - May 2007	-	-	3,000,000	3,000	547,000	-	-	-	550,000

Exercise of Class C Warrants at $0.50
per share during August 2007	-	-	980,000	980	489,020	-	-	-	490,000

Exercise of Class D Warrants at $0.55
per share during August 2007	-	-	880,000	880	483,120	-	-	-	484,000

Exercise of Class E Warrants at $0.60
per share during August 2007	-	-	880,000	880	527,120	-	-	-	528,000

Issuance of common stock and warrants
at $0.50 per share on April 23, 2007	-	-	1,000,000	1,000	499,000	-	-	-	500,000

Dividend paid - spin off of MircoChannel
Technologies Corporation	-	-	-	-	-	-	(400,000)	-	(400,000)

Comprehensive income (loss)
Foreign currency translation adjustments	-	-	-	-	-	(1,811)	-	(1,811)	(1,811)

Net loss for the year	-	-	-	-	-	-	(1,442,769)	(1,442,769)	(1,442,769)
Total comprehensive loss								(1,444,580)

Balance, August 31, 2007	-	-	53,864,600	53,865	3,754,467	(1,811)	(2,391,899)		1,414,622

Common stock and warrants issued for cash	-	-	3,675,000	3,675	3,392,280	-	-	-	3,395,955
and services at $1.00 per Unit in February 2008

Exercise of Class C Warrants at $0.50	-	-
per share during March 2008			20,000	20	9,980	-	-	-	10,000

Exercise of Class D Warrants at $0.55	-	-
per share during May 2008			20,000	20	10,980	-	-	-	11,000

Exercise of Class F Warrants at $1.25
per share during April - May 2008	-	-	175,000	175	218,575	-	-	-	218,750

Stock based compensation	-	-	-	-	3,600,303	-	-	-	3,600,303

Comprehensive income (loss)
Foreign currency translation adjustments	-	-	-	-	-	12,504	-	12,504	12,504

Net loss for the year	-	-	-	-	-	-	(5,721,545)	(5,721,545)	(5,721,545)
Total comprehensive loss								(5,709,041)

Balance, August 31, 2008	-	-	57,754,600	57,755	10,986,585	10,693	(8,113,444)		2,941,589

Reversal of stock based compensation due to forfeiture
of stock options	-	-	-	-	(3,591,093)	-	-	-	(3,591,093)

Exercise of Class E Warrants at $0.60
per share during July 2009	-	-	20,000	20	11,980	-	-	-	12,000

Exercise of Class F Warrants at $1.25
per share during July - August 2009	-	-	826,000	826	1,031,674	-	-	-	1,032,500

Stock based compensation	-	-	-	-	183,312	-	-	-	183,312

Comprehensive income
Foreign currency translation adjustments	-	-	-	-	-	(10,693)	-	(10,693)	(10,693)

Net income for the year	-	-	-	-	-	-	1,961,175	1,961,175	1,961,175
Total comprehensive income								$ 1,950,482

Balance, August 31, 2009	-	$ -	58,600,600	$58,601	$8,622,458	$ -	$ (6,152,269)		$2,528,790

(The accompanying notes are an integral part of these consolidated financial statements)

NEW ENERGY TECHNOLOGIES, INC.
(Formerly "Octillion Corp.")
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED AUGUST 31, 2009 AND 2008 AND FOR THE
PERIOD FROM INCEPTION (MAY 5, 1998) TO AUGUST 31, 2009
(Expressed in U.S. Dollars)

			Cumulative
	Year Ended		May 5, 1998
	August 31,		(inception) to
	2009	2008	August 31, 2009

Cash flows from operating activities
Income (loss) from continuing operations	$1,961,175	$(5,721,545)	$(5,590,172)
Add: loss from discontinued operations	-	-	(162,097)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation	-	1,288	4,482
Reversal of stock based compensation expense due to forfeiture of stock options	(3,591,093)	-	(3,591,093)
Stock based compensation expense	183,312	3,600,303	3,783,615
Loss of disposal of fixed assets	-	5,307	5,307
Payable written off	-	-	(30,000)
Common stock issued for services	-	-	3,000
Common stock issued for debt settlement	-	-	103,332
Changes in operating assets and liabilities:
Decrease (increase) in deferred research and development costs	100,960	(140,519)	(39,559)
Increase in prepaid expenses and other current assets	(7,086)	(500)	(7,586)
Increase in accounts payable	63,136	34,178	98,467
Increase in accrued liabilities	-	133,557	156,109
Increase in accounts payable - related party	-	-	30,000
Net cash used in operating activities	(1,289,596)	(2,087,931)	(5,236,195)

Cash flows from investing activity
Purchase of fixed assets	-	(6,144)	(9,789)
Net cash used in investing activity	-	(6,144)	(9,789)

Cash flows from financing activities
Proceeds from the issuance of common stock and exercise of warrants, net	1,044,500	3,635,705	8,382,205
Repayment of promissory note	-	-	(155,000)
Proceeds from promissory notes	-	-	155,000
Dividend paid	-	-	(400,000)
Net cash provided by financing activities	1,044,500	3,635,705	7,982,205

Increase (decrease) in cash and cash equivalents	(245,096)	1,541,630	2,736,221

Effect of foreign currency translation	(10,693)	12,504	-

Cash and cash equivalents at beginning of period	2,992,010	1,437,876	-

Cash and cash equivalents at end of period	$2,736,221	$2,992,010	$2,736,221

Supplemental disclosure of cash flow information:
Interest paid in cash	$267	$516	$11,002
Income taxes paid in cash	$-	$-	$-

Supplemental disclosure of non-cash transaction:
Accrued management fees converted to equity	$-	$-	$103,332
Warrants issued for broker commissions	$-	$-	$642,980

(The accompanying notes are an integral part of these consolidated financial statements)

NEW ENERGY TECHNOLOGIES, INC.

(Formerly “Octillion Corp.”)

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2009 and 2008

(Expressed in U.S. Dollars)

Note 1:  Organization and Description of Business

New Energy Technologies, Inc. (the “Company”) was incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc.  The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Sungen Energy, Inc. (“Sungen”), Kinetic Energy Corporation (“KEC”), Octillion Technologies Limited (“Octillion Technologies”) and New Energy Solar Corporation (“New Energy Solar”).

Sungen was incorporated on July 11, 2006 in the State of Nevada and has no assets and no liabilities.

KEC was incorporated on June 19, 2008 in the State of Nevada and has no assets and no liabilities.

Octillion Technologies was incorporated on April 11, 2007 in the Province of British Columbia, Canada for providing administrative services to the Company’s Canadian office. The Company ceased to conduct business in Canada on August 31, 2008 and closed this office. As a result, the Company dissolved Octillion Technologies and eliminated all intercompany balances, effective December 1, 2008.

New Energy Solar was incorporated on February 9, 2009 in the State of Florida and has no assets and no liabilities.

On August 22, 2007, the Company spun off its wholly-owned biotechnology subsidiary, MicroChannel Technologies Corporation (“MicroChannel”) with the shareholders of the Company. The net assets and results of operations of MicroChannel of the prior period have been reclassified as discontinued operations.

Since inception, the Company has been a technology incubator focused on the identification, acquisition, development and eventual commercialization of emerging technologies initially in the biotech and subsequently in the alternative energy sectors. However, commencing in August 2007 with the spinoff of the Company’s then wholly-owned subsidiary, MicroChannel Technologies Corporation, the Company elected to focus all of its resources on alternative energy technologies.  Accordingly, effective December 2, 2008 the Company changed its name to “New Energy Technologies, Inc.” so as to more accurately reflect its focus on alternative energy technologies.  The Company’s strategy is to develop new technologies and, where warranted, acquire rights to obtain licenses to technologies and products that are being developed by third parties, primarily universities and government agencies, through sponsored research and development agreements.

The Company conducts its current operations through its two wholly-owned subsidiaries:

•         KEC; and

•         New Energy Solar

The Company is currently focusing its development efforts on two technologies, namely:

•         MotionPower™ Technology for capturing the kinetic energy of moving vehicles in order to use this captured energy to generate electricity; and

•         SolarWindow™ Technology which enables transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells.

Note 2.  Going Concern Uncertainties

The Company is a development stage company, has not generated any revenues, has an accumulated deficit of $6,152,269 as of August 31, 2009, and does not have positive cash flows from operating activities.  The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern, which is dependent upon the Company’s ability to establish itself as a profitable business.

Due to the start-up nature of the Company’s business, the Company expects to incur additional losses as it continues to develop its technologies. To date, the Company’s cash flow requirements have primarily been met by a private placement of common stock and warrants for net proceeds of $3,395,955 on February 12, 2008 and proceeds received from the exercise of warrants.  Management recognizes that in order to meet the Company’s capital requirements, and continue to operate, additional financing will be necessary.  The Company expects to raise additional funds through private or public equity investments in order to support existing operations and expand the range and scope of its business operations. The Company will seek access to private or public equity but there is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.  Furthermore, there is no assurance that the net proceeds received from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.  If the Company is unable to raise additional capital or generate positive cash flow, it is unlikely that the Company will be able to continue as a going concern.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Note 3:  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Principles of Consolidation

These consolidated financial statements presented are those of the Company and its wholly-owned subsidiaries, MicroChannel Technologies Corporation, Octillion Technologies Limited, Sungen Energy, Inc. Kinetic Energy Corporation, and New Energy Solar Corporation.  As a result of the spin-off of MicroChannel, on August 22, 2007, the net assets and results of operations of MicroChannel have been reclassified as discontinued operations.  All significant intercompany balances and transactions have been eliminated.

Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Areas where management uses subjective judgment include valuation of equity instruments. Actual results can differ from those estimates and assumptions.

Reclassifications

Certain reclassifications have been made to prior fiscal year amounts or balances to conform to the presentation adopted in the current fiscal year.

Foreign Operations and Foreign Currency Translation

The functional currencies of the Company’s international subsidiaries are the local currency of the country in which the subsidiary is located. Assets and liabilities recorded in foreign currencies are translated at the exchange rate on the balance sheet date.  Translation adjustments resulting from this process are charged or credited to accumulated other comprehensive income.  Revenues and expenses of the Company’s consolidated foreign operations are translated at the average rates of exchange prevailing during the year. Gains and losses on foreign currency transactions are included in foreign exchange gain or loss.

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less.  On occasion, the Company has amounts deposited with financial institutions in excess of federally insured limits.

Research and Development

Research and development costs represent costs incurred to develop the Company’s technologies and are incurred pursuant to the Company’s sponsored research agreements with UIUC, Oakland University and USF, a development agreement with Veryst Engineering LLC, a letter of intent with V2G Enterprises, LLC and a consulting agreement with Sigma Design. These agreements include salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, contract services and other costs. Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

During the years ended August 31, 2009 and 2008, the Company incurred $323,848 and $248,272 on research and development activities.  From inception (May 5, 1998) to August 31, 2009, the Company incurred $760,775 on research and development activities.

Stock-Based Compensation

The Company measures all stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period.  The Company uses the Black-Scholes pricing model to determine the fair value of stock-based compensation awards on the date of grant.  The Black-Scholes pricing model requires management to make assumptions regarding the warrant and option lives, expected volatility, and risk free interest rates. See Note 8. “Warrants” and Note 9. “Stock Options” for additional information on the Company’s stock-based compensation plans.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.

The Company accounts for unrecognized tax benefits in accordance with FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” (FIN 48). See Note 11. “Income Taxes” for further discussion.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash and cash equivalents, accounts payable, and accrued liabilities approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Segment Reporting

The Company’s business is considered as operating in one segment based upon the Company’s organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Comprehensive Income

The Company has adopted the Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income  , which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity (Deficit). Comprehensive income comprises all changes to equity except those resulting from investments by owners and distributions to owners.

Net Income (Loss) Per Share

The computation of basic net income (loss) per common share is based on the weighted average number of shares that were outstanding during the year. The computation of diluted net income (loss) per common share is based on the weighted average number of shares used in the basic net income (loss) per share calculation plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method for shares subject to stock options and warrants.  See Note 4. “Net Income (Loss) Per Share” for further discussion.

All share and per share amounts reflect the 3 for 1 stock split effective September 1, 2006.

Related Party Transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Recently Issued Accounting Standards

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (SFAS 168).  This statement modifies the Generally Accepted Accounting Principles (“GAAP”) hierarchy by establishing only two levels of GAAP, authoritative and nonauthoritative accounting literature. Effective July 2009, the FASB Accounting Standards Codification (“ASC”), also known collectively as the “Codification,” is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the SEC.  Nonauthoritative guidance and literature would include, among other things, FASB Concepts Statements,

American Institute of Certified Public Accountants Issue Papers and Technical Practice Aids and accounting textbooks. The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance.  It is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation.      SFAS 168 is effective for interim and annual periods ending after September 15, 2009.  The Company will adopt SFAS 168, effective September 1, 2009, the beginning of its first quarter ended November 30, 2009.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (SFAS 165), which defines and establishes the period after the balance sheet date during which management of a reporting entity evaluates transactions and events for potential disclosure in the financial statements in addition to disclosing the date through which such events have been evaluated. SFAS 165 is effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009 and is to be applied prospectively. The adoption of SFAS 165 did not have a material impact on the Company’s financial position, consolidated results of operations, or cash flows. In accordance with SFAS 165, the Company has evaluated subsequent events through December 15, 2009, which is the date on which these financial statements were issued.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which establishes a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement 157” (FSP 157-2), which allows for the deferral of the adoption date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company is required to adopt SFAS 157 for the assets and liabilities within the scope of FSP 157-2 on September 1, 2009, the beginning of its fiscal year 2010. The Company does not expect the adoption of SFAS 157 for non-financial assets and liabilities to have a material impact on its consolidated financial statements.  In October 2008, the FASB issued FASB Staff Position No. 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive.  The guidance in FSP 157-3 was effective immediately and did not have a material effect on the Company’s consolidated financial statements.  In April 2009, the FASB issued FASB Staff Position No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP 157-4), which provides additional guidance in determining when observable transaction prices or quoted prices in markets that have become less active require significant adjustments to estimate fair value.  FSP 157-4 supersedes FSP 157-3 and is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The Company adopted FSP 157-4 on June 1, 2009, the beginning of its fourth quarter ended August 31, 2009.  The application of FSP 157-4 did not have a material effect on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP 107-1 and Accounting Principles Board (APB) 28-1 "Interim Disclosures about Fair Value of Financial Instruments".  FSP 107-1 amends SFAS 107 "Disclosures about Fair Value of Financial Instruments" to require an entity to provide disclosures about fair value of financial instruments in interim financial information. FSP 107-1 is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The Company included the required disclosures in this Form 10-K for the year ending August 31, 2009.

In June 2008, the FASB ratified EITF Issue No. 07-5, "Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock" (EITF 07-5).  EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument's contingent exercise and settlement provisions. It also clarifies the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The company will adopt EITF 07-5 on September 1, 2009, the beginning of its fiscal year 2010.  The Company is currently evaluating the potential impact, if any, EITF 07-5 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company must adopt SFAS 160 on September 1, 2009, the beginning of its fiscal year 2010.  The Company does not expect the application of SFAS No. 160 to have a material effect on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (SFAS 141R), which establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company must adopt SFAS 141R on September 1, 2009, the beginning of its fiscal year 2010.  The Company does not expect the application of SFAS 141R to have a material effect on its consolidated financial statements.

Note 4: Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common and dilutive common equivalent shares outstanding during the period.

During the year ended August 31, 2009, stock options and warrants to purchase 5,438,500 shares of common stock with a weighted-average exercise price of $0.97 per share were not included in the diluted earnings per share computation as the effects would have been anti-dilutive.

During the year ended August 31, 2008, the Company recorded a net loss.  Therefore, the issuance of shares of common stock from the exercise of stock options or warrants would be anti-dilutive. Excluded from the computation of diluted net loss per share for the year ended August 31, 2008, because their effect would be anti-dilutive, are stock options and warrants to acquire 5,584,500 shares of common stock with a weighted-average exercise price of $1.32 per share.

As the inclusion of all potentially dilutive stock options and warrants outstanding would have been anti-dilutive during the years ended August 31, 2009 and 2008, basic and diluted net income (loss) per share are the same.

For purposes of earnings per share computations, shares of common stock that are issuable at the end of a reporting period are included as outstanding.

Following is the computation of basic and diluted net income (loss) per share for the years ended August 31, 2009 and 2008:

	Year Ended
	August 31,
	2009	2008

Numerator - net income (loss)	$ 1,961,175	$ (5,721,545)

Denominator - weighted average number
of common shares outstanding -basic and diluted	57,837,460	55,971,786

Basic and diluted net income (loss) per common share	$ 0.03	$ (0.10)

Note 5. SolarWindow™ Technology

Current Research Agreements

USF Sponsored Research Agreement and Option Agreement

On May 20, 2009, the Company, through its wholly-owned subsidiary,  New Energy Solar Corporation (“New Energy Solar”), entered into a research agreement (the “USF Sponsored Research Agreement”) with University of South Florida Board of Trustees (“USF”), for support to the project entitled “Semitransparent Flexible Power Foil (SFPF)” relating to the development of a  prototype flexible semi-transparent organic power foil (1ft by 1ft dimension) for use as an energy-generating window glass in building-integrated photovoltaic products (the “USF Technology”).  Pursuant to Rule 24b-2, the Company submitted a request to the SEC for confidential treatment of certain portions of the USF Sponsored Research Agreement, relating to the payment terms, scope of work under the USF Sponsored Research Agreement. The Company’s request was granted by the SEC on June 11, 2009. Accordingly, the terms of the USF Sponsored Research Agreement have not been disclosed.

On May 20, 2009, the Company, through its wholly-owned subsidiary, New Energy Solar, also entered into an Option Agreement (the “USF Option Agreement”) with the University of South Florida Research Foundation, Inc., a corporation not for profit under Chapter 617 Florida Statutes, and a direct support organization of USF, pursuant to which New Energy Solar has the right to an exclusive option to obtain an exclusive worldwide commercial license under certain patents relating to the USF Technology. Pursuant to Rule 24b-2, the Company submitted a request to the SEC for confidential treatment of certain portions of the USF Option Agreement, relating to the payment terms, scope of work under the USF Option Agreement. The Company’s request was granted by the SEC on June 11, 2009. Accordingly, the terms of the USF Option Agreement have not been disclosed.

Terminated Research Agreements

UIUC Sponsored Research Agreement

On August 25, 2006, through its wholly-owned subsidiary, Sungen Energy, Inc. (“Sungen”), the Company entered into a Sponsored Research Agreement (“UIUC Sponsored Research Agreement”) with the University of Illinois at Urbana-Champaign (“UIUC”) for the development of a new patent-pending technology to integrate films of silicon nanoparticle material on glass substrates, acting as photovoltaic solar cells that have the potential to convert normal home and office glass windows into ones capable of converting solar energy into electricity, with limited loss of transparency and minimal changes in manufacturing infrastructure (the “UIUC Silicon Nanoparticle Energy Technology”). On July 23, 2007, the Company through its wholly owned subsidiary, Sungen, amended its Sponsored Research Agreement with the UIUC.  Pursuant to this amended Sponsored Research Agreement, the Company agreed to provide an additional $203,617 to the previously awarded amount of $219,201 for a total of $422,818, to the University of Illinois in order to accelerate the development of films of silicon nanoparticle material composed of nanosilicon photovoltaic solar cells that have the potential to convert solar radiation to electrical energy.

The UIUC Sponsored Research Agreement expired on August 22, 2008.  As of this date, the Company had advanced a total of $266,709 to the University of Illinois pursuant to the terms of the UIUC Sponsored Research Agreement.  Pursuant to the terms of the UIUC Sponsored Research Agreement, the Company was to advance an additional $156,109 to the University of Illinois, which is included in other accrued liabilities at August 31, 2009.  However, the Company has not made the advance pending determination as to whether funds previously paid to UIUC under the terms of the UIUC Sponsored Research Agreement have been fully expended.  The Company is of the opinion that to the extent these funds were not expended they are refundable to the Company.

During the years ended August 31, 2009 and 2008, the Company recorded $0 and $234,163 as research and development expense pursuant to the UIUC Sponsored Research Agreement. During the period from inception (May 5, 1998) to August 31, 2009, the Company recorded $422,818 as research and development expense pursuant to the UIUC Sponsored Research Agreement.

Oakland Sponsored Research Agreement

On August 18, 2008, the Company entered into a two-year Sponsored Research Agreement (“Oakland Sponsored Research Agreement”) with scientists at Oakland University to further the development of the Company’s photovoltaic technology for generating electricity on transparent glass windows.

Pursuant to the terms of the Oakland Sponsored Research Agreement the Company agreed to advance a total of $348,066 to fund the research and development activities of which $140,519 was payable on or before September 1, 2008, $127,547 was payable on or before October 1, 2009 and $80,000 was payable on demand during the contract period for reimbursement of materials provided by Oakland University.  In February 2009, the Company, in order to preserve its working capital, decided that it was in its best interest not to proceed forward with the Oakland Sponsored Research Agreement and exercised its right pursuant to Section 9.3 of the Oakland Sponsored Research Agreement, and provided written notice to Oakland University to terminate the Oakland Sponsored Research Agreement. As of the termination date of the Oakland Sponsored Research Agreement, $20,220 of the $140,519 initially advanced to Oakland University had been expended and is included in research and development expense for the year ended August 31, 2009.  The remaining $120,299 was refunded to the Company in April 2009.

Note 6. MotionPower™ Technology

Veryst Agreement

On November 4, 2008, the Company, through its wholly-owned subsidiary, KEC, entered into an agreement with Veryst Engineering LLC (the “Veryst Agreement”) relating to the development of a car and truck energy harvester.  The Veryst Agreement continues until terminated by either Veryst Engineering LLC or KEC.  Pursuant to Rule 24b-2 the Company submitted a request for confidential treatment of certain portions of the Veryst Agreement, relating to the payment terms, scope of work and the milestone terms of the license agreement under the Veryst Agreement. The Company’s request was granted on November 25, 2008.

Sigma Design Agreement

On May 1, 2009, KEC entered into a consulting agreement with Sigma Design Company (the “Sigma Design Agreement”) whereby Sigma Design provides ongoing engineering and product development services relating to the development of technologies for generating electricity from the motion of cars and trucks.  The Sigma Agreement may be terminated by either Sigma Design or KEC upon 30 days written notice to the other party.  During the year ended August 31, 2009 the Company recorded $69,169 as research and development expense and $12,500 as deferred research and development costs pursuant to the Sigma Design Agreement.

Note 7. Capital Stock

Preferred Stock

At August 31, 2009 there were 1,000,000 shares of preferred stock (par value $0.10 per share) authorized, of which no shares were issued and outstanding.  The Board of Directors has the authority to issue such stock in one or more series, to fix the number of shares and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Nevada and the Articles of Incorporation.

Common Stock

On February 12, 2008, the Company consummated the sale of an aggregate of 3,675,000 shares of its common stock and Class F Callable Warrants to purchase up to an additional 3,675,000 shares of the Company’s common stock for aggregate gross proceeds of $3,675,000 pursuant to the terms of a Securities Purchase Agreement dated February 8, 2008 with certain institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Investors”).  The Class F Callable Warrants are exercisable for a period of three years from the date of issuance at an initial exercise price of $1.25 per share.

The number of shares issuable upon exercise of the Class F Callable Warrants and the exercise price of the Class F Callable Warrants are adjustable in the event of stock splits, combinations and reclassifications, but not in the event of the issuance by the Company of additional securities, unless such issuance is at a price per share which is less than the then applicable exercise price of the Class F Callable Warrants (“Dilutive Issuance”), in which event then the exercise price shall be reduced and only reduced to equal the lower issuance price and the number of shares issuable upon exercise thereof shall be increased such that the aggregate exercise price payable thereunder, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.  The potential adjustment to the Class F Callable Warrants exercise price and number of underlying shares of common stock results in a settlement amount that does not equal the difference between the fair value of a fixed number of the Company’s common stock and a fixed exercise price.  Accordingly, the Class F Callable Warrants are not considered indexed to the Company’s own stock and need to be accounted for as a derivative, effective September 1, 2009, the beginning of the Company’s fiscal year 2010.  As of August 31, 2009 the Company has not sold any shares of common stock or common stock equivalents that would result in an adjustment to the exercise price or number of shares of common stock underlying the Class F Callable Warrants.

The Class F Callable Warrants are callable by the Company, at a repurchase price of $0.001 per warrant, subject to certain conditions, after the earlier to occur of (i) the expiration of the then applicable hold periods for a cashless exercise under Rule 144 as promulgated pursuant to the Securities Act of 1933, as amended or (ii) the date the registration statement filed pursuant to the Registration Rights Agreement is declared effective by the SEC, which was declared effective by the SEC on March 21, 2008, if New Energy Technology, Inc.’s common stock, the volume weighted average price for each of 5 consecutive Trading Days exceeds $1.75.

Pursuant to the Securities Purchase Agreement and the Registration Rights Agreement, the Company and the Investors have made other covenants and representations and warranties regarding matters that are customarily included in financings of this nature.

The Company engaged an agent (the “Agent”) to help in the fund raising efforts of the Securities Purchase Agreement.  The Agent was paid a total cash fee of 7% ($257,250) of the aggregate gross proceeds and Class F Callable Warrants to purchase 514,500 shares of the Company’s common stock valued at $642,980 and representing 7% of the total number of shares purchased by the Investors. In addition, the Agent was reimbursed $6,045 for expenses incurred on behalf of the Company.

At the time of grant, the fair value of the 4,189,500 Class F Callable warrants was $5,236,875, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 159.33%, risk-free interest rates of 4.76%, and expected lives of 3 years.  The proceeds received pursuant to the Securities Purchase Agreement allocated to the warrants were $2,337,885.

Note 8.  Warrants

As of August 31, 2009, the following warrants were outstanding and exercisable:

(a)   100,000 Class E Warrants which entitle the holders to purchase 100,000 shares of the Company’s common stock at $0.60 per share, expiring on April 23, 2010.

(b)  3,188,500 Class F Callable Warrants which entitle the holders to purchase 3,188,500 shares of the Company’s common stock   at $1.25 per share, expiring on February 12, 2011.  Refer to Note 7. Capital Stock “Common Stock” for additional disclosures regarding the terms and conditions related to the Class F Callable Warrants.

During the year ended August 31, 2009, 20,000 Class E warrants and 826,000 Class F Callable warrants were exercised for aggregate proceeds of $1,044,500.

Note 9. Stock Options

On October 10, 2006, the Board of Directors (the “Board”) of the Company adopted and approved the 2006 Incentive Stock Option Plan (the “2006 Stock Plan”) that provides for the grant of stock options to employees, directors, officers and consultants. The 2006 Plan provides for the granting of stock options to purchase a maximum of 15,000,000 shares of the Company’s common stock.  Stock options granted to employees under the Company’s

2006 Plan generally vest over two to five years or as otherwise determined by the plan administrator. Stock options to purchase shares of the Company’s common stock expire no later than ten years after the date of grant.

The per share exercise price for each stock option is determined by the Board and may not be below fair market value on the date of grant.  The fair market value of the Company’s common stock is the closing price of the common stock as listed on the OTCBB on the date of grant or, if the Company’s common stock is not traded on the date of grant, the first day of active trading following the date of grant.

The Company measures all stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period.  The grant date fair value of stock options is based on the price of a share of the Company’s common stock on the date of grant.  In determining grant date fair value of stock options, the Company uses the Black-Scholes option pricing model which requires management to make assumptions regarding the option lives, expected volatility, and risk free interest rates all of which impact the fair value of the option and, ultimately, the expense that will be recognized over the life of the option.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for a bond with a similar term.  The Company does not anticipate declaring dividends in the foreseeable future.  Volatility is calculated based on the historical weekly closing stock prices for the same period as the expected life of the option.  The Company uses the “simplified” method for determining the expected term of its “plain vanilla” stock options.  The Company recognizes compensation expense for only the portion of stock options that are expected to vest.  Therefore, the Company applies an estimated forfeiture rate that is derived from historical employee termination data and adjusted for expected future employee turnover rates.  To date, the Company has experienced minimal forfeitures, which did not impact the fair value of the stock option grants.  If the actual number of forfeitures differs from those estimated by the Company, additional adjustments to compensation expense may be required in future periods.

Stock Option Grants

In September 2007, the Company appointed Mr. Nicholas Cucinelli to the positions of President and Chief Executive Officer.  Pursuant to an Employment Agreement between the Company and Mr. Cucinelli, the Company granted Mr. Cucinelli a stock option to purchase up to 1,500,000 shares of the Company’s common stock at an exercise price of $4.21, subject to certain vesting provisions.  On February 15, 2008, the Company cancelled the stock option granted to Mr. Cucinelli in September 2007 for 1,500,000 stock options and simultaneously entered into a 10 year stock option agreement with Mr. Cucinelli for the purchase of 1,250,000 shares of the Company’s common stock at an exercise price of $1.66 per share, subject to certain vesting provisions. The cancellation and re-issuance was accounted for as a modification of the originally issued stock option, resulting in a total adjusted fair value of $6,895,000 which was being recognized over the requisite service period.

On October 15, 2008, Mr. Cucinelli resigned from the positions of President and Chief Executive Officer of the Company.  As a result, the stock option granted to Mr. Cucinelli on February 15, 2008 to purchase 1,250,000 shares of common stock were all forfeited pursuant to the terms of an Employment Termination Agreement dated October 15, 2008 between the Company and Mr. Cucinelli.  Pursuant to Mr. Cucinelli’s resignation, stock option compensation expense of $3,573,778 recorded in fiscal year 2008 for Mr. Cucinelli’s stock option was reversed during the quarter ended November 30, 2008 and is included in wages and benefits for the year ended August 31, 2009.

On March 10, 2008, the Company granted a stock option to each of two of its directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of the Company’s common stock at an exercise price of $1.66 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on February 8, 2009, and annually thereafter. The stock options are further subject to the terms and conditions of a stock option agreement between each director and the Company.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be a director of the Company.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.  The fair value of the aggregate 100,000 stock options granted was estimated at $1.23 each, for a total of $123,000, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 164.88%, risk-free interest rates of 2.37%, and expected lives of 5 years.  During the years ended August 31, 2009 and 2008, the Company recorded $22,277 and $26,525 as stock compensation expense related to these stock options, which is included in professional fees.

On September 9, 2008, Mr. Gladwin resigned from the Company’s Board of Directors.  As a result, the stock option granted to Mr. Gladwin on March 10, 2008 to purchase 50,000 shares of common stock was all forfeited upon his resignation.  Pursuant to Mr. Gladwin’s resignation, stock option compensation expense of $13,262 recorded in fiscal year 2008 for Mr. Gladwin’s stock option was reversed during the quarter ended November 30, 2008 and is included in professional fees for the year ended August 31, 2009.

On September 9, 2008, the Company granted a stock option to each of two of its directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of the Company’s common stock at an exercise price of $0.85 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on September 9, 2009, and annually thereafter. The stock options are further subject to the terms and conditions of a stock option agreement between each director and the Company.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be a director of the Company.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.  The fair value of the aggregate 100,000 stock options granted was estimated at $0.77 each, for a total of $77,000, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 126.74%, risk-free interest rate of 3.21%, and expected lives of 6.5 years.  During the year ended August 31, 2009 the Company recorded $35,163 as stock compensation expense related to these stock options, which is included in professional fees.

On September 12, 2008, the Company granted a stock option to the then consultant Chief Financial Officer of the Company, Mr. Fabio to purchase, subject to applicable vesting provisions, 50,000 shares of the Company’s common stock at an exercise price of $0.78 per share. The fair value of the 50,000 stock options was $35,500 on the date of grant, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 126.74%, risk-free interest rate of 3.32%, and expected life of 6.5 years.  Under the terms of the stock option agreement, the stock option granted to Mr. Fabio to purchase 50,000 shares of common stock was all forfeited upon his resignation on January 9, 2009.  Accordingly, stock option compensation expense of

$4,053 recorded during the quarter ended November 30, 2008 for Mr. Fabio’s stock option was reversed during the quarter ended February 28, 2009 with a net $0 impact to the consolidated statement of operations for the year ended August 31, 2009.

Upon Mr. Cucinelli’s resignation, on October 15, 2008, the Company simultaneously appointed Mr. Meetesh V. Patel as the President, Chief Executive Officer and Director of the Company.  Mr. Patel was appointed to Chief Financial Officer on January 9, 2009.  Pursuant to an Employment Agreement dated June 24, 2009 with Mr. Patel, the Board approved an annual salary of $150,000 and the grant of a stock option to purchase up to 2,000,000 shares of the Company’s common stock, subject to certain vesting requirements, at an exercise price of $0.52 per share, the fair market value of the Company’s common stock on the date of grant.  The fair value of the 2,000,000 stock options granted was estimated at $0.49 each, for a total of $980,000, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 147.10%, risk-free interest rate of 3.39%, and expected life of 6.25 years.  During the year ended August 31, 2009, the Company recorded stock compensation of $121,819 related to the amortization of the stock option granted to Mr. Patel, which is included in wages and benefits.

A summary of the Company’s stock option activity for the year ended August 31, 2009 and related information follows:

			Weighted Average
			Remaining	Aggregate
		Weighted Average	Contractual	Intrinsic
	Number of Options	Exercise Price	Term	Value

Outstanding at August 31, 2008	1,350,000	$ 1.66
Granted	2,150,000	0.54
Forfeited due to resignation	(1,350,000)	1.63
Outstanding at August 31, 2009	2,150,000	$ 0.56	9.75 years	$ -

Exercisable at August 31, 2009	10,000	$ 1.66	8.53 years	$ -

Available for grant at August 31, 2009	12,850,000

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all “in-the-money” options (i.e. the difference between the Company’s closing stock price on the last trading day of its fourth quarter of 2009 and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all option holders exercised their options on August 31, 2009. The intrinsic value changes based on the fair market value of the Company’s common stock.

As of August 31, 2009, the Company had $925,978 of total unrecognized compensation cost related to unvested stock options which is expected to be recognized over a period of 4.0 years.

The following table summarizes information about stock options outstanding and exercisable at August 31, 2009:

		Stock Options Outstanding			Stock Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
	Number of	Remaining	Average	Number of	Remaining	Average
	Options	Contractual	Exercise	Options	Contractual	Exercise
Exercise Prices	Outstanding	Life (Years)	Price	Exercisable	Life (Years)	Price

$0.52	2,000,000	9.82	$0.52	—	—	$—
0.85	100,000	9.03	0.85	—	—	—
1.66	50,000	8.53	1.66	10,000	8.53	1.66
$0.52 – $ 1.66	2,150,000	9.75	$0.56	10,000	8.53	$1.66

The Company does not repurchase shares to fulfill the requirements of options that are exercised. Further, the Company issues new shares when options are exercised.

Note 10.  Related Party Transactions

Wages and benefits

On October 15, 2008, Mr. Nicholas Cucinelli resigned as President and Chief Executive Officer of the Company.  As a result, the stock option granted him on February 15, 2008 to purchase 1,250,000 shares of common stock was forfeited pursuant to the terms of an Employment Termination Agreement between the Company and Mr. Cucinelli.  As a result of Mr. Cucinelli’s resignation, stock option compensation expense of $3,573,778 recorded in fiscal year 2008 for Mr. Cucinelli’s stock option was reversed during the quarter ended November 30, 2008 and is included in wages and benefits for the year ended August 31, 2009.  Pursuant to the terms of Mr. Cucinelli’s Employment Termination Agreement, he also received $50,000 severance, which is included in wages and benefits for the year ended August 31, 2009.

Upon Mr. Cucinelli’s resignation, on October 15, 2008, the Company simultaneously appointed Mr. Meetesh V. Patel as the President, Chief Executive Officer and Director of the Company.  Mr. Patel was appointed to Chief Financial Officer on January 9, 2009.  Pursuant to an Employment Agreement dated June 24, 2009 with Mr. Patel, the Board approved an annual salary of $150,000 and the grant of a stock option to purchase up to 2,000,000 shares of the Company’s common stock, subject to certain vesting requirements, at an exercise price of $0.52 per share, the fair market value of the Company’s common stock on the date of grant.  The fair value of the 2,000,000 stock options granted was estimated at $0.49 each, for a total of $980,000, using the Black-Scholes Option Pricing Model with the following weighted average assumptions: dividend yield of 0%, expected volatility of 147.10%, risk-free interest rate of 3.39%, and expected life of 6.25 years.  During the year ended August 31, 2009, the Company recorded stock compensation of $121,819 related to the amortization of the stock option granted to Mr. Patel.

During the years ended August 31, 2009 and 2008, the Company incurred $77,154 and $118,534 in cash wages and benefits expense for services rendered by Mr. Cucinelli.

During the year ended August 31, 2009, the Company incurred $162,638 in cash wages and benefits expense for services rendered by Mr. Patel.

Management fees – related party

During the year ended August 31, 2009, the Company incurred $4,472 for services rendered by Mr. Frank Fabio, the former consultant Chief Financial Officer (the “CFO) of the Company.  Mr. Fabio resigned as CFO, effective January 9, 2009.

On September 12, 2008, the Company granted a stock option to the then CFO of the Company to purchase, subject to applicable vesting provisions, 50,000 shares of the Company’s common stock at an exercise price of $0.78 per share. The fair value of the 50,000 stock options was $35,500 on the date of grant.  Under the terms of the stock option agreement, the stock option granted to Mr. Fabio to purchase 50,000 shares of common stock was all forfeited upon his resignation.  Accordingly, stock option compensation expense of $4,053 recorded during the quarter ended November 30, 2008 for Mr. Fabio’s stock option was reversed during the quarter ended February 28, 2009 with a net $0 impact to the consolidated statement of operations for the year ended August 31, 2009.

Professional fees

During the years ended August 31, 2009 and 2008, the Company incurred total cash and equity compensation of $75,911 and $41,525 for services rendered by non-employee directors of the Company, which is included in professional fees.

Non-employee Board members receive $2,500 per quarter for services rendered in the capacity of a Board member.  During the years ended August 31, 2009 and 2008, the Company incurred $31,733 and $15,000 for services rendered by non-employee directors of the Company.

During the years ended August 31, 2009 and 2008, the Company recorded stock compensation of $44,178 and $26,525 for stock options that were previously granted and vest over time.

On March 10, 2008, the Company granted a stock option to each of two of its directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of the Company’s common stock at an exercise price of $1.66 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on February 8, 2009 and annually thereafter. The stock options are further subject to the terms and conditions of a stock option agreement between each director and the Company.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be a director of the Company.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.  The fair value of the aggregate 100,000 stock options granted was $123,000.  During the years ended August 31, 2009 and 2008, the Company recorded $22,277 and $26,525 as stock compensation expense related to these stock options.

On September 9, 2008, the Company granted a stock option to each of two of its directors permitting each to purchase, subject to applicable vesting provisions, 50,000 shares of the Company’s common stock at an exercise price of $0.85 per share. Each stock option vests in five equal annual installments of 10,000 options each, commencing on September 9, 2009, and annually thereafter. The stock options are further subject to the terms and conditions of a stock option agreement between each director and the Company.  Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be a director of the Company.  Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.  The fair value of the aggregate 100,000 stock options granted was estimated at $0.77 each, for a total of $77,000.  During the year ended August 31, 2009 the Company recorded $35,163 as stock compensation expense related to these stock options.

Stock compensation recorded during the year ended August 31, 2009 includes the reversal of stock compensation expense of $13,262 recorded in fiscal year 2008 for Mr. Gladwin’s stock option.  On September 9, 2008, Mr. Gladwin resigned from the Company’s Board of Directors.  Upon Mr. Gladwin’s resignation, the stock option granted to him on March 10, 2008 to purchase 50,000 shares of common stock was forfeited.

During the years ended August 31, 2009 and 2008, the law firm of Sierchio Greco & Greco, LLP (“SG&G LLP”), the Company’s corporate and securities legal counsel, provided $102,460 and $122,464 of legal services to the Company. Joseph Sierchio, a non-employee director of the Company, is a principal of SG&G LLP.  At August 31, 2009, the Company owed SG&G LLP $31,473 which is included in accounts payable.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

Note 11. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets at August 31, 2009 and 2008 are as follows:

	Year Ended
	August 31,
	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$864,813	$484,625
Capitalized research and development	209,575	165,578
Stock based compensation	65,457	1,224,103
Accrued research and development fees	53,077	53,077
Research and development credit carry forward	37,808	24,125
Total deferred tax assets	1,230,730	1,951,508
Less: valuation allowance	(1,230,730)	(1,951,508)
Net deferred tax asset	$—	$—

The net decrease in the valuation allowance for deferred tax assets was $720,778 for the year ended August 31, 2009.  The net increase in the valuation allowance for deferred tax assets was $1,570,831 for the year ended August 31, 2008.  The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at August 31, 2009 available to offset future federal taxable income, if any, of $2,483,864, which will begin to expire during the year ended August 31, 2020.  The Company also had Canadian net operating loss carry forwards at August 31, 2009 available to offset future Canadian taxable income, if any, of $59,704, which will begin to expire during the year ended August 31, 2028.  Accordingly, there is no current tax expense for the years ended August 31, 2009 and 2008.  In addition, the Company has research and development tax credit carry forwards of $37,808 at August 31, 2009, which are available to offset federal income taxes and begin to expire during the year ended August 31, 2026.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended August 31, 2009 and 2008.

The following is a reconciliation between expected income tax (benefit) expense and actual, using the applicable statutory income tax rate of 34% for the years ended August 31, 2009 and 2008:

	Year Ended
	August 31,
	2009	2008

Income tax (benefit) expense at statutory rate	$(666,800)	$1,945,326
Non-deductible fund raising costs	(17,440)	(377,230)
Non-deductible meals and entertainment	(2,445)	(7,096)
Research and development credit	13,683	9,831
Other	(47,776)	-
Change in valuation allowance	720,778	(1,570,831)
	$-	$-

The fiscal years 2006 through 2009 remain open to examination by federal authorities and other jurisdictions in which the Company operates.

 Note 12: Subsequent Events

The Company has evaluated subsequent events through December 15, 2009, which is the date on which these consolidated financial statements were issued.  There have not been any events subsequent to August 31, 2009, other than the agreements with Veryst Engineering and the sublease agreement, as disclosed in the following paragraphs, that would require additional disclosure in the consolidated financial statements or that would have a material impact on the Company’s consolidated financial position, results of operations, or cash flows for the years ended August 31, 2009 and 2008 and the cumulative period since inception (May 5, 1998) to August 31, 2009.

On September 9, 2009, the Company entered into an agreement with Veryst Engineering, LLC (“Veryst”) in which Veryst will perform ongoing testing of the Company’s vehicle energy harvester and advance its prototyping.  The total cost for such services under this agreement is $44,350.

Additionally, on September 9, 2009, the Company entered into an agreement with Veryst, whereby Veryst will initiate development of a commercial scale truck energy harvester.  The total cost for such services under this agreement is $178,500.

The Company’s corporate office is located at 3905 National Drive, Suite 110, Burtonsville, Maryland 20866. Currently, the offices are being provided to the Company on a rent free basis by MVP Law Group, P.A., of which the Company’s Chief Executive Officer and President is a founder and managing attorney. The Company entered into a one year sublease agreement with MVP Law Group, P.A., effective December 1, 2009, with respect to this office space. The Company will pay MVP Law Group, P.A. $900 per month for this office space.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

Securities and exchange commission filing fee	$2,806
Accounting fees and expenses	10,000
Legal fees and expenses	30,000
Transfer agent and fees	500
Printing and mailing expenses	500
Miscellaneous offering expenses	6,194
Total	$50,000

     No portion of the expenses associated with this offering will be borne by the selling stockholders.

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

             Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

            To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

             Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

            Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

            Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

            Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

            Our Bylaws also contain broad indemnification provisions.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

            There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

            On April 23, 2007, we completed a private placement of 1,000,000 units at a price of $0.50 each to six individuals all of whom reside in British Columbia, Canada. Each unit consisted of one share of our common stock, one Class C Non-redeemable warrant to purchase a share of common stock at $0.50 per share for a period of 18 months from the date of issuance, one Class D Non-redeemable warrant to purchase a share of common stock at $0.56 per share for a period of 24 months from the date of issuance and once Class E Non-redeemable warrant to purchase a share of common stock at $0.60 per share for a period of 36 months from the date of issuance. We believe that these sales were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation S as promulgated thereunder.

            On February 12, 2008 we consummated the sale an aggregate of 3,675,000 shares of our common stock and Series F Callable Warrants to purchase up to an additional 3,675,000 shares of our common stock at a purchase price of $1.00 per unit for an aggregate purchase price of $3,675,000 pursuant to the terms of a Securities Purchase Agreement dated February 8, 2008 with certain institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Class F Callable Warrants have an exercise price of $1.25 per share and expire on February 12, 2011.

            The offer and sale of the securities was made to a limited number of institutional and other accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(2) under the Securities Act and Regulation D promulgated thereunder. There was no general solicitation or advertising with respect to the private placement and each of the purchasers provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities.

Exhibit No.     Description of Exhibit

3.1       Articles of Incorporation, as amended.(1)

 3.2      Certificate of Amendment to the Articles of Incorporation changing name to New Energy Technologies, Inc. (1)

 3.3      By Laws. (1)

 4.1      Form of Subscription Agreement.(2)

 4.2      Securities Purchase Agreement dated February 8, 2008. (2)

 5.1      Opinion of Sierchio & Company LLP regarding the legality of the securities being registered (Selling Stockholders).(2)

10.1     Employment Termination Agreement with Mr. Cucinelli. (2)

10.2     Employment Agreement with Mr. Patel. (2)

10.3     Redacted USF Sponsored Research Agreement. (2)

10.4     Redacted USF Option Agreement. (2)

10.5     Redacted Veryst Agreement. (2)

10.6     Redacted Sigma Design Agreement. (2)

10.7     Form of Stock Option Agreement dated as of December 16, 2009 between Meetesh Patel and New Energy Technologies, Inc. (2)

10.8     Amended Form of Stock Option Agreement dated as of December 15, 2009 between New Energy Technologies, Inc. and its non-employee directors, correcting the grant date.(1)

10.9     Amended Form of Stock Option Agreement dated as of December 15, 2009 between New Energy  Technologies, Inc. and its non-employee directors, correcting the grant date. (1)

10.10   Amendment to the Employment Agreement with Meetesh Patel. (3)

10.11   Stock Option Agreement dated as of April 6, 2010 between Meetesh Patel and New Energy Technologies, Inc.(3)

21.1     Schedule of Subsidiaries.(2)

23.1     Consent of Sierchio & Company LLP (included in Exhibit 5.1 hereto).(2)

23.2     Consent of Peterson Sullivan LLP.(3)

24.1     Power of Attorney. (2)

       __________________________________________________________

(1)           Incorporated by reference to the Company’s Report on Form 10-Q for the quarterly period ended February 28, 2010 filed with the Commission on April 16, 2010

(2)           Previously filed.

(3)           Filed herewith.

ITEM 17. UNDERTAKINGS

                        The undersigned registrant hereby undertakes:

                (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) For purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                (5)        That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

             In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing of this Pre-effective Amendment No. 4 to Form S-1 and authorized this Pre-effective Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 29, 2010.

New Energy Technologies, Inc.

By: /s/Meetesh V. Patel

 Name:             Meetesh V. Patel

 Title:   Chief Executive Officer and President, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/Meetesh V. Patel                                                  Dated: April 29, 2010

Name: Meetesh V. Patel

Title: Chief Executive Officer and President,

Chief Financial Officer, Principal Executive Officer,

Principal Financial Officer and Principal Accounting Officer

Alastair Livesey, Director

By: /s/Meetesh V. Patel                                           Dated: April 29, 2010

Meetesh V. Patel, Attorney in Fact

Jatinder S. Bhogal, Director

By: /s/Meetesh V. Patel                                           Dated: April 29,2010

Meetesh V. Patel, Attorney in Fact

Joseph Sierchio, Director

By: /s/Meetesh V. Patel                                           Dated: April 29, 2010

Meetesh V. Patel, Attorney in Fact

U.S. SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

  --------------------

 FORM S-1/A

Pre Effective Amendment No. 4

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 --------------------

 New Energy Technologies, Inc.

 (Name of Small Business Issuer in Its Charter)

INDEX TO EXHIBITS

3.1       Articles of Incorporation, as amended.(1)

 3.2      Certificate of Amendment to the Articles of Incorporation changing name to New Energy Technologies, Inc. (1)

 3.3      By Laws. (1)

 4.1      Form of Subscription Agreement.(2)

 4.2      Securities Purchase Agreement dated February 8, 2008. (2)

 5.1      Opinion of Sierchio & Company LLP regarding the legality of the securities being registered (Selling Stockholders).(2)

10.1     Employment Termination Agreement with Mr. Cucinelli. (2)

10.2     Employment Agreement with Mr. Patel. (2)

10.3     Redacted USF Sponsored Research Agreement. (2)

10.4     Redacted USF Option Agreement. (2)

10.5     Redacted Veryst Agreement. (2)

10.6     Redacted Sigma Design Agreement. (2)

10.7     Form of Stock Option Agreement dated as of December 16, 2009 between Meetesh Patel and  New Energy Technologies, Inc. (2)

10.8     Amended Form of Stock Option Agreement dated as of December 15, 2009 between New Energy Technologies, Inc. and its non-employee directors, correcting the grant date.(1)

10.9     Amended Form of Stock Option Agreement dated as of December 15, 2009 between New Energy Technologies, Inc. and its non-employee directors, correcting the grant date. (1)

10.10   Amendment to the Employment Agreement with Meetesh Patel. (3)

10.11   Stock Option Agreement dated as of April 6, 2010 between Meetesh Patel and New Energy Technologies, Inc.(3)

1

21.1     Schedule of Subsidiaries.(2)

23.1     Consent of Sierchio & Company LLP (included in Exhibit 5.1 hereto).(2)

23.2     Consent of Peterson Sullivan LLP.(3)

24.1     Power of Attorney. (2)

       __________________________________________________________

(1)           Incorporated by reference to the Company’s Report on Form 10-Q for the quarterly period ended February 28,  2010 filed with the Commission on April 16, 2010

(2)           Previously filed.

(3)           Filed herewith.

2